As filed with the Securities and Exchange Commission on April 1, 2008
Registration No.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

OSI PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation organization)	13-3159796 (I.R.S. Employer Identification No.)
41 Pinelawn Road, Melville, New York 11747, (631) 962-2000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael G. Atieh
Executive Vice President, Chief Financial Officer and Treasurer
OSI Pharmaceuticals, Inc.
41 Pinelawn Road, Melville, New York 11747, (631) 962-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:
Katayun I. Jaffari, Esquire
Saul Ewing LLP
Centre Square West, 1500 Market Street, 38th Floor, Philadelphia, Pennsylvania 19102-2186, (215) 972-7161
     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

	Amount to be		Proposed Maximum	Proposed Maximum		Amount of
Title of Securities to be Registered	Registered		Offering Price Per Note	Aggregate Offering Price		Registration Fee
3% Convertible Senior Subordinated Notes due 2038	$200,000,000	(1)	100%	$200,000,000	(1)(2)	$7,860	(3)
Common Stock, $.01 par value per share	4,470,273	(4)	(5)	(5)		$0	(5)

(1)	Represents the aggregate principal amount of the notes that were originally issued by the Registrant in January 2008.

(2)	Equals the aggregate principal amount of notes being registered. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act.

(3)	Represents the Proposed Maximum Offering Price multiplied by $.00003930.

(4)	This number represents the number of shares of common stock that are initially issuable upon conversion of the 3% Convertible Senior Subordinated Notes due 2038 registered hereby. For purposes of estimating the number of shares of common stock to be included upon conversion of the notes, we calculated the number of shares issuable upon conversion of the notes based on a daily conversion rate not to exceed 22.3513 shares of common stock per $1,000 principal amount of notes, subject to adjustment in certain circumstances. In addition to the shares set forth in the table, pursuant to Rule 416 under the Securities Act, the amount to be registered includes an indeterminate number of shares of common stock issuable upon conversion of the notes, as this amount may be adjusted as a result of stock splits, stock dividends or similar transactions.

(5)	No separate compensation will be received for the shares of common stock issuable upon conversion of the notes, and therefore, no registration fee is required pursuant to Rule 457(i) of the Securities Act.

PROSPECTUS
$200,000,000
OSI PHARMACEUTICALS, INC.
3% Convertible Senior Subordinated Notes due 2038
and 4,470,273 Shares of Common Stock
Issuable Upon Conversion of the Notes
     In January 2008, we issued and sold $200,000,000 aggregate principal amount of our 3% Convertible Senior Subordinated Notes due 2038 in a private placement. This prospectus will be used by selling securityholders to resell the notes and the common stock issuable upon conversion of the notes.
     The notes are convertible until the close of business on the business day immediately preceding the maturity date, in multiples of $1,000 in principal amount, at the option of the holder only under the following circumstances: (1) during any fiscal quarter, and only during such fiscal quarter, if the closing sale price of our common stock for at least 20 trading days in the 30 consecutive trading days ending on the last trading day of the immediately preceding fiscal quarter is more than 130% of the base conversion price per share; (2) during the five business day period after any period of five consecutive trading days in which the trading price per $1,000 principal amount of the notes for each trading day of that period was less than 97% of the product of the closing sale price of our common stock on such day and the applicable daily conversion rate for such day; (3) if we call the notes for redemption, at any time prior to the close of business on the business day prior to the redemption date; (4) if specified distributions to holders of our common stock are made; (5) if a fundamental change occurs; or (6) beginning on December 15, 2037 and ending at the close of business on the business day immediately preceding the maturity date.
     If, at the time of conversion, the daily volume-weighted average price per share for a 20 trading day period, or VWAP, of common stock is less than or equal to approximately $73.82 per share, which is referred to as the base conversion price, the notes will be convertible into 13.5463 shares of our common stock per $1,000 principal amount of notes, which is referred to as the base conversion rate, subject to adjustment upon the occurrence of certain events. If, at the time of conversion, the VWAP of our common stock exceeds the base conversion price of $73.82 per share, the conversion rate will be determined pursuant to a formula resulting in the holders’ receipt of up to a maximum of 20.9968 shares of our common stock per $1,000 principal amount of notes, subject to adjustment upon the occurrence of certain events. From and after January 15, 2013, the conversion rate for the notes will be fixed. Upon conversion, a holder will receive, with respect to each note surrendered for conversion, a number of shares of our common stock determined in the manner set forth in this prospectus, subject to our right to deliver cash in lieu of all or a portion of such shares.
     A holder will receive in respect of each $1,000 principal amount of the notes converted, a number of shares of our common stock equal to the sum of the “daily share amounts” for each of the 20 consecutive trading days in the applicable conversion reference period. With respect to trading days prior to January 15, 2013, the daily share amount for a given trading day in the applicable conversion reference period is an amount equal to the fraction of (i) the VWAP for such trading day multiplied by the “applicable daily conversion rate,” divided by (ii) the VWAP on such trading day multiplied by 20. If the VWAP is less than or equal to the base conversion price then the applicable daily conversion rate is equal to the base conversion rate. If the VWAP is greater than the base conversion price, the applicable daily conversion rate is equal to the sum of the base conversion rate plus the product of: (i) 55% of the base conversion rate, multiplied by (ii) a fraction equal to the VWAP less the base conversion price, divided by the VWAP for the pertinent trading day. We have the right to deliver cash in lieu of all or a portion of such shares, subject to certain limitations. If a fundamental change transaction occurs before January 15, 2013, and a holder elects to convert notes in connection with the transaction, we may be required to pay a “make whole premium” by delivering additional shares of stock (or cash in lieu of such shares) based on an increase in the applicable base conversion rate for the notes determined by the effective date of the fundamental change and the stock price paid per share in such transaction. Notwithstanding the foregoing, in no event will the conversion rate under the notes exceed 22.3513 shares of our common stock per $1,000 principal amount of the notes, subject to certain proportional adjustments applicable to the base conversion rate.
     We are obligated to pay contingent interest to holders of the notes during any six-month period from January 15 to July 14 and from July 15 to January 14, commencing after January 14, 2013, if the average market price of the notes for a five trading day measurement period preceding the applicable six-month period equals 120% or more of the principal amount of the notes. The contingent interest payable per note within any six-month period will be based on an annual rate of 0.25% of the average market price of a note for the five trading day measuring period and will be payable on the regular interest payment date immediately following the relevant six-month period.
     On or after January 15, 2013, we may from time to time at our option redeem the notes, in whole or in part, for cash, at a redemption price equal to 100% of the principal amount of the notes we redeem, plus any accrued and unpaid interest, if any, including contingent interest, if any, to, but excluding, the date of redemption.
     On January 15, 2013, 2018, 2023, 2028 and 2033, holders have the right to require us to purchase for cash all or a portion of their notes at a price of 100% of the principal amount thereof, plus accrued and unpaid interest, if any, including contingent interest, if any, to, but excluding, the date of purchase. In addition, if we experience a fundamental change, holders may require us to purchase for cash all or a portion of their notes at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, including contingent interest, if any, to, but excluding, the date of such purchase.
     The notes are unsecured obligations and are subordinated to all of our existing and future senior indebtedness. The notes rank equally with all of our existing and future senior subordinated indebtedness, and are effectively subordinated to all of our existing and future secured indebtedness to the extent of the security therefor. The notes are not guaranteed by any of our subsidiaries, and accordingly the notes are effectively subordinated to the indebtedness and other liabilities of our subsidiaries, including trade payables.
     The notes originally issued in the private placement are eligible for trading on The PORTAL® Market of the Financial Industry Regulatory Authority. However, notes resold pursuant to this prospectus are not eligible for trading on the PORTAL® Market. The notes are not currently listed nor do we intend to list the notes on any national securities exchange. Our common stock is listed on the NASDAQ Global Select Market under the symbol “OSIP.”
     Investing in the notes involves risks that are described in the “Risk Factors” section beginning on page 7 of this prospectus.
     We will not receive any of the proceeds from the sale of the notes or the shares of common stock issuable upon conversion of the notes by any of the selling securityholders. The notes and the shares of common stock issuable upon conversion of the notes may be offered in negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices. The timing and amount of any sale are within the sole discretion of the selling securityholders. In addition, the shares of common stock issuable upon conversion of the notes may be offered from time to time through ordinary brokerage transactions on the NASDAQ Global Select Market. See “Plan of Distribution.” The selling securityholders may be deemed to be “underwriters” as defined in the Securities Act of 1933, as amended, or the Securities Act. Any profits realized by the selling securityholders may be deemed to be underwriting commissions. If the selling securityholders use any broker-dealers, any commission paid to broker-dealers and, if broker-dealers purchase any notes or shares of common stock issuable upon conversion of the notes as principals, any profits received by such broker-dealers on the resale of the notes or shares of common stock issuable upon conversion of the notes may be deemed to be underwriting discounts or commissions under the Securities Act.
     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this prospectus is April 1, 2008

     In this prospectus, “OSI,” “the company,” “our company,” “we,” “us,” and “our” refer to OSI Pharmaceuticals, Inc. and subsidiaries, except as otherwise noted. We own or have rights to use various copyrights, trademarks and trade names used in our business, including: Tarceva® (erlotinib) and Macugen® (pegaptanib sodium injection).
AVAILABLE INFORMATION
     We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, under which we file periodic reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC. Copies of the reports, proxy statements and other information may be examined without charge at the SEC’s public reference room, located at 100 F Street, N.W., Washington, D.C. 20549 or on the Internet at http://www.sec.gov. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the public reference room. We also maintain our SEC filings at our website which is located at http://www.osip.com.
     If, while any of the notes remain outstanding, we are not subject to the information requirements of Section 13 or 15(d) of the Exchange Act, we will, upon request, furnish to holders of notes, holders of common stock issued upon conversion of the notes and prospective purchasers thereof the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, in order to permit compliance with Rule 144A in connection with resales of such notes and common stock issued upon conversion thereof.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     The SEC allows us to “incorporate by reference” the information we provide in documents filed with the SEC, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus, except for any information that is superseded by information that is included directly in this document or in a more recent incorporated document. Any statement contained in a document which is incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement

i

contained in this prospectus or in any other subsequently filed document that also is incorporated in this prospectus modifies or replaces such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
     We incorporate by reference the documents listed below and any future filings made by the company with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act; provided, however, that we are not incorporating by reference any information furnished under items 2.02 or 7.01 (or corresponding information furnished under item 9.01 or included as an exhibit) of Form 8-K:
•	our annual report on Form 10-K for the fiscal year ended December 31, 2007, as amended;

•	our proxy statement on Schedule 14A, filed on April 30, 2007 (those sections incorporated by reference into our annual report on Form 10-K); and

•	our current reports on Form 8-K filed on April 1, 2008; March 27, 2008; March 26, 2008; March 3, 2008; February 26, 2008; January 31, 2008; January 15, 2008; January 9, 2008; January 7, 2008; and January 2, 2008.
     All documents we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the end of the offering of the notes under this prospectus (other than filings or portions of filings that are furnished, under applicable SEC rules, rather than filed) will become a part of this prospectus. To receive a free copy of any of the documents incorporated by reference in this prospectus, call or write us at OSI Pharmaceuticals, Inc., 41 Pinelawn Road, Melville, New York 11747, Attn: Investor Relations, telephone number (631) 962-2000. We will not send exhibits to the documents unless those exhibits have been specifically incorporated by reference in this prospectus.
     You should rely only on the information included in this prospectus or incorporated by reference. We have not authorized anyone else to provide you with different information. The selling securityholders are offering these securities only in states where the offer is permitted. You should not assume that the information in this prospectus is accurate as of any date other than the dates set forth in this document.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
     This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are forward-looking statements, and they can often be identified by the use of words such as “believe,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “project,” “will” and similar expressions.
     These forward-looking statements rely on assumptions, estimates and predictions that could be inaccurate and that are subject to risks and uncertainties, which could cause actual results to differ materially from the results anticipated by the forward-looking statements. Our actual results of operations may differ materially from the forward-looking statements as a result of, among other things, the success of our principal marketed product, Tarceva, pricing pressures, the success or failure of our clinical trials, the speed at which our clinical trials progress, the success of our competitors in developing products equal or superior to ours and the timing of their development of such products, and the success of our relationships with third parties including collaborators, manufacturers and suppliers. Other important factors that may cause our actual results to differ materially from expectations reflected in our forward-looking statements also include those described in “Risk Factors.”
     In making forward-looking statements, we have made certain assumptions relating to internal growth, revenues, expenses and operating cash burn rates. If the assumptions we have used differ materially from what actually occurs, then actual results could vary significantly from the performance projected in the forward-looking statements. Any forward-looking statement in this prospectus speaks only as of the date of this prospectus. We are under no duty to, and do not intend to, update or revise any of the forward-looking statements after the date of this prospectus except as may be required by law.

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THE OFFERING
     The following is a brief summary of the terms of this offering. For a more complete description of the notes, see “Description of the Notes” in this prospectus.

Issuer	OSI Pharmaceuticals, Inc.

Notes Offered	$200,000,000 aggregate principal amount of 3% Convertible Senior Subordinated Notes due January 15, 2038.

Maturity	The notes will mature on January 15, 2038, unless earlier redeemed, repurchased or converted.

Regular Interest	3% per annum on the principal amount, payable semi-annually in arrears on January 15 and July 15 of each year, beginning July 15, 2008.

Contingent Interest	We will pay contingent interest to holders of the notes during any six-month period from January 15 to July 14 and July 15 to January 14 commencing after January 14, 2013, if the average market price of the notes for a five trading day measurement period preceding the applicable six-month period equals 120% or more of the principal amount of the notes.

The contingent interest payable per note within any six-month period will be based on an annual rate of 0.25% and the average market price of a note for the five trading day measuring period and will be payable on the regular interest payment date immediately following the relevant six-month period.

Conversion Rights	Holders may convert their notes at any time prior to the close of business on the business day preceding the maturity date, only upon the following circumstances:

•   during any fiscal quarter, and only during such fiscal quarter, if the closing sale price of our common stock for at least 20 trading days in the 30 consecutive trading days ending on the last trading day of the immediately preceding fiscal quarter is more than 130% of the base conversion price per share (which base conversion price per share is equal to $1,000 divided by the applicable base conversion rate);

•   during the five business day period after any period of five consecutive trading days in which the trading price per $1,000 principal amount of notes for each trading day of that period was less than 97% of the product of the closing sale price of our common stock on such day and the applicable daily conversion rate for such day;

• if we call the notes for redemption, at any time prior to the close of business on the business day prior to the redemption date;

• if specified distributions to holders of our common stock are made;

• if a fundamental change, as defined under “Description of the Notes — Purchase of Notes by Us for Cash at the Option of Holders Upon a Fundamental Change,” occurs; or

• beginning on December 15, 2037 and ending at the close of business on the business day immediately preceding the maturity date.

Upon conversion, a holder will receive, in respect of each $1,000 principal amount of notes surrendered for conversion a number of shares of our common stock equal to the sum of the “daily share amounts” (as defined below) for each of the 20 consecutive trading days in the applicable “conversion reference period” (as defined below), subject to our right to deliver cash in lieu of all or a portion of such shares, as described in “Description of the Notes — Conversion Rights — General.”

The “conversion reference period” means:

•   for notes that are converted during the one month period prior to the maturity date of the notes, the 20 consecutive trading days beginning on the 22nd scheduled trading day prior to the maturity date, subject to any extension due to a market disruption event;

• for notes that are converted after we have specified a redemption date, the 20 consecutive trading days beginning on the third trading day following the redemption date; and

• in all other instances, the 20 consecutive trading days beginning on the third trading day following the conversion date.

With respect to any trading day occurring prior to January 15, 2013, the “daily conversion rate” means:

•   if the volume weighted average price of our common stock is less than or equal to the base conversion price (as described below), then the daily conversion rate will be the base conversion rate (as described below), or

•   if the volume weighted average price of our common stock is greater than the base conversion price (as described below), then the daily conversion rate will be determined in accordance with the following formula:

base conversion rate	+	[	(volume weighted average price - the base conversion price)	x	the incremental share factor	]

the volume weighted average price

With respect to any trading day occurring on or after January 15, 2013, the “daily conversion rate” will mean the average of the 20 daily conversion rates determined as set forth above for the 20 consecutive trading days ending immediately prior to January 15, 2013. From and after January 15, 2013, the daily conversion rate will be fixed, which we refer to as the “fixed conversion rate,” but will be subject to the same proportional adjustment as the base conversion rate.

Notwithstanding the foregoing, in no event will the daily conversion rate exceed 22.3513 shares of common stock per $1,000 principal amount of notes, subject to the same proportional adjustment as the base conversion rate in the manner set forth in paragraphs (i) through (iii) under “Description of the Notes — Conversion Rights — Base Conversion Rate Adjustments,” which we refer to as the “maximum conversion rate.”

The “daily share amount” means, for each trading day of the applicable conversion reference period, a number of shares (but in no event less than zero) determined by the following formula:

(volume weighted average price on such trading day x applicable daily conversion rate)
volume weighted average price on such trading day x 20

The “volume weighted average price” of our common stock on any trading day means such price per share as displayed on Bloomberg (or any successor service) page “OSIP<equity>VAP” (or any equivalent successor page) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such trading day; or, if such price is not available, the volume weighted average price means the market value per share of our common stock on such day as determined by a nationally recognized independent investment banking firm retained for this purpose by us.

The “base conversion rate” is 13.5463 shares of common stock per $1,000 principal amount of notes, subject to adjustment as described under “Description of the Notes — Conversion Rights — Base Conversion Rate Adjustments.”

The “base conversion price” is a dollar amount (initially $73.82) derived by dividing $1,000 principal amount by the base conversion rate, rounded to the nearest cent.

The “incremental share factor” is 7.4505 shares of common stock per $1,000 principal amount of notes, subject to the same proportional adjustment as the base conversion rate as described under “Description of the Notes — Conversion Rights — Base Conversion Rate Adjustments.”

Make Whole Premium	If a holder elects to convert its notes in connection with certain transactions occurring prior to January 15, 2013 that constitute a fundamental change, we will pay, as and to the extent described in this prospectus, a make whole premium on notes converted in connection with such transactions by increasing the base conversion rate.

The amount of the increase in the base conversion rate, if any, will be based on the price of our common stock paid, or deemed paid, in the transaction and the effective date of the fundamental change. A description of how the increase in the base conversion rate will be determined and a table showing the increase that would apply at various common stock prices and fundamental change effective dates are set forth under “Description of the Notes — Determination of Make Whole Premium.”

Redemption of Notes at our Option	We may redeem for cash all or a portion of the notes at any time on or after January 15, 2013 at a price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, including contingent interest, if any, to, but excluding, the redemption date. See “Description of the Notes — Redemption of Notes at our Option.”

Purchase of Notes by Us at the Option of Holder	Holders may require us to purchase all or a portion of their notes on January 15, 2013, 2018, 2023, 2028 and 2033 for cash at a price equal to 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest, if any, including contingent interest, if any, to, but excluding, the purchase date. See “Description of the Notes — Purchase of Notes by Us at the Option of the Holder.”

Purchase of Notes by Us for Cash at the Option of Holders Upon a Fundamental Change	Upon specified fundamental change events, holders will have the option to require us to purchase for cash all or a portion of their notes at a price equal to 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest, if any, including contingent interest, if any, to, but excluding, the purchase date. See “Description of the Notes — Purchase of Notes by Us for Cash at the Option of Holders Upon a Fundamental Change.”

Ranking	The notes are our unsecured obligations and are subordinated to all of our existing and future senior indebtedness. The notes rank equally with all of our existing and future senior subordinated indebtedness. The notes are effectively subordinated to all of our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness. The notes are not guaranteed by any of our subsidiaries, and accordingly the notes are effectively subordinated to the indebtedness and other liabilities of our subsidiaries, including trade payables.

As of December 31, 2007, we had $419.4 million of consolidated indebtedness outstanding, including $57.5 million of liabilities of our subsidiaries which would effectively rank senior to the notes.

Sinking Fund	None.

Use of Proceeds	We will not receive any proceeds from the sale by any securityholder of the notes or shares of common stock issuable upon conversion of the notes offered under this prospectus. See “Use of Proceeds.”

DTC Eligibility	The notes were issued in fully registered book-entry form and are represented by one or more permanent global notes without coupons. Global notes were deposited with a custodian for, and registered in the name of a nominee of, The Depository Trust Company (“DTC”) in New York, New York. Beneficial interests in the global notes are shown on, and transfers thereof are effected only through, records maintained by DTC and its direct and indirect participants, and holders may not exchange interests in their global notes for certificated notes except in limited circumstances described in this prospectus. See “Description of the Notes — Book-Entry System.”

Form and Denomination	The notes were issued in minimum denominations of $1,000 and in any integral multiple of $1,000.

Trading	The notes originally issued in the private placement are eligible for trading on The PORTAL® Market of the Financial Industry Regulatory Authority; however, notes resold pursuant to this prospectus are not eligible for trading on the PORTAL® Market. The notes are not currently listed nor do we intend to list the notes on any national securities exchange or the Nasdaq Global Select Market.

NASDAQ Trading Symbol for Common Stock	Our common stock is listed on the NASDAQ Global Select Market under the symbol “OSIP.”

U.S. Federal Income Tax Considerations	Under the indenture governing the notes, we have agreed, and, by acceptance of a beneficial interest in a note, each holder will be deemed to have agreed, in the absence of an administrative pronouncement or judicial ruling to the contrary, to treat the notes for U.S. federal income tax purposes as indebtedness that is subject to the Treasury regulations governing contingent payment debt instruments, which we refer to as the contingent debt regulations. Pursuant to the contingent debt regulations, interest on the notes will accrue (subject to certain adjustments) at the “comparable yield,” which represents the yield on non-contingent, non-convertible, fixed-rate debt with terms and conditions otherwise comparable to the notes (as described in “Certain U.S. Federal Income Tax Considerations —Tax Consequences to U.S. Holders — Interest Accruals on the Notes”). We have determined that the comparable yield is a rate of 7.51% per annum, compounded semi-annually. A U.S. Holder (as defined in “Certain U.S. Federal Income Tax Considerations —Tax Consequences to U.S. Holders”) will be required to include such interest (without regard to the actual amounts of interest paid on the notes) in gross income as it accrues regardless of the holder’s method of tax accounting. The rate at which such interest will accrue for U.S. federal income tax purposes may exceed cash payments of interest and will exceed the stated interest rate of 3% on the notes.

A U.S. Holder also will recognize gain or loss on the sale, exchange, conversion, redemption or repurchase of a note in an amount equal to the difference between the amount realized, including the fair market value of any shares of our common stock received upon conversion, and the holder’s adjusted tax basis in the note. Any gain recognized by the holder on the sale, exchange, conversion, redemption or repurchase of a note generally will be ordinary interest income; any loss will be ordinary loss to the extent of the interest previously included in income, and thereafter, capital loss.

Subject to the discussion in “Certain U.S. Federal Income Tax Considerations,” a holder may in certain situations requiring a conversion rate adjustment be deemed to have received a distribution subject to U.S. federal income tax as a dividend. For Non-U.S. Holders (as defined in “Certain U.S. Federal Income Tax Considerations — Tax Consequences to Non-U.S. Holders”), this deemed distribution may be subject to U.S. federal withholding tax. See “Certain U.S. Federal Income Tax Considerations.”

Principal Executive Office	41 Pinelawn Road, Melville, New York 11747, 631-962-2000.

Risk Factors	See “Risk Factors” beginning on page 7 of this prospectus and other information included or incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to invest in the notes.

RISK FACTORS
     This report contains forward-looking statements that do not convey historical information, but relate to predicted or potential future events, such as statements of our plans, strategies and intentions, or our future performance or goals for our product development programs. These statements can often be identified by the use of forward-looking terminology such as “believe,” “expect,” “intend,” “may,” “will,” “should,” or “anticipate” or similar terminology. The statements involve risks and uncertainties and are based on various assumptions. Stockholders and prospective stockholders are cautioned that these statements are only projections. In addition, any forward-looking statement that we make is intended to speak only as of the date on which we made the statement. Except for our ongoing obligations to disclose material information under the federal securities laws, we will not update any forward-looking statement to reflect events or circumstances that occur after the date on which the statement is made. The following risks and uncertainties, among others, may cause our actual results to differ materially from those described in forward-looking statements made in this report or presented elsewhere by management from time to time.
Risks Related to Our Business
We depend heavily on our principal marketed product, Tarceva, to generate revenues in order to fund our operations.
     We currently derive most of our revenues from our principal marketed product, Tarceva, which represented approximately 79% of our total revenues from continuing operations for the year ended December 31, 2007. For the next several years, we will continue to rely on Tarceva to generate the majority of our revenues. Our ability to maintain or increase our revenues for Tarceva will depend on, and may be limited by, a number of factors, including the following:
•	Our ability to maintain and expand the market share, both in the United States and in the rest of the world, and revenues for Tarceva in the treatment of second-line and third-line non-small cell lung cancer, or NSCLC, and for first-line pancreatic cancer in the midst of numerous competing products which are currently in late stage clinical development;

•	Whether data from our key Phase III SATURN and Beta-Lung studies and other clinical trials for additional indications are positive and whether such data, if positive, will be sufficient to achieve approval from the U.S. Food and Drug Administration, or FDA, and its foreign counterparts to market and sell Tarceva in such additional indications;

•	The reluctance of physicians to switch from existing treatment methods, including traditional chemotherapy agents (where certain reimbursement practices in the United States favor the use of intravenously administered drugs), to Tarceva; and

•	Adequate coverage or reimbursement for Tarceva by third-party payors, including private health coverage insurers and health maintenance organizations.
If Tarceva were to become the subject of problems related to its efficacy, safety, or otherwise, or if new, more effective treatments were introduced into the market, our revenues from Tarceva could decrease.
     If Tarceva becomes the subject of problems, including those related to, among others:
•	efficacy or safety concerns with the product, even if not justified;

•	unexpected side-effects;

•	regulatory proceedings subjecting the product to potential recall;

•	publicity affecting doctor prescription or patient use of the product;

•	pressure from competitive products;

•	introduction of more effective treatments; or

•	manufacturing or quality problems that would reduce or disrupt product availability;
our revenues from Tarceva could decrease. For example, efficacy or safety concerns from time to time arise, whether or not justified, that could lead to additional safety warnings on the label or to the recall or withdrawal of Tarceva. In the event of a recall or withdrawal of Tarceva, our revenues would decline significantly.
We cannot be certain of the outcomes of the SATURN and Beta-Lung studies and, even if positive, the data may not support the necessary regulatory approvals needed for new indications for Tarceva.
     We expect results from two key Phase III studies for Tarceva, the SATURN study and the Beta-Lung study, in the second half of 2008. These studies have the potential to support the expansion of Tarceva use in NSCLC to the maintenance setting following first line treatment and to solidify its use in the second line setting. However, clinical trial results are difficult to predict; positive results from pilot studies or other similar studies, including subset analyses from prior studies, are not a guarantee of success in subsequent studies. Until we receive the final data from the SATURN and Beta-Lung studies, we cannot be certain of the outcomes of those studies. If one or both of these studies is negative, our existing market share for Tarceva may decrease and it will be more difficult for us to grow our market share for Tarceva in the future. Furthermore, there can be no assurance that positive data will result in an approval from the FDA for new indications for Tarceva, or that any such approvals will be received in a timely manner. The primary endpoint of the SATURN study is progression-free-survival, or PFS. Although the SATURN trial has been through the FDA’s special protocol assessment, or SPA, there can be no guarantee that the PFS endpoint will not be subject to further scrutiny by the FDA. In studies of other oncology drugs with a PFS endpoint, the FDA has required additional information, such as overall survival data, before determining whether to grant approval. Such requests for additional information can delay the time to approval and there can be no assurance that any such additional information will be sufficient to support approval.
We depend heavily on our co-development and marketing alliance with Genentech and Roche for Tarceva. If Genentech or Roche terminate these alliances, or are unable to meet their contractual obligations, it could negatively impact our revenues and harm our business until appropriate corrective measures have been taken.
     Tarceva is being developed and commercialized in an alliance under co-development and marketing agreements with Genentech and Roche. Genentech leads the marketing efforts in the United States, and Roche markets the drug in the rest of the world. The OSI/Genentech collaboration agreement continues until the date on which neither we nor Genentech are entitled to receive a share of the operating profits or losses on any products resulting from the collaboration, that is, until the date that we and Genentech mutually agree to terminate the collaboration or until either party exercises its early termination rights as described as follows. The OSI/Genentech collaboration agreement is subject to early termination in the event of certain customary defaults, such as material breach of the agreement and bankruptcy. In addition, Genentech has the right to terminate the OSI/Genentech collaboration agreement with six months’ prior written notice. The provisions of the amendment to the agreement allowing us to co-promote are also subject to termination by Genentech upon a material breach of the amendment by us, which remains uncured, or upon a pattern of nonmaterial breaches which remain uncured.
     The OSI/Roche agreement continues until the date on which we are no longer entitled to receive a royalty on products resulting from the development of Tarceva, that is, until the date of expiration or revocation or complete rejection of the last to expire patent covering Tarceva or, in countries where there is no valid patent covering Tarceva, on the tenth anniversary of the first commercial sale of Tarceva in that country. The OSI/Roche agreement is subject to early termination in the event of certain customary defaults, such as material breach of the agreement and bankruptcy. In addition, Roche has the right to terminate the agreement on a country-by-country basis with six months’ prior written notice. We also currently have the right to terminate the agreement with respect to a particular country under certain circumstances if Roche has not launched or marketed a product in such country.

     If we do not maintain a successful collaborative alliance with Genentech and/or Roche for the co-development and commercialization of Tarceva, or if Genentech or Roche are unable to meet their contractual obligations, we may be forced to focus our efforts internally to further commercialize and develop Tarceva without the assistance of a marketing and promotion partner. This would require greater financial resources and would result in us incurring greater expenses and may cause a delay in market penetration while we expand our commercial operations or seek alternative collaborative partners. Such costs may exceed the increased revenues we would receive from direct Tarceva sales, at least in the near term.
We are responsible for the manufacture and supply of Tarceva in the United States. Because we have no commercial manufacturing facilities, we are dependent on two suppliers for the API for Tarceva and a single supplier for the tableting of Tarceva in the United States. If any of these third parties fails to meet its obligations, our revenues from Tarceva could be negatively affected.
     We are responsible for manufacturing and supplying Tarceva in the United States under the terms of a Manufacturing and Supply Agreement entered into with Genentech in 2004. We rely on two third-party suppliers to manufacture erlotinib, the active pharmaceutical ingredient, or API, for Tarceva. We also currently rely on a single manufacturer to formulate the Tarceva tablets.
     If our relationships with any of these manufacturers with respect to Tarceva terminate or if these manufacturers are unable to meet their obligations, we would need to find other sources of supply. Such alternative sources of supply may be difficult to find on terms acceptable to us or in a timely manner, and, if found, would require FDA approval which could cause delays in the availability of erlotinib and ultimately Tarceva tablets, which, in turn, would negatively impact our revenues derived from Tarceva.
We may not be able to successfully obtain the grant of the Tarceva patent reissue application which could limit our ability to assert the ‘498 patent to prevent or stop competitors from marketing or selling products similar to Tarceva.
     On February 27, 2008, we filed a reissue application and a request for a certificate of correction with the United States Patent and Trademark Office, or USPTO, to correct certain errors with respect to the ‘498 patent. In the reissue proceeding, the USPTO may determine that one or more of the claims in the ‘498 patent are unpatentable. We are unable to predict the outcome of the reissue proceeding. If we are unsuccessful in obtaining a grant of a reissued ‘498 patent with at least one claim covering Tarceva, we would be limited in our ability to assert the ‘498 patent to prevent or stop competitors from marketing or selling products that are similar to Tarceva which would adversely impact our revenues from Tarceva in the United States.
If our competitors succeed in developing products and technologies that are more effective than our own, or if scientific developments change our understanding of the potential scope and utility of our products, then our products and technologies may be rendered less competitive.
     We face significant competition from industry participants that are pursuing products and technologies that are similar to those we are pursuing and who are developing pharmaceutical products that are competitive with our products and potential products. Some of our industry competitors have greater capital resources, larger overall research and development staffs and facilities, and a longer history in drug discovery and development, obtaining regulatory approval and pharmaceutical product manufacturing and marketing than we do. With these additional resources, our competitors may be able to respond to the rapid and significant technological changes in the biotechnology and pharmaceutical industries faster than we can. Our future success will depend in large part on our ability to maintain a competitive position with respect to these technologies. Rapid technological development, as well as new scientific developments, may result in our compounds, products or processes becoming obsolete before we can recover any of the expenses incurred to develop them.
     The current competition to Tarceva for the NSCLC indication includes existing chemotherapy options such as Alimta® (pemetrexed), Taxotere® (docetaxel) and Gemzar® (gemcitabine), as well as Genentech’s Avastin® (bevacizumab), which is approved in combination with chemotherapy for the first-line treatment of patients with unresectable, locally advanced, recurrent or metastatic non-squamous NSCLC. Tarceva also competes with AstraZeneca’s Iressa® (gefitinib) in the limited markets where it is available, such as Japan and Canada.

AstraZeneca announced positive results in September 2007 from its international non-inferiority study comparing the use of Iressa versus Taxotere for the treatment of NSCLC after the failure of a first-line treatment. AstraZeneca indicated in January 2008 that it plans to file for EU regulatory approval in the second quarter of 2008, which, if successful, would result in additional competition for Tarceva in the EU. It is also possible that AstraZeneca may seek to amend its label in the United States.
     Tarceva may compete in the future with Erbitux® (cetuximab). Imclone Systems, BMS and Merck KGaA announced that Erbitux met its primary endpoint of increased overall survival in a Phase III study, referred to as FLEX, of the combination of Erbitux and chemotherapy in the treatment of first-line advanced NSCLC. Results from this study will be presented at the June 2008 ASCO conference. In addition, Eli Lilly recently announced a positive outcome for a Phase III NSCLC maintenance therapy trial for Alimta. Since Alimta has not yet been approved in this setting, its potential impact on treatment is not yet known. Eli Lilly has indicated however that it expects to provide a report on this data at the June 2008 ASCO conference, which would result in the release of the Alimta data prior to our expected announcement of the outcome of our SATURN maintenance study in the second half of 2008. Eli Lilly also announced recently that Alimta, with cisplatin, has been submitted for approval to regulatory authorities in the United States and Europe for the first-line treatment of NSCLC. Tarceva could also face competition in the future from AstraZeneca’s Zactima™ (vandetanib). We are aware of four current Phase III trials investigating Zactima use in NSCLC, including ZEST, a head-to-head superiority trial versus Tarceva in the second line setting. AstraZeneca has indicated that it expects to report data from its ZEST trial in 2008, which, if positive, could allow Zactima to compete with Tarceva in NSCLC. Other oncology drugs currently in clinical trials for treatment of NSCLC either as a single agent or as a combination therapy, such as Vectibix™ (panitumumab), Velcade® (bortezomib), Sutent® (sunitinib malate) and Nexavar® (sorafenib), could compete for market share in NSCLC in the future.
     In the pancreatic cancer setting, Tarceva primarily competes with Gemzar monotherapy in the first line. In addition, Tarceva use in pancreatic cancer may be affected by experimental use of other products, such as Xeloda® (capecitabine).
     Our four core development programs could face competition in the future if successful. OSI-906, which is in Phase I clinical trials, could face competition from a number of other pre-clinical and clinical candidates which target the IGF-1R gene, including more advanced antibody clinical candidates from Pfizer, ImClone Systems and Roche. Our pre-clinical candidate OSI-027, a small molecule inhibitor of both mTOR complexes, TORC1 and TORC2, could compete with rapamycin analogs, such as Wyeth’s Torisel™ (temsirolimus) and Novartis’ RAD001, which are known to inhibit the TORC1 complex. OSI-906 and OSI-027 may also compete in the future with therapeutic agents which target other molecular pathways or cellular functions, but potentially have similar clinical applications. PSN821, our GPR119 receptor agonist for the treatment of type 2 diabetes, would potentially compete against a number of similar agents in this class currently in development, including a GPR119 agonist in preclinical development by Arena Pharmaceuticals and Johnson & Johnson. PSN602, our dual serotonin and noradrenaline reuptake inhibitor which also elicits 5HT1A receptor agonism, could compete in the future with current and future obesity treatments, including Neurosearch’s tesofensine, a triple reuptake inhibitor currently in Phase III trials, and other targeted therapies using different methods of action for the treatment of obesity, such as Abbott Laboratories’ Meridia® (sibutramine) and Sanofi-Aventis’ Acomplia® (rimonabant).
     OSI-930 is in Phase I clinical trials. As it is a dual c-Kit/VEGFR-2 inhibitor, it would potentially compete against Avastin, Gleevec® (imatinib mesylate), Sutent, and Nexavar, each of which is already in the market. In addition, at least six other VEGF or VEGFR targeted agents are in advanced stages of development, some of which are, like OSI-930, multi-targeted small molecule tyrosine kinase inhibitors and many other anti-angiogenesis agents are in earlier stages of development.
Our revenues from our DPIV patent portfolio licenses are contingent upon the ability of our licensees to successfully develop and commercialize their products which are the subject of these licenses and our ability to protect our intellectual property rights in our DPIV patent estate.
     We have licensed our DPIV medical use patent portfolio to pharmaceutical companies developing DPIV inhibitor products. We currently derive or have the potential to derive in the future revenues from the milestone and royalty obligations under these license agreements. Licensees include Merck, whose product Januvia™ was approved by the FDA in late 2006 and in the EU in March 2007. Merck’s combination product with metformin, Janumet™, was approved by the FDA in March 2007. Novartis is also a licensee and it received EU regulatory approval for its product, Galvus® (vildagliptin), in September 2007. Additionally, in November 2007, Novartis received EU regulatory approval for its combination product with metformin, Eucreas®. There can be no assurance that Galvus, Eucreas or any other DPIV inhibitors covered by license agreements with us will be approved by the FDA or other regulatory authorities. The amount of royalties and other payments that we derive from our DPIV patent estate is not only dependent on the extent to which products covered by the license agreements receive regulatory approval but is also dependent on how successful Merck, Novartis and other licensees are in expanding the global market for DPIV inhibitors, as well as other factors that could affect their market share, such as safety issues. The extent to which we receive revenue under such licenses also depends on our ability to enforce our patent rights in our DPIV portfolio.
Although we have clinical and pre-clinical candidates in the pipeline for oncology and diabetes and obesity that appear to be promising at early stages of development, none of these potential products may reach the commercial market for a number of reasons.
     Successful research and development of pharmaceutical products is high risk. Most products and development candidates fail to reach the market. Our success depends on the discovery and development of new drugs that we can commercialize. Our pipeline for our oncology and diabetes and obesity clinical programs, including those that we deem to be core assets, is at an early stage. Other than the development of Tarceva for additional indications, the two oncology candidates that we consider to be core assets, OSI-906 and OSI-027, either are or will be in Phase I studies in 2008. The two candidates in our diabetes and obesity portfolio which we consider to be core assets, PSN821 and PSN602, are currently undergoing pre-clinical testing prior to entry into Phase I trials in 2008. Given the early stage of each of these clinical candidates, there can be no assurance at this time that any of them will become a marketed drug. In November 2007, we elected to discontinue development of our DPIV inhibitor, PSN9301, which had completed Phase IIa studies, after it failed to show an adequate safety margin in a three-month primate toxicology study.
     The clinical candidates in our pipeline may never reach the market for a number of reasons. They may be found ineffective or may cause harmful side-effects during pre-clinical testing or clinical trials or fail to receive necessary regulatory approvals. Interim results of pre-clinical or clinical studies are not necessarily predictive of their final results, and acceptable results in early studies might not be seen in later studies, in large part because earlier phases of studies are often conducted on smaller groups of patients than later studies, and without the same trial design features, such as randomized controls and long-term patient follow-up and analysis. We may find that certain products cannot be manufactured on a commercial scale and, therefore, they may not be economical to produce. Our products could also fail to achieve market acceptance or be precluded from commercialization by proprietary rights of third parties.
     We must provide the FDA and similar foreign regulatory authorities with pre-clinical and clinical data that demonstrate that our product candidates are safe and effective for each target indication before they can be approved for commercial distribution. The pre-clinical testing and clinical trials of any product candidates that we develop must comply with regulations by numerous federal, state and local government authorities in the United States, principally the FDA, and by similar agencies in other countries. Clinical development is a long, expensive and uncertain process and is subject to delays. We may encounter delays or rejections based on our inability to enroll or keep enrolled enough patients to complete our clinical trials, especially as new competitors are approved to enter into the market. Patient enrollment depends on many factors, including the size of the patient population, the nature of the trial protocol, the proximity of patients to clinical sites and the eligibility criteria for the trial. Delays in patient enrollment may result in increased costs and a longer than anticipated period of time until data become available, which could have a harmful effect on our ability to develop products.
     A significant portion of the research that we are conducting involves new and unproven technologies. Research programs to identify disease targets and product candidates require substantial technical, financial and human resources whether or not we ultimately identify any candidates. Our research programs may initially show promise in identifying potential product candidates, yet fail to yield candidates for clinical development for a number of reasons, including difficulties in formulation which cannot be overcome, inadequate intellectual property protection and timing and competitive concerns.

Our business strategy with respect to development candidates or programs which we do not consider to be part of our core business is to enter into collaborations with third parties to research, develop and commercialize such non-core assets or to outlicense them. We may not be successful in establishing such collaborations or entering into such license agreements, which may adversely affect the prospects for these candidates or programs to become commercialized.
     A component of our business strategy is to enter into collaborations or licensing, co-promotion or other agreements with third parties for the research, development and commercialization of certain of our programs and product candidates which we do not consider to be core assets. We may face significant competition in seeking appropriate collaborators and licensees. Moreover, these collaboration arrangements and license agreements can be complex to negotiate and time consuming to document. We may not be successful in our efforts to establish these collaborations or outlicensing arrangements. If we are unable to reach such agreements, we may fail to meet our business objectives with respect to our non-core assets. Moreover, these collaborations or license agreements may not be successful and the termination of these arrangements might adversely affect our ability to develop, commercialize and market our non-core assets.
     The success of any of these potential collaboration arrangements will depend heavily on the efforts and activities of our future collaborators and licensees. Our collaborators and licensees will have significant discretion in determining the efforts and resources that they will apply to the programs or product candidates subject to these arrangements.
Our reliance on third parties, such as CROs, may result in delays in completing, or a failure to complete, clinical trials if they fail to perform under our agreements with them.
     In the course of product development, we engage clinical research organizations, or CROs, to conduct and manage clinical studies. Because we have engaged and intend to continue to engage CROs to help us conduct our clinical studies and obtain market approval for our drug candidates, many important aspects of this process have been and will be out of our direct control. If the CROs fail to perform their obligations under our agreements with them or fail to perform their responsibilities with respect to clinical trials in compliance with good clinical practices, regulations and guidelines enforced by the FDA and similar foreign regulatory authorities, such trials may be materially delayed or terminated, adversely impacting our ability to commercialize our drug candidates. For example, in early November 2007, we were informed by our CRO for our RADIANT study for Tarceva that errors had been made in the randomization of the initial cohort of patients for the study, which compromised the scientific integrity of data from the first 278 randomized patients, resulting in the data from these patients being deemed ineligible for analysis. This error is likely to result in data from this study becoming available later than we had originally projected. Furthermore, any loss or delay in obtaining contracts with such CROs may also delay the completion of our clinical trials and the market approval of drug candidates.
We may not be able to make our required payments of interest and principal under our outstanding indebtedness when due, including the notes offered hereby, and may not be able to repurchase for cash our 2% convertible senior subordinated notes due 2025, or our 2025 Notes, or the notes offered hereby, if required to do so in 2010 and 2013, respectively. If we elect to repurchase our 3 1/4% convertible senior subordinated notes due 2023, or our 2023 Notes, with our common shares, our shareholders will experience dilution and our stock price may decline.
     Our aggregate debt under our 2023 Notes, 2025 Notes and the notes offered hereby, including the impact of repurchasing $13 million of the 2023 Notes in March 2008, was $452 million as of March 31, 2008. While we are currently generating sufficient net cash flow to satisfy our anticipated annual interest payments on our outstanding convertible debt, there can be no assurances that we will be able to do so in the future. In addition, the holders of the 2023 Notes, the 2025 Notes or the notes offered hereby have the right to first require us to repurchase their notes in September 2008, December 2010, and January 2013, respectively. We believe that we will have sufficient capital resources to repurchase the 2023 Notes for cash, and we also will have the option of delivering our common stock in lieu of cash in the event that the holders of the 2023 Notes require us to repurchase all or a portion of their 2023 Notes. However, the 2025 Notes and the notes offered hereby must be repurchased with cash. If we do not have sufficient resources at the time these obligations are due, we may be required to borrow additional funds or sell additional equity to meet these obligations, but there can be no guarantee that we will be able to raise such capital at the appropriate time on favorable terms or at all. If we are unable to make our annual interest payments or repay any of our convertible notes when due, we will default on our 2023 Notes, the 2025 Notes and the notes offered hereby, permitting the note holders to declare the notes immediately due and payable. There can be no assurance that we will have sufficient capital resources to repay our convertible notes in the event that such a default right is triggered. In addition, if we elect to repurchase our 2023 Notes with our common stock in September 2008, our stockholders will experience dilution and our stock price may decline.
Risks Relating to Regulatory Matters
Starting in November 2008, generic competitors can challenge our patents by filing an ANDA or a 505(b)(2) NDA for a generic or a modified version of Tarceva and adversely affect our competitive position.
     Separate and apart from the protection provided under the U.S. patent laws for Tarceva, it is also subject to the provisions of the Hatch-Waxman Act which provides Tarceva with a five-year period of marketing exclusivity following FDA approval on November 18, 2004. The Hatch-Waxman Act prohibits the FDA from receiving an abbreviated new drug application, or ANDA, (for a generic product) or a 505(b)(2) new drug application, or NDA, (for a modified version of the product) for such five-year period. A manufacturer who alleges that one or more of the patents listed in the FDA’s Orange Book are invalid, unenforceable or not infringed need not wait five years, however, and may submit an ANDA or 505(b)(2) NDA for a generic or modified version of Tarceva four years into the exclusivity period (i.e., beginning on November 18, 2008). This patent challenge is commonly known as a Paragraph IV certification. Within the past several years, the generic industry has aggressively pursued approvals of generic versions of innovator drugs at the earliest possible point in time. Accordingly, it is likely that an ANDA or 505(b)(2) NDA filing and Paragraph IV certification for a generic version of Tarceva will be made on or soon after November 18, 2008.
     In response to a Paragraph IV certification, we will need to initiate a patent infringement action against the generic filer within 45 days following receipt of notice of the Paragraph IV certification in order to enforce our rights in the Tarceva patents. Patent litigation is complex, time-consuming and expensive and, as the outcome of any litigation proceeding is difficult to predict, there is no assurance that we will prevail in such an action. If we initiate an infringement suit within 45 days of receiving the Paragraph IV certification, the FDA cannot approve the ANDA or 505(b)(2) NDA for 30 months from the date of our receipt of the Paragraph IV certification. In addition, if such patent infringement action is so commenced within such 45-day period and occurs during the one-year period beginning on the fourth anniversary of the commencement of Tarceva’s marketing exclusivity period, the 30-month period is extended by an amount of time such that the FDA cannot approve the ANDA until seven and one-half years have elapsed from the date of Tarceva’s initial approval (i.e., May 18, 2012). This period of protection, referred to as the statutory litigation stay period, may end early, however, if we lose the patent infringement case (i.e., the court finds the patent invalid, unenforceable or not infringed), or if we fail to reasonably cooperate in expediting the litigation, and a generic or modified version of Tarceva could come to market soon after expiration of the five-year exclusivity period. Moreover, if we fail to sue within 45 days, we will not enjoy the protection of the statutory litigation stay and the FDA may approve the ANDA or 505(b)(2) NDA whenever the requirements for approval are met after the expiration of the five-year exclusivity period. Additionally, following the conclusion of the statutory litigation stay period or earlier date due to a loss of the statutory litigation stay protection, if the ANDA or 505(b)(2) NDA filing has been approved, a generic company may choose to launch a generic version of Tarceva notwithstanding the pendency of our infringement action or any appeal. This is referred to as an at-risk launch and, in another example of the aggressive strategy pursued by generic companies, has occurred more frequently in the last few years. Any launch of a generic version of Tarceva prior to the expiration of patent protection, whether as a result of the loss of the patent infringement litigation or due to an at-risk launch, will have a material adverse effect on our revenues for Tarceva and our results of operations.
The manufacture and packaging of pharmaceutical products, such as Tarceva, are subject to the requirements of the FDA and similar foreign regulatory bodies. If we or our third party manufacturers fail to satisfy these requirements, our or their product development and commercialization efforts may be materially harmed.
     The manufacture and packaging of pharmaceutical products, such as Tarceva and our future product candidates, are regulated by the FDA and similar foreign regulatory bodies and must be conducted in accordance with the FDA’s current good manufacturing practices, or cGMPs, and comparable requirements of foreign regulatory bodies. There are a limited number of manufacturers that operate under these current good manufacturing practices regulations who are both capable of manufacturing our products, and willing to do so. Our failure or the failure of our third party manufacturers to comply with applicable regulations, requirements, or guidelines could result in sanctions being imposed on us or them, including fines, injunctions, civil penalties, failure of regulatory authorities to grant marketing approval of our products, delays, suspension or withdrawal of approvals, license revocation, seizures or recalls of product, operating restrictions and criminal prosecutions, any of which could significantly and adversely affect our business. We cannot be certain that we or our present or future suppliers will be able to comply with the pharmaceutical cGMP regulations or other FDA regulatory requirements. If we fail to meet our manufacturing obligations for Tarceva, our collaborator, Genentech, has the contractual right to take over the supply of Tarceva in the United States.
     Changes in the manufacturing process or procedure, including a change in the location where a product is manufactured or a change of a third party manufacturer, require prior FDA review and/or approval of the manufacturing process and procedures in accordance with the FDA’s cGMPs. This review may be costly and time consuming and could delay or prevent the launch of a product or the use of a facility to manufacture a product. In addition, if we elect to manufacture products at the facility of another third party, we will need to ensure that the new facility and the manufacturing process are in substantial compliance with cGMPs. Any such change in facility would be subject to a pre-approval inspection by the FDA and the FDA would require us to demonstrate product comparability. Foreign regulatory agencies have similar requirements.
     Any prolonged interruption in the operations of our contractor’s manufacturing facilities could result in cancellations of shipments, loss of product in the process of being manufactured, or a shortfall or stock-out of available product inventory, any of which could have a material adverse impact on our business. A number of factors could cause prolonged interruptions in manufacturing.
     In addition, the U.S. federal government and several states impose drug pedigree law requirements designed to record the chain of custody of prescription drugs. Compliance with these pedigree laws may require implementation of tracking systems as well as increased documentation and coordination with our customers. Although there may be changes in these requirements and government enforcement may vary, failure to comply could result in fines or penalties, as well as supply disruptions that could have a material adverse effect on our business.
     The FDA and similar foreign regulatory bodies may also implement new standards, or change their interpretation and enforcement of existing standards and requirements, for manufacture, packaging or testing of products at any time. If we are unable to comply, we may be subject to regulatory, civil actions or penalties which could significantly and adversely affect our business.
If government agencies do not grant us or our collaborative partners required approvals for any of our potential products in a timely manner or at all, we or our collaborative partners will not be able to distribute or sell our products currently under development.
     All of our potential products must undergo extensive regulatory approval processes in the United States and other countries. These regulatory processes, which include pre-clinical testing and clinical trials of each compound to establish safety and efficacy, can take many years and require the expenditure of substantial resources. The FDA and the other regulatory agencies in additional markets which are material to us and our collaborative partners, including the European Agency for the Evaluation of Medicinal Products and the Japanese Ministry of Health, may delay or deny the approval of our potential products. Although we have been successful in gaining regulatory approval for Tarceva in the United States and our collaboration partners have gained approval for Tarceva in Canada, Japan, the EU and a number of other territories, there can be no guarantee of subsequent approvals for Tarceva in other territories or for other indications in the United States or for other products in the United States and other territories.
     Delays or rejections may be encountered during any stage of the regulatory process based upon the failure of the clinical data to demonstrate compliance with, or upon the failure of the product to meet, a regulatory agency’s requirements for safety, efficacy and quality. Any such delay could have a negative effect on our business. A drug candidate cannot be marketed in the United States until it has been approved by the FDA. Once approved, drugs, as well as their manufacturers, are subject to continuing and ongoing review, and discovery of previously unknown problems with these products or the failure to adhere to manufacturing or quality control requirements may result in restrictions on their distribution, sale or use, or their withdrawal from the market. The FDA also has the authority, when approving a product, to impose significant limitations on the product in the nature of warnings, precautions and contra-indications, or restrictions on the indicated use, conditions for use, labeling, advertising, promotion, marketing, distribution, and/or production of the product that could negatively affect the profitability of a drug. Failure to comply with a Phase IV commitment can lead to FDA action either to withdraw approval of a drug or to limit the scope of approval.
     Furthermore, once a drug is approved, it remains subject to ongoing FDA regulation. For example, the recently enacted Food and Drug Administration Amendments Act of 2007 provides the FDA with expanded authority over drug products after approval. This legislation enhances the FDA’s authority with respect to post-marketing safety surveillance, including, among other things, the authority to require: (i) additional post-approval studies or clinical trials; (ii) the submission of a proposed risk evaluation and mitigation strategy; and (iii) label changes as a result of safety findings. These requirements may affect our ability to maintain marketing approval of our products or require us to make significant expenditures to obtain or maintain such approvals. This new law also enhances FDA’s enforcement authority, as well as civil and criminal penalties for violations.
     Approved drugs may be marketed only for the indications and claims approved by the FDA. If we fail to comply with the FDA regulations prohibiting promotion of off-label uses and the promotion of products for which marketing clearance has not been obtained, the FDA, the Office of the Inspector General of the U.S. Department of Health and Human Services, the Department of Justice, or state Attorney Generals could bring an enforcement action against us that would inhibit our marketing capabilities as well as result in significant penalties. Additional post-approval regulation by the FDA includes changes to the product label, new or revised regulatory requirements for manufacturing practices, written advisements to physicians or a product recall.
     The current regulatory framework could change or additional regulations could arise at any stage during our product development or marketing, which may affect our ability to obtain or maintain approval of our products or require us to make significant expenditures to obtain or maintain such approvals. The ability to market and sell a drug product outside of the United States is also subject to stringent and, in some cases, equally complex regulatory processes that vary depending on the jurisdiction.
Some of our activities may subject us to risks under federal and state laws prohibiting “kickbacks” and false or fraudulent claims, which could subject us to potential civil and criminal penalties and exclusion from federal healthcare programs.
     We are subject to the provisions of a federal law commonly known as the Federal Health Care Programs’ anti-kickback law, and several similar state laws, which prohibit, among other things, payments intended to induce physicians or others either to purchase or arrange for, or recommend the purchase of, healthcare products or services. While the federal law applies only to products or services for which payment may be made by a federal healthcare program, state laws may apply regardless of whether federal funds may be involved. These laws constrain the sales, marketing and other promotional activities of manufacturers of drugs such as us, by limiting the kinds of financial arrangements, including sales programs, manufacturers have with hospitals, physicians, and other potential purchasers or prescribers of drugs. Other federal and state laws generally prohibit individuals or entities from knowingly and willfully presenting, or causing to be presented, claims for payment from Medicare, Medicaid, or other third-party payors that are false or fraudulent, or are for items or services that were not provided as claimed. Anti-kickback and false claims laws prescribe civil and criminal penalties for noncompliance that can be substantial, including the possibility of imprisonment, fines, and exclusion from federal healthcare programs (including Medicare and Medicaid).
     Pharmaceutical companies have been the target of lawsuits and investigations alleging violations of government regulation, including claims asserting violations of the federal False Claims Act, the federal health care programs’ anti-kickback statute, and other violations in connection with off-label promotion of products and Medicare and/or Medicaid reimbursement, or related to claims under state laws, including state anti-kickback and false claims laws. While we continually strive to comply with these complex requirements, interpretations of the applicability of these laws to marketing practices is ever evolving and even an unsuccessful challenge could cause adverse publicity and be costly to respond to.
If we do not receive adequate third-party reimbursement for the sales of our marketed products, we may not be able to sell such products on a profitable basis.
     Sales of our marketed products depend, in part, upon the extent to which the costs of our products are paid by health maintenance organizations, managed care, pharmacy benefit and similar reimbursement sources, or reimbursed by government health administration authorities, private health coverage insurers and other third-party payors. Such third-party payors continue to aggressively challenge the prices charged for healthcare products and services. Additionally, federal and state governments have prioritized the containment of healthcare costs, and drug prices have been targeted in this effort. If these organizations and third-party payors do not consider our products to be cost-effective, they may not reimburse providers of our products, or the level of reimbursement may not be sufficient to allow us to sell our products on a profitable basis.
     Beginning January 1, 2006, Medicare beneficiaries could obtain expanded prescription drug coverage through a new Medicare drug benefit that is administered by private, Medicare-approved drug plans. This voluntary benefit allows beneficiaries to choose among various Medicare prescription drug plans based on cost and scope of coverage. Generally, such plans include Tarceva within the scope of the plan, with beneficiaries having to pay various amounts of copayments when obtaining Tarceva. Since plans adjust their formularies on an annual basis, we cannot provide assurance that Tarceva will continue to be included in the same number of plans, and this could adversely affect our revenues. In addition, new legislation may be proposed that could change the Medicare prescription drug benefit and affect the payments for Tarceva under the program.
Government involvement and/or control over pricing of pharmaceutical products outside of the United States can have an effect on the revenues that we receive from Tarceva.
     In some foreign countries, particularly Canada and the EU countries, the pricing of prescription pharmaceuticals is subject to governmental control. In these countries, pricing negotiations with governmental authorities can take six to 12 months or longer after the receipt of regulatory marketing approval for a product. To obtain reimbursement or pricing approval in some countries, we may be required to conduct a clinical trial that compares the cost-effectiveness of our products to other available therapies. In most countries within Europe, individual governments determine the pricing of medicines, which can result in wide variations for the same product, and member states of the EU may impose new or additional cost-containment measures for drug products. Indeed, in recent years, price reductions and rebates have been mandated in several European countries, including Germany, Italy, Spain and the United Kingdom. Future mandatory price reductions in the EU or Japan could adversely impact our royalty revenues for Tarceva.
Future legislative or regulatory reform of the healthcare system may affect our ability to sell certain of our products profitably.
     In both the United States and some non-U.S. jurisdictions, there have been a number of legislative and regulatory proposals to change the healthcare system in ways that could affect our ability to sell certain of our products profitably. In the United States, new legislation may be enacted at the federal and state levels that would result in significant changes to the healthcare system, either nationally or at the state level. For example, federal Medicare proposals, along with state Medicaid drug payment changes and healthcare reforms, could lower payments for our products or create financial disincentives for plans to provide access to Tarceva. Further, some states have proposed health care reform legislation requiring greater price reductions and narrowing coverage for drugs, which could impact our products. Additionally, these proposals or separate state and federal proposals could increase the costs of doing business in their respective jurisdictions. If future legislative or regulatory changes were to reduce reimbursement or make reimbursement unavailable, it would adversely affect our business.

If Tarceva is imported into the United States, the EU or Japan from countries where the cost of the drug is lower, it will affect our sales and profitability and harm our business.
     Our revenues for Tarceva will be adversely impacted if we face competition in the United States, the EU or Japan from lower priced imports from countries where government price controls or other market dynamics have resulted in lower price for Tarceva. The ability of patients and other customers to obtain these lower priced imports has grown significantly as a result of the Internet, an expansion of pharmacies which specifically target purchasers in countries where drug costs are higher and other factors. Many of these foreign imports are illegal under current law. However, the volume of imports continues to rise due to the limited enforcement resources of U.S. and foreign regulatory and customs authorities, and political pressure in the United States, the EU and Japan to permit the imports as a mechanism for expanding access to lower priced medicines.
     In the United States, in December 2003, federal legislation was enacted to modify U.S. import laws and expand the ability for lower priced pharmaceutical products to be imported from Canada, where government price controls have been enacted. These changes to the import laws will not take effect unless and until the Secretary of Health and Human Services certifies that the changes will lead to substantial savings for consumers and will not create a public health safety issue. The current Secretary of Health and Human Services has indicated that there is not a basis to make such a certification at this time. However, it is possible that this Secretary, or a subsequent Secretary, could make such a certification in the future. In addition, legislation has been proposed to implement the changes to the import laws without any requirement for certification from the Secretary of Health and Human Services, and to broaden permissible imports in other ways. Even if these changes to the import laws do not take effect, and other changes are not enacted, lower priced imports of products from Canada and elsewhere may continue to increase due to market and political forces, and the limited enforcement resources of the FDA, the U.S. Customs Service and other government agencies. For example, state and local governments have suggested that they may import drugs from Canada for employees covered by state health plans or others, and some have already enacted such plans.
     In Europe, the importation of pharmaceutical products from countries where prices are low to those where prices for those products are higher, known as parallel trade, may increase. Parallel trade occurs because third parties can exploit the price differential by purchasing drug products in markets where low prices apply and selling them to state authorities and other purchasers in those markets where drugs can be sold at higher prices. There are indications that parallel trade is affecting markets in the EU, and the recent addition of countries from central and eastern Europe to the EU could result in significant increases in the parallel trading of drug products in that region.
     Lower priced imports will adversely affect our sales and profitability. This impact could become more significant in the future, and the impact could be even greater if there is a further change in the law or if state or local governments take further steps to permit lower priced imports from abroad.
Risks Related to Intellectual Property and Legal Matters
If we cannot successfully protect, exploit or enforce our intellectual property rights, our ability to develop and commercialize our products, and receive revenues from licenses under our intellectual property, will be adversely affected.
     We hold numerous U.S. and foreign patents as well as trademarks and trade secrets; we also have many pending applications for additional patents. We intend to continue to seek patent protection for, or maintain as trade secrets, the potentially valuable intellectual property arising from our research and development activities, including commercially promising product candidates that we have discovered, developed or acquired. Our success depends, in part, on our ability and our collaborative partners’ ability to obtain and maintain patent protection for new product candidates, maintain trade secret protection and operate without infringing the valid and enforceable proprietary rights of third parties. As with most biotechnology and pharmaceutical companies, our patent position is highly uncertain and involves complex legal and factual questions. Without patent and other similar protection, other companies could offer the same or substantially identical products for sale without incurring the sizeable discovery and development costs that we have incurred. Our ability to recover these expenditures and realize profits upon the sale of products could be diminished. The process of obtaining patents can be time-consuming and expensive with no certainty of success. Even if we spend the necessary time and money, a patent may not issue or it may insufficiently protect the technology it was intended to protect. Even if issued, such issuance is not conclusive as to a patent’s validity or its enforceability.
     Our patents may be challenged, narrowed, invalidated or circumvented, which could limit our ability to prevent or stop competitors from marketing similar products or may limit the length of term of patent protection we may have for our products. Specifically, a patent corresponding to the U.S. composition of matter patent for Tarceva was granted in February 2007 in India and survived a pre-grant opposition by Natco Pharma, Ltd. of Mumbai, India in July 2007. We, with our collaborator Roche, are currently seeking to enforce this patent against CIPLA, Ltd. of Mumbai, India, with respect to a generic form of Tarceva launched by CIPLA in India. A lawsuit was filed in India on January 15, 2008 and a hearing for preliminary injunction with the Indian Patent Office in New Delhi concluded on January 31, 2008. The preliminary injunction was denied on March 19, 2008 and a trial on the merits has been scheduled for August 2008. We are currently considering with Roche whether we will appeal the denial of the preliminary injunction. In addition, Teva Pharmaceuticals filed an opposition to the grant of a patent in Israel corresponding to our U.S. patent directed to a particular polymorph of Tarceva (U.S. Patent No. 6,900,221) in August 2007. This Israeli proceeding will be delayed until prosecution of a co-pending patent application in Israel is completed. If we are unsuccessful in enforcing or defending our patents in either of these proceedings and the patents are revoked without possibility of appeal in India and/or Israel, this could reduce our future potential royalty revenue from sales of Tarceva in these countries and increase the possibility that generic Tarceva will be unlawfully distributed and/or sold into countries where we have patent exclusivity.
     We can never be certain that we were first to develop the technology or that we were first to file a patent application for the particular technology because most U.S. patent applications are confidential until a patent publishes or issues, and publications in the scientific or patent literature lag behind actual discoveries. If our pending patent applications are not approved for any reason or if we are unable to receive patent protection for additional proprietary technologies that we develop, the degree of future protection for our proprietary rights will remain uncertain. Third parties may independently develop similar or alternative technologies, duplicate some or all of our technologies, design around our patented technologies or challenge our pending or issued patents. Furthermore, the laws of foreign countries may not protect our intellectual property rights effectively or to the same extent as the laws of the United States. In addition, some countries do not offer patent protection for certain biotechnology-related inventions. If our intellectual property rights are not adequately protected, we may not be able to commercialize our technologies, products or services and our competitors could commercialize our technologies, which could result in a decrease in our sales and market share that would harm our business and operating results.
     We are also party to licenses that give us rights to third-party intellectual property that may be necessary or useful to our business. Our success will depend in part on the ability of our licensors to obtain, maintain and enforce our licensed intellectual property, in particular, those patents to which we have secured exclusive rights. Our licensors may not successfully prosecute the patent applications to which we have licenses. Even if patents issue in respect of these patent applications, our licensors may fail to maintain these patents, may determine not to pursue litigation against other companies that are infringing these patents, or may pursue such litigation less aggressively than we would. Without protection for the intellectual property we license, other companies might be able to offer substantially identical products for sale, which could adversely affect our competitive business position and harm our business prospects.
If we or our collaborative partners are required to obtain licenses from third parties, our revenues and royalties on any commercialized products could be reduced.
     The development of some of our products may require the use of technology developed by third parties. The extent to which efforts by other researchers have resulted or will result in patents and the extent to which we or our collaborative partners will be forced to obtain licenses from others, if available, on commercially reasonable terms is currently unknown. If we or our collaborative partners must obtain licenses from third parties, fees must be paid for such licenses, which would reduce the revenues and royalties we may receive on commercialized products.

If we are unable to protect the confidentiality of our proprietary information and know-how, the value of our technology and products could be negatively impacted.
     In addition to patented technology, we rely upon unpatented proprietary technology, trade secrets, processes, and know-how. We seek to protect this information in part by entering into confidentiality agreements with our employees, consultants and third parties. These agreements may be breached, and we may not have adequate remedies for any such breach. In addition, our trade secrets may otherwise become known or be independently developed by competitors.
Our U.S. patents may be adversely affected by changes to patent-related U.S. statutes and the rules of the U.S. patent and trademark office.
     The portfolio management strategy of our U.S. patents and pending patent applications may be adversely affected by proposed changes to patent-related U.S. statutes and to USPTO rules, especially changes to rules concerning the filing of continuation applications. The proposed USPTO rules were scheduled to go into effect on November 1, 2007, but were enjoined pursuant to an order issued on October 31, 2007 by the United States District Court for the Eastern District of Virginia. This injunction is expected to remain in effect until final judgment on the matter or as otherwise directed by the court. If implemented, the rules would limit to two the number of continuing applications that an applicant may file as a matter of right. The rules would also require that beyond such continuing applications, subsequent continuing application filings must be supported by a petition and a showing as to why the new amendments, claims, arguments or evidence presented could not have been previously submitted. An applicant may also file only one request for continued examination. Other proposed rules, if implemented, could limit the number of claims that we can include in a patent application to only five independent and 25 total claims per application, without submission of a document including a search and explanation of related patents and literature. The implementation of these rules will require significant changes in patent strategy and portfolio management in order to adequately protect our products in development and may result in less certainty with regard to the potential future value of our intellectual property assets.
The failure to prevail in litigation or the costs of litigation, including patent infringement claims, could harm our financial performance and business operations and could cause delays in product introductions.
     We are susceptible to litigation. For example, as a public company, we are subject to claims asserting violations of securities laws and derivative actions. In particular, we have been subject to a securities class action filed in United States District Court for the Eastern District of New York alleging violations of Sections 11 and 15 of the Securities Act of 1933, as amended, and Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, as amended, and Rule 10b-5 promulgated thereunder. While the parties to this class action lawsuit have reached agreement to settle this action and submitted the settlement to the Court, the settlement remains subject to final approval from the Court. In addition, as a biotechnology company, our processes and potential products may conflict with patents that have been or may be granted to competitors, academic institutions or others. We cannot ensure that our products or methods do not infringe upon the patents or other intellectual property rights of third parties. As the biotechnology and pharmaceutical industries expand and more patents are filed and issued, the risk increases that our patents or patent applications for our product candidates may give rise to a declaration of interference by the USPTO, or to administrative proceedings in foreign patent offices, or that our activities lead to claims of patent infringement by other companies, institutions or individuals. These entities or persons could bring legal proceedings against us seeking substantial damages or seeking to enjoin us from researching, developing, manufacturing or marketing our products, which could result in substantial costs and harm our reputation. If any of these actions are successful, we may not only be required to pay substantial damages for past use of the asserted intellectual property but we may also be required to cease the infringing activity or obtain the requisite licenses or rights to use the technology, that may not be available to us on acceptable terms, if at all. Litigation and other proceedings may also absorb significant management time.
     Litigation is inherently unpredictable and we may incur substantial expense in defending ourselves or asserting our rights in the litigation to which we are currently subject, or in new lawsuits or claims brought against us. Litigation can be expensive to defend, regardless of whether a claim has merit, and the defense of such actions may divert the attention of our management that would otherwise be engaged in running our business and utilize resources that would otherwise be used for the business. In the event of an adverse determination in a lawsuit or proceeding, or our failure to license essential technology, our sales could be harmed and/or our costs increase, which would harm our financial condition and our stock price may decline. While we currently maintain insurance that we believe is adequate, we are subject to the risk that our insurance will not be sufficient to cover claims.
The use of any of our potential products in clinical trials and the sale of any approved products exposes us to liability claims.
     The nature of our business exposes us to potential liability risks inherent in the research, development, manufacturing and marketing of drug candidates and products. If any of our drug candidates in clinical trials or our marketed products harm people or allegedly harm people, we may be subject to costly and damaging product liability claims. Many patients who participate in clinical trials are already ill when they enter a trial. The waivers we obtain may not be enforceable and may not protect us from liability or the costs of product liability litigation. While we currently maintain product liability insurance that we believe is adequate, we are subject to the risk that our insurance will not be sufficient to cover claims. There is also a risk that adequate insurance coverage will not be available in the future on commercially reasonable terms, if at all. The successful assertion of an uninsured product liability or other claim against us could cause us to incur significant expenses to pay such a claim, could adversely affect our product development and could cause a decline in our product revenues. Even a successfully defended product liability claim could cause us to incur significant expenses to defend such a claim, could adversely affect our product development and could cause a decline in our product revenues.
Risks Related to Our Common Stock
Our stock price remains highly volatile which could make it difficult for our stockholders to resell our common stock.
     If our stock price falls, our stockholders may not be able to sell their stock when desired or at desirable prices. When the stock prices of companies in the NASDAQ Biotechnology Index fall, our stock price will most likely fall as well. The stock price of biotechnology and pharmaceutical companies, including our stock price, has been volatile and may remain volatile for the foreseeable future.
     The following factors, among others, some of which are beyond our control, may also cause our stock price to decline:
•	a decline in sales of Tarceva;

•	a decline in our business operating results or prospects;

•	a general economic slowdown in the United States or the key international markets where Tarceva is sold;

•	adverse events with respect to our intellectual property;

•	announcement or launching of technological innovations or new therapeutic products by third parties;

•	positive or negative clinical efficacy or safety results from our competitors’ products;

•	public concern as to the safety, or withdrawal, of our products and potential products;

•	comments by securities analysts regarding us or our competitors and general market conditions;

•	future sales of substantial amounts of our common stock by us or existing stockholders;

•	negative developments concerning strategic alliance agreements;

•	changes in government regulation, including pricing controls, that impact our products;

•	negative or neutral clinical trial results, including clinical trial results for additional indications for Tarceva;

•	delays with the FDA in the approval process for products and clinical candidates; and

•	developments in laws or regulations that impact our patent or other proprietary rights.
Our governance documents and state law provide certain anti-takeover measures which will discourage a third party from seeking to acquire us and may impede the ability of stockholders to remove and replace our board of directors and, therefore, our management.
     We have had a shareholder rights plan, commonly referred to as a “poison pill,” since January 1999. The purpose of the shareholder rights plan is to protect stockholders against unsolicited attempts to acquire control of us that do not offer a fair price to our stockholders as determined by our board of directors. Under the plan, the acquisition of 17.5% or more of our outstanding common stock by any person or group, unless approved by our board of directors, will trigger the right of our stockholders (other than the acquiror of 17.5% or more of our common stock) to acquire additional shares of our common stock, and, in certain cases, the stock of the potential acquiror, at a 50% discount to market price, thus significantly increasing the acquisition cost to a potential acquiror.
     The shareholder rights plan may have the effect of dissuading a potential hostile acquiror from making an offer for our common stock at a price that represents a premium to the then-current trading price. In addition, our certificate of incorporation and by-laws contain certain additional anti-takeover protective devices. For example,
•	no stockholder action may be taken without a meeting, without prior notice and without a vote; solicitations by consent are thus prohibited;

•	special meetings of stockholders may be called only by our board of directors, or by our stockholders holding 20% of our outstanding shares upon 90 days prior written notice;

•	nominations by stockholders of candidates for election to the board of directors at our annual meeting of stockholders must be made at least 45 days prior to the anniversary of the date on which we first mailed our proxy materials for the prior year’s annual meeting of stockholders; and

•	our board of directors has the authority, without further action by the stockholders, to fix the rights and preferences, and issue shares, of preferred stock. An issuance of preferred stock with dividend and liquidation rights senior to the common stock and convertible into a large number of shares of common stock could prevent a potential acquiror from gaining effective economic or voting control.
     Further, we are subject to Section 203 of the Delaware General Corporation Law which, subject to certain exceptions, restricts certain transactions and business combinations between a corporation and a stockholder owning 15% or more of the corporation’s outstanding voting stock for a period of three years from the date the stockholder becomes a 15% stockholder. In addition to discouraging a third party from acquiring control of us, the foregoing provisions could impair the ability of existing stockholders to remove and replace our management and/or our board of directors.
Risks Related to the Notes
The notes are subordinated to all existing and any future Senior Indebtedness and rank below our secured debt and the liabilities of our subsidiaries.
     The notes are contractually subordinated in right of payment to our existing and future Senior Indebtedness (as defined in this prospectus and in the indenture relating to the notes). This means that the payment of the principal and interest on the notes is subordinated to the prior payment in full of all of our existing and future Senior

Indebtedness. Due to the subordination provisions, in the event of our insolvency, funds which we would otherwise use to pay the holders of the notes will be used to pay the holders of Senior Indebtedness to the extent necessary to pay the Senior Indebtedness in full. As a result of these payments, our general creditors may recover more, ratably, than the holders of the notes. In addition, the holders of our Senior Indebtedness may restrict or prohibit us from making payments on the notes. The notes are effectively subordinated to our secured indebtedness to the extent of the value of the assets securing such indebtedness. In any liquidation, dissolution, bankruptcy or other similar proceeding, the holders of our secured indebtedness will be entitled to be paid in full from our assets that secure their debt before such assets may be used to pay the holders of the notes. As of the date of this prospectus, we had no Senior Indebtedness nor secured indebtedness outstanding.
     The notes are effectively subordinated to all existing and future liabilities of our subsidiaries and any of our indebtedness that is guaranteed by our subsidiaries. These liabilities may include indebtedness, trade payables, guarantees, lease obligations and letter of credit obligations. Our rights and the rights of our creditors, including the holders of the notes, to participate in the assets of any subsidiary upon that subsidiary’s liquidation or reorganization are subject to the prior claims of the subsidiary’s creditors and of the holders of any indebtedness or other obligations guaranteed by that subsidiary, except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary. However, even if we are a creditor of one of our subsidiaries, our claims would still be effectively subordinated to any security interests in, or mortgages or other liens on, the assets of that subsidiary and would be subordinate to any indebtedness of the subsidiary senior to that held by us. As of December 31, 2007, our subsidiaries had liabilities of $57.5 million, excluding intercompany liabilities.
There are no restrictive covenants in the indenture for the notes relating to our ability to incur future indebtedness or complete other transactions.
     The indenture governing the notes does not contain any financial or operating covenants or restrictions on the payment of dividends, the incurrence of indebtedness, transactions with affiliates, incurrence of liens or the issuance or repurchase of securities by us or any of our subsidiaries. We may therefore incur additional debt, including secured indebtedness that would be effectively senior to the notes to the extent of the value of the assets securing such debt, or indebtedness at the subsidiary level to which the notes would be structurally subordinated. We cannot assure you that we will be able to generate sufficient cash flow to pay the interest on our debt, including the notes, or that future working capital, borrowings or equity financing will be available to pay or refinance any such debt.
Fluctuations in the price of our common stock may prevent you from being able to convert the notes and may impact the price of the notes and make them more difficult to resell.
     During the period prior to December 15, 2037, the ability of holders of the notes to convert their notes is conditioned on the closing sale price of our common stock reaching specified thresholds or the occurrence of specified events, such as a fundamental change. If the closing sale price threshold for conversion of the notes as described under “Description of the Notes — Conversion Rights — Conversion Based on Common Stock Price” is satisfied during a fiscal quarter, holders may convert the notes only during the subsequent fiscal quarter. If such closing sale price thresholds are not satisfied and the other specified events that would permit a holder to convert notes do not occur, holders would be able to convert the notes only during the one month period prior to the maturity date.
     Because the notes are convertible into shares of our common stock, volatility or depressed prices for our common stock could have a similar effect on the trading of the notes. Holders who receive common stock upon conversion of the notes will also be subject to the risk of volatility and depressed prices of our common stock.
The accounting method for convertible debt securities with net share settlement, like the notes, may be subject to change.
     In August 2007, the Financial Accounting Standards Board (“FASB”) issued an exposure draft of a proposed FASB Staff Position (the “Proposed FSP”) reflecting new rules that would change the accounting treatment for certain convertible debt instruments, including the notes. Under the proposed new rules for convertible debt instruments that may be settled entirely or partially in cash upon conversion, an entity should separately account for the liability and equity components of the instrument in a manner that reflects the issuer’s economic interest cost. The effect of the proposed new rules for the notes is that the equity component would be included in the paid-in-capital section of stockholders’ equity on our balance sheet and the value of the equity component would be treated as original issue discount for purposes of accounting for the debt component of the notes. Higher interest expense would result by recognizing accretion of the discounted carrying value of the notes to their face amount as interest expense over the term of the notes. FASB is expected to issue the final FSP shortly and it is expected to be substantially as originally proposed. The FSP will be effective for fiscal years after December 15, 2008 and will require retrospective application to all periods presented.
     We are currently evaluating the proposed new rules and have not quantified the impact at this time. However, if the Proposed FSP is adopted, we expect to have higher interest expense due to the interest expense accretion, and prior period interest expense associated with the notes offered hereby and the 2025 Notes, would also reflect higher than previously reported interest expense due to retrospective application.
The make whole premium that may be payable upon conversion in connection with certain fundamental change transactions may not adequately compensate you for the lost option time value of your notes as a result of such fundamental change.
     If you convert notes in connection with certain fundamental change transactions, we may be required to pay a make whole premium by increasing the base conversion rate. While the increase in the base conversion rate is designed to compensate you for the lost option value of your notes as a result of these types of changes in control, such increase is only an approximation of such lost value and may not adequately compensate you for such loss. Furthermore, you will not receive the additional consideration payable as a result of the increase in the base conversion rate until the effective date of the fundamental change, or even later, which could be a significant period of time after you tender your notes for conversion.
We could enter into various transactions, such as acquisitions, refinancings, recapitalizations or other highly leveraged transactions, which would not constitute a fundamental change under the terms of the notes, but which could nevertheless increase the amount of our outstanding debt at such time, or adversely affect our capital structure, or otherwise adversely affect you.
     Under the terms of the notes, a variety of acquisition, refinancing, recapitalization or other highly leveraged transactions would not be considered fundamental change transactions. The term “fundamental change” is limited to certain specified transactions and may not include other events that might harm our financial condition. In addition, the term “fundamental change” does not apply to transactions in which 90% or more of the consideration paid for our common stock in a merger or similar transaction is publicly traded common stock. As a result, we could enter into any such transactions without being required to make an offer to repurchase the notes even though the transaction could increase the total amount of our outstanding debt, adversely affect our capital structure or otherwise materially adversely affect the holders of the notes. In addition, if such transaction is not considered a fundamental change under the terms of the notes, you may not be able to convert your notes or be eligible to receive a make whole premium adjustment in connection with such conversion. Accordingly, our obligation to offer to purchase the notes upon a fundamental change would not necessarily afford you protection in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.
We may not have the ability to purchase the notes when required under the terms of the notes.
     Holders of notes may require us to purchase for cash all or a portion of their notes upon the occurrence of a fundamental change. In addition, holders of the notes may require us to purchase for cash all or a portion of their outstanding notes on January 15, 2013, 2018, 2023, 2028 and 2033. We cannot assure you that we will have sufficient financial resources to pay the repurchase price of the notes on any date that we would be required to do so under the terms of the notes. If we do not have sufficient financial resources, we may have to raise funds through debt or equity financing. Our ability to raise such financing will depend on prevailing market conditions. Further, we may not be able to raise such financing within the period required to satisfy our obligation to make timely payment under the terms of the notes.

     The source of funds for any such purchase of notes will be our available cash or cash generated from our subsidiaries’ operations or other sources, including borrowings, sales of assets or sales of equity. Sufficient funds may not be available at such time to make any required repurchases of notes tendered. In addition, we would also be required to offer to repurchase all of our outstanding 2023 Notes (which will continue to remain outstanding for a period of time after the completion of this offering even though we ultimately intend to repurchase or otherwise retire them) and our 2025 Notes upon a change of control or fundamental change as defined in the indentures relating to such notes, respectively, at 100% of their principal amount, plus accrued and unpaid interest and we may not have or be able to obtain the financial resources to make such a repurchase offer. Accordingly, if the holders of our outstanding indebtedness, in addition to holders of the notes, exercise their right to require us to repurchase all of the notes upon a fundamental change, the financial effect of this repurchase could cause us to default under our other debt, even if the fundamental change itself would not cause a default. It is therefore possible that we will not have sufficient funds at the time of the fundamental change to make the required repurchase of the notes and the other debt we would be required to repay or repurchase or that restrictions in any other debt that may be incurred in the future will not allow the repurchases. See “Description of the Notes — Purchases of Notes by Us for Cash at the Option of Holders Upon a Fundamental Change.”
An active trading market for the notes may not develop, and the absence of an active trading market and other factors may adversely impact the price of the notes.
     The notes originally issued in the private placement are eligible for trading on The PORTAL® Market of the Financial Industry Regulatory Authority; however, notes resold pursuant to this prospectus are not eligible for trading on the PORTAL® Market. The notes are not currently listed nor do we intend to list the notes on any national securities exchange or the Nasdaq Global Select Market.
     There is currently no public market for the notes, and no active trading market might ever develop. To the extent that an active trading market does not develop, the liquidity and trading prices for the notes may be adversely affected. If the notes are traded, they may trade at a discount from the initial offering price, depending on prevailing interest rates, the market for similar securities, the price, and volatility in the price, of our shares of common stock, our performance and other factors.
If you hold notes, you will not be entitled to any rights with respect to our common stock, but you will be subject to all changes made with respect to our common stock.
     If you hold notes, you will not be entitled to any rights with respect to our common stock, including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock, but you will be subject to all changes affecting the common stock. You will have rights with respect to our common stock only if and when we deliver shares of common stock to you upon conversion of your notes and, in limited cases, under the base conversion rate adjustments applicable to the notes. For example, in the event that an amendment is proposed to our certificate of incorporation or bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to delivery of common stock to you, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.
The trading prices for the notes will be directly affected by the trading prices for our common stock, which is impossible to predict.
     The price of our common stock could be affected by possible sales of our common stock by investors who view the notes as a more attractive means of equity participation in OSI and by hedging or arbitrage trading activity that may develop involving the common stock. The arbitrage could, in turn, affect the trading prices of the notes.
The base conversion rate may not be adjusted for all dilutive events that may occur.
     The base conversion rate is subject to adjustment for certain events including, but not limited to, the issuance of stock dividends, the issuance of certain rights or warrants, subdivisions or combinations of our common stock, certain distributions of assets, debt securities, capital stock or cash to holders of our common stock and certain issuer tender or exchange offers as described under “Description of the Notes — Conversion Rights — Base

Conversion Rate Adjustments.” The base conversion rate will not be adjusted for other events, such as an issuance of common stock for cash or a third-party tender offer (including cash tender offers), that may adversely affect the trading price of the notes or the common stock. There can be no assurance that an event that adversely affects the value of the notes, but does not result in an adjustment to the base conversion rate, will not occur.
Upon conversion of the notes, you may receive consideration valued less than expected because the value of our common stock may decline between the day that you exercise your conversion right and the day the value of your shares is determined.
     The value of the consideration that you will receive upon conversion of your notes is in part determined by the volume weighted average price per share of our common stock over a specified 20 consecutive trading day period beginning after, or extending beyond, the date on which a notice of conversion in respect of the notes is delivered to the conversion agent. Accordingly, if the price of our common stock decreases after you give notice of conversion, the value of the consideration that you receive may be adversely affected.
The issuance of common stock, if any, upon conversion of the notes will dilute the ownership interest of existing shareholders.
     If we are required to issue common stock upon conversion of the notes, such issuance will dilute the ownership interests of existing shareholders. Any sales in the public market of such common stock could adversely affect prevailing market prices of our common stock. In addition, the existence of the notes may encourage short selling by market participants because the conversion of the notes could depress the price of our common stock.
Provisions of the notes could discourage an acquisition of us by a third party.
     Certain provisions of the notes could make it more difficult or more expensive for a third party to acquire us. Upon the occurrence of certain transactions constituting a fundamental change, holders of the notes will have the right, at their option, to require us to repurchase all or any portion of their notes for cash at a price equal to 100% of the principal amount of notes to be repurchased, plus accrued and unpaid interest, if any, including contingent interest, if any, to, but excluding, the repurchase date. In addition, pursuant to the terms of the notes, we may not enter into certain mergers unless, among other things, the surviving entity assumes all of our obligations under the notes and the indenture relating to the notes.
Our certificate of incorporation and bylaw provisions, and several other factors, could limit another party’s ability to acquire us and could deprive you of the opportunity to obtain a make whole premium.
     Provisions in our certificate of incorporation and bylaws may make it difficult for another company to acquire us and for you to receive any related make whole premium. See “Description of Capital Stock — Preferred Stock” and “— Anti-Takeover Effects of Provisions of Our Charter and Bylaws.”
You should consider the U.S. federal income tax consequences of owning the notes.
     Under the indenture governing the notes, we have agreed, and, by acceptance of a beneficial interest in a note, each holder will be deemed to have agreed, in the absence of an administrative pronouncement or judicial ruling to the contrary, to treat the notes for U.S. federal income tax purposes as indebtedness that is subject to the Treasury regulations governing contingent payment debt instruments, which we refer to as the contingent debt regulations.
     Pursuant to the contingent debt regulations, even if we do not pay any contingent interest on the notes, you will generally be required to accrue interest income (subject to certain adjustments) at the “comparable yield” (as described in “Certain U.S. Federal Income Tax Considerations — Tax Consequences to U.S. Holders-Interest Accruals on the Notes”). We have determined that the comparable yield is a rate of 7.51% per annum, compounded semi-annually, which represents the estimated yield on our comparable non-contingent, non-convertible, fixed-rate debt instruments with terms and conditions otherwise similar to the notes. The amount of interest required to be included by you in income for each year will generally exceed the stated interest payments on the notes (including any contingent interest payments) in that year.

     You will recognize gain or loss on the sale, exchange, conversion, redemption or repurchase of a note in an amount equal to the difference between the amount realized, including the fair market value of any shares of our common stock received, and your adjusted tax basis in the note. Any gain recognized by you on the sale, exchange, conversion, redemption or repurchase of a note will be treated as ordinary interest income; any loss will be ordinary loss to the extent of interest previously included in income, and thereafter will be treated as capital loss.
     The base conversion rate of the notes is subject to adjustment in certain circumstances, including the payment of certain cash dividends. In certain circumstances, you may be deemed to have received for U.S. federal income tax purposes, a distribution that will be subject to U.S. federal income tax as a dividend, to the extent that the amount of such distribution does not exceed our earnings and profits, as determined under U.S. federal income tax principles, even though you will not receive any cash in respect of the deemed dividend. If you are a Non-U.S. Holder (as defined in “Certain U.S. Federal Income Tax Considerations — Tax Consequences to Non-U.S. Holders”), such deemed dividend may be subject to U.S. federal withholding tax (currently at a 30% rate, or such lower rate as may be specified by an applicable treaty), which may be set off against other payments on the notes. See “Certain U.S. Federal Income Tax Considerations.”
     A discussion of the U.S. federal income tax consequences of ownership of the notes and our common stock is contained in this prospectus under the heading “Certain U.S. Federal Income Tax Considerations.” You are urged to consult your tax advisors as to the federal, state, local or other tax consequences of acquiring, owning, and disposing of the notes.
Failure to comply with covenants in our existing or future financing agreements could result in cross defaults under some of our financing agreements, which cross defaults could jeopardize our ability to satisfy our obligations under the notes.
     Various risks, uncertainties and events beyond our control could affect our ability to comply with the covenants, financial tests and ratios required by the instruments governing our financing arrangements. Failure to comply with any of the covenants in our existing or future financing agreements could result in a default under those agreements and under other agreements containing cross default provisions, including the indenture governing the notes. A default would permit lenders to cease to make further extensions of credit, accelerate the maturity of the debt under these agreements and foreclose upon any collateral securing that debt. Under these circumstances, we might not have sufficient funds or other resources to satisfy all of our obligations, including our obligations under the notes. In addition, the limitations imposed by financing agreements on our ability to incur additional debt and to take other actions might significantly impair our ability to obtain other financing. We may also amend the provisions and limitations of our credit facilities from time to time without the consent of the holders of notes.

RATIO OF EARNINGS TO FIXED CHARGES
     The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated. For purposes of calculating earnings to fixed charges, earnings consist of pretax income from continuing operations plus fixed charges. Fixed charges consist of interest expense, amortization of debt issuance cost and an estimate of interest within rental expense.

Fiscal Year	Ratio	Deficiency (in thousands)

2007 Calendar Year	10.7	$—
2006 Calendar Year	1.6	$—
2005 Calendar Year	*	$85,094
2004 Fiscal Year**	*	$260,371
2003 Fiscal Year	*	$181,357

*	For the fiscal year ended December 31, 2005 and the fiscal years ended September 30, 2004 and 2003, earnings were insufficient to cover fixed charges of $8.9 million, $21.7 million, and $10.0 million, respectively. For this reason, no ratios are provided.

**	Subsequent to the end of our 2004 fiscal year, which ended on September 30, 2004, we changed our fiscal year end to December 31. The deficiency for the three months ended December 31, 2004 was $48.4 million.
USE OF PROCEEDS
     We will not receive any proceeds from the sale by any selling securityholders of the notes or shares of common stock issuable upon conversion of the notes offered under this prospectus.

PRICE RANGE OF COMMON STOCK
     Our common stock began trading on the Nasdaq National Market under the symbol “OSIP” on April 3, 1986. The following table sets forth, for the periods indicated below, the high and low sales prices for our common stock as reported on the Nasdaq Global Select Market.
     On March 28, 2008, the closing bid price of our common stock as reported on the Nasdaq Global Select Market was $38.10 per share.

	High	Low
2005 Fiscal Year

First Quarter	$74.90	$41.25
Second Quarter	50.20	34.57
Third Quarter	47.65	28.15
Fourth Quarter	30.35	20.81

2006 Fiscal Year

First Quarter	$33.42	$26.50
Second Quarter	33.98	25.02
Third Quarter	38.17	30.17
Fourth Quarter	43.17	34.29

2007 Fiscal Year

First Quarter	$36.89	$30.94
Second Quarter	38.37	33.09
Third Quarter	36.60	28.68
Fourth Quarter	52.00	33.27

2008 Fiscal Year

First Quarter (until March 28, 2008)	$49.21	$33.46
DIVIDEND POLICY
     We have never paid cash dividends and do not anticipate paying any dividends in the foreseeable future.
RECENT EVENTS
     On March 10 and March 11, 2008, we repurchased an aggregate of $13 million principal amount of 2023 Notes from their holders in open market transactions. Those repurchased 2023 Notes were subsequently cancelled.
DESCRIPTION OF OTHER INDEBTEDNESS
3 1/4% Convertible Senior Subordinated Notes Due 2023
     As of March 31, 2008, we have outstanding $137 million aggregate principal amount of convertible senior subordinated notes due 2023, which bear interest at a rate of 3 1/4% per annum, payable semi-annually on each March 8 and September 8. The 2023 Notes will mature on September 8, 2023.
     The 2023 Notes are convertible, at the option of the holder, at any time on or prior to maturity into shares of our common stock. The 2023 Notes are convertible at a conversion price of $50.02 per share, subject to adjustment.

     On or after September 8, 2008, we may, at our option, redeem for cash all or a portion of the 2023 Notes, at any time and from time to time for a price equal to 100% of the principal amount of the notes to be redeemed, plus any accrued and unpaid interest to, but excluding, the redemption date. Holders of the outstanding 2023 Notes have the right to require us to purchase all or a portion of their 2023 Notes on September 8, 2008, September 8, 2013 and September 8, 2018. In each case, the purchase price payable will be equal to 100% of the principal amount of the 2023 Notes to be purchased plus accrued and unpaid interest, if any, but excluding the purchase date. We may choose to pay the purchase price in cash or in shares of our common stock. Upon a change in control of OSI, the holders may require us to purchase all or a portion of their 2023 Notes at a change in control purchase price equal to 100% of the principal amount of the 2023 Notes to be purchased plus accrued and unpaid interest, if any, to but excluding the change in control purchase date. We may choose to pay the change in control purchase price in cash or in shares of our common stock.
2% Convertible Senior Subordinated Notes Due 2025
     We have outstanding $115 million aggregate principal amount of convertible senior subordinated notes due 2025, which bear interest at 2% per annum, payable semi-annually on each June 15 and December 15. The 2025 Notes will mature on December 15, 2025.
     The 2025 Notes are convertible into cash, shares of our common stock or a combination of cash and shares of our common stock only under the following circumstances: (i) if prior to December 15, 2020, during any fiscal quarter if the closing sale price of our common stock for 20 or more trading days in a period of 30 consecutive trading days ending on the last trading day of the immediately preceding fiscal quarter exceeds 120% of the conversion price of the 2025 Notes then in effect on that last trading day; (ii) if prior to December 15, 2020, during the five business day period after any five consecutive trading day period, or the note measurement period, in which the average trading price per $1,000 principal amount of notes was equal to or less than 97% of the average conversion value of the notes during the note measurement period; (iii) upon the occurrence of specified corporate transactions, as described in the indenture for the 2025 Notes; (iv) if we call the 2025 Notes for redemption; or (v) at any time after December 15, 2020. To the extent that the 2025 Notes are to be converted into shares of our common stock, the initial conversion rate, subject to adjustment, is 33.9847 shares per $1,000 principal amount of notes, which represents an initial conversion price of $29.43 per share, subject to adjustment. If certain fundamental changes occur before December 15, 2010, the conversion rate may increase, or under certain circumstances, we may elect to change our conversion obligations to provide for conversion of the 2025 Notes into our common stock.
     Concurrent with the sale of the 2025 Notes, we purchased a call spread overlay transaction from UBS AG at a cost of $12.2 million. The call spread is a European-type option with a lower strike price of $29.425 and an upper strike price of $40.00 and involves an aggregate of 3.4 million shares of our common stock and expires on December 15, 2010. The call spread overlay agreement has the effect of increasing the effective conversion price of the 2025 Notes from our perspective to $40.00 per share on the initial sale of $100 million in the 2025 Notes (excluding the sale of $15 million in 2025 Notes related to the exercise of the overallotment). The agreement calls for settlement using net shares. Under the agreement, UBS AG will deliver to us the aggregate number of shares we are required to deliver to a holder of 2025 Notes that presents such notes for conversion. If the market price per share of our common stock is above $40.00 per share, we will be required to deliver shares of our common stock representing the value in excess of the strike price.
     The holders of the 2025 Notes have the right to require us to purchase, for cash, all or a portion of the 2025 Notes on December 15, 2010, December 15, 2015, and December 15, 2020 and under other circumstances as set forth in the indenture for the 2025 Notes, for a price equal to 100% of the principal amount of the 2025 Notes to be purchased plus accrued and unpaid interest, if any, to but excluding the purchase date.
     We may redeem the 2025 Notes, in whole or in part, for cash, at any time after December 15, 2010 for a price equal to 100% of the principal amount of the 2025 Notes to be redeemed, plus accrued and unpaid interest, if any, to but excluding the redemption date.

DESCRIPTION OF THE NOTES
     We issued $200,000,000 aggregate principal amount of the notes in a private placement in January 2008. The notes were issued under an indenture between us and The Bank of New York as trustee. The following summary of the terms of the notes, the indenture and the registration rights agreement does not purport to be complete and is subject, and qualified in its entirety by reference, to the detailed provisions of the notes, the indenture and the registration rights agreement. The terms of the notes include those expressly set forth in the indenture and those made part of such indenture by reference to the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act.
     We will provide copies of the indenture and the registration rights agreement to you upon request, and they are also available for inspection at the office of the trustee. Those documents, and not this description, define your legal rights as a holder of the notes.
     As used in this “Description of the Notes,” the words “the company,” “we,” “us,” “our,” and “OSI” refer only to OSI Pharmaceuticals, Inc. and do not include any of our current or future subsidiaries. As used in this “Description of the Notes,” all references to our common stock are to the common stock, par value $0.01 per share, of OSI Pharmaceuticals, Inc. See “Description of Capital Stock.”
General
     The notes are limited to $200,000,000 aggregate principal amount.
     The notes are issued in fully registered form, without interest coupons and only in denominations of $1,000 principal amount and any integral multiple of $1,000 above that amount. See “— Book-Entry System.” The notes will mature on January 15, 2038.
     The notes bear regular interest at an annual rate equal to 3%. Interest on the notes accrues from the most recent date to which regular interest has been paid or provided for, or if no interest has been paid, the date the notes were originally issued. Regular interest will be payable semi-annually in arrears on January 15 and July 15 of each year, beginning July 15, 2008, to the person in whose name a note is registered at the close of business on January 1 and July 1, as the case may be, immediately preceding the relevant interest payment date; provided, however, that accrued and unpaid interest payable upon redemption or a purchase of the notes by us at the option of the holder will be paid to the person to whom principal is payable, unless the redemption date, fundamental change purchase date or purchase date is after a record date and on or prior to the related interest payment date, in which case accrued and unpaid interest to, but excluding, the redemption date, fundamental change purchase date or purchase date shall be paid on such interest payment date to the record holder as of the record date. Each payment of regular interest includes interest accrued for the period, which we refer to as an interest period, commencing on and including the immediately preceding interest payment date (or, if no interest has been paid, the date the notes were originally issued) to, but excluding, the applicable interest payment date. Regular interest on the notes is computed using a 360-day year composed of twelve 30-day months. Contingent interest, if any, which is described below, is in addition to the regular interest.
     If any interest payment date (other than an interest payment date coinciding with the maturity date or earlier redemption date, fundamental change purchase date or purchase date) of a note falls on a day that is not a business day, such interest payment date is postponed to the next succeeding business day, provided that, if such business day falls in the next succeeding calendar month, the interest payment is brought forward to the immediately preceding business day. If the maturity date, redemption date, fundamental change purchase date or purchase date of a note would fall on a day that is not a business day, the required payment of interest, if any, and principal is made on the next succeeding business day and no interest on such payment will accrue for the period from and after the maturity date, redemption date, fundamental change purchase date or purchase date to such next succeeding business day. The term “business day” means, with respect to any note, any day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close.
     The notes are redeemable prior to maturity only on or after January 15, 2013, as described below under “— Redemption of Notes at Our Option,” and do not have the benefit of a sinking fund. Principal of and interest on the notes will be payable at the office of the paying agent, which as of the date of this prospectus is an office or agency of the trustee, or an office or agency maintained for such purpose, in the Borough of Manhattan, The City of New York. The notes may be presented for conversion at the office of the conversion agent (provided that the relevant conditions described below are satisfied), and for registration of transfer or exchange at the office of the registrar, each such agent being, as of the date of this prospectus, the trustee. No service charge will be made for any registration of transfer or exchange of notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
     Maturity, conversion, purchase by us at the option of a holder or redemption of a note will cause interest to cease to accrue on such note. We may not reissue a note that has matured or been converted, purchased by us at the option of a holder, redeemed or otherwise cancelled, except for registration of transfer, exchange or replacement of such note.
     The notes are our unsecured obligations and are subordinated to all of our existing and future Senior Indebtedness (as defined herein). The notes rank equally with all of our existing and future senior subordinated indebtedness. The notes are effectively subordinated to all of our future secured indebtedness to the extent of the value of the assets securing such indebtedness. The notes are not guaranteed by any of our subsidiaries, and accordingly, the notes are effectively subordinated to the indebtedness and other liabilities of our subsidiaries, including trade payables.
     The indenture does not limit the amount of additional indebtedness, including secured indebtedness, which we can create, incur, assume or guarantee, nor does the indenture limit the amount of indebtedness or other liabilities that our subsidiaries can create, incur, assume or guarantee. See “Risk Factors — Risks Related to the Notes — There are no restrictive covenants in the indenture for the notes relating to our ability to incur future indebtedness or complete other transactions.” As of December 31, 2007, on a pro forma basis after giving effect to the offering but prior to our use of the proceeds therefrom to repurchase or otherwise retire the 2023 Notes, we had $619.4 million of consolidated indebtedness outstanding, including $57.5 million of liabilities of our subsidiaries which effectively rank senior to the notes.
     For a discussion of the U.S. federal income tax consequences of ownership and disposition of the notes, see “Certain U.S. Federal Income Tax Considerations.”
Subordination
     The payment of principal of, premium, if any, and interest on the notes is subordinated in right of payment, as set forth in the indenture, to the prior payment in full in cash or cash equivalents of all Senior Indebtedness (as defined below), whether outstanding on the date of the indenture or thereafter incurred. The notes are effectively subordinated to all existing and future indebtedness and other liabilities of our subsidiaries, including trade payables. Any right that we have to receive assets of our existing subsidiaries or any future subsidiaries in the event of any liquidation or reorganization of any of such subsidiaries (and the consequent right of the holders of the notes to participate in the assets of such subsidiaries), is effectively subordinated to the claims of such subsidiaries’ creditors, except to the extent that we are ourselves recognized as a creditor of such subsidiaries, in which case our claims would still be subordinated to any security interests in the assets of that subsidiary and any indebtedness of that subsidiary senior to that held by us.
     In the event of any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relating to us or our assets, or any liquidation, dissolution or other winding-up of us, whether voluntary or involuntary, or any assignment for the benefit of creditors or other marshaling of our assets or liabilities (except in connection with the consolidation or merger of us or our liquidation or dissolution following the conveyance, transfer or lease of all or substantially all of our properties and assets upon the terms and conditions described under “— Consolidation, Merger, Sale or

Conveyance” below), the holders of Senior Indebtedness will be entitled to receive payment in full in cash or cash equivalents of all Senior Indebtedness, or provision shall be made for such payment in full, before the holders of notes will be entitled to receive any payment or distribution of any kind or character (other than any payment or distribution in the form of equity securities or subordinated securities of us or any successor obligor that, in the case of any such subordinated securities, are subordinated in right of payment to all Senior Indebtedness that may at the time be outstanding to at least the same extent as the notes are so subordinated (such equity securities or subordinated securities hereinafter being “Permitted Junior Securities”)) on account of principal of, or premium, if any, or interest on the notes; and any payment or distribution of our assets of any kind or character, whether in cash, property or securities (other than a payment or distribution in the form of Permitted Junior Securities), by set-off or otherwise, to which the holders of the notes or the trustee would be entitled but for the provisions of the indenture relating to subordination shall be paid by the liquidating trustee or agent or other person making such payment or distribution directly to the holders of Senior Indebtedness or their representatives ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any current payment or distribution to the holders of such Senior Indebtedness.
     No payment or distribution of any of our assets of any kind or character, whether in cash, property or securities (other than Permitted Junior Securities), may be made by us or on our behalf on account of principal of, premium, if any, or interest on the notes or on account of the purchase, redemption or other acquisition of notes upon the occurrence of any default in payment (whether at scheduled maturity, upon scheduled installment, by acceleration or otherwise) of principal of, premium, if any, or interest on Designated Senior Indebtedness (as defined below) beyond any applicable grace period (“Payment Default”), until such Payment Default shall have been cured or waived in writing or shall have ceased to exist or such Designated Senior Indebtedness shall have been discharged or paid in full in cash or cash equivalents.
     No payment or distribution of any of our assets of any kind or character, whether in cash, property or securities (other than Permitted Junior Securities), may be made by us or on our behalf on account of principal of, premium, if any, or interest on the notes or on account of the purchase, redemption or other acquisition of notes during the Payment Blockage Period, as described below, upon the occurrence of any default or event of default with respect to any Designated Senior Indebtedness other than any Payment Default, pursuant to which the maturity thereof may be accelerated (“Non-Payment Default”) and receipt by the trustee of written notice thereof from us or the representative of holders of the Designated Senior Indebtedness or the trustee for any such holder.
     The “Payment Blockage Period” will commence upon the date of receipt by the trustee of written notice from us or the representative of the holders of the Designated Senior Indebtedness in respect of which the Non-Payment Default exists, or the trustee for any such holder, and shall end on the earliest of:
•	179 days thereafter (provided that any Designated Senior Indebtedness as to which such written notice was given shall not theretofore have been accelerated);

•	the date on which such Non-Payment Default is cured, waived or ceases to exist;

•	the date on which such Designated Senior Indebtedness is discharged or paid in full; or

•	the date on which such Payment Blockage Period shall have been terminated by written notice to the trustee or to us from the trustee or such other representative initiating such Payment Blockage Period, after which we will resume making any and all required payments in respect of the notes, including any missed payments. In any event, not more than one Payment Blockage Period may be commenced during any period of 365 consecutive days. No Non-Payment Default that existed or was continuing on the date of the commencement of any Payment Blockage Period will be, or can be made, the basis for the commencement of a subsequent Payment Blockage Period, unless such Non-Payment Default has been cured or waived for a period of not less than 90 consecutive days subsequent to the commencement of such initial Payment Blockage Period.
     In the event that, notwithstanding the provisions of the preceding four paragraphs, if any payment or distribution shall be received by the trustee or any holder of the notes that is prohibited by such provisions, then and in such event such payment shall be paid over and delivered by such trustee or holder to the trustee or any other representative of holders of Senior Indebtedness, as their interest may appear, for application toward our Senior Indebtedness. Until all of our Senior Indebtedness is paid in full, holders of the notes shall be subordinated (equally and ratably with all other indebtedness that is equal in right of payment to the notes) to the rights of holders of Senior Indebtedness to receive distributions.
     Failure by us to make any required payment in respect of the notes when due or within any applicable grace period, whether or not occurring during a Payment Blockage Period, will result in an event of default (as defined below) and, thereafter, holders of the notes will have the right to accelerate the maturity thereof. See “— Events of Default; Waiver and Notice.”
     By reason of such subordination, in the event of our liquidation, receivership, reorganization or insolvency, our general creditors may recover less, ratably, than holders of senior debt and such general creditors may recover more, ratably, than holders of notes.
     “Designated Senior Indebtedness” means any of our Senior Indebtedness which, at the time of determination, has an aggregate principal amount outstanding of at least $20.0 million and that has been specifically designated in the instrument evidencing such Senior Indebtedness as “Designated Senior Indebtedness.”
     “Indebtedness” means, with respect to any person, without duplication:
•	all liabilities of such person for borrowed money (including overdrafts) or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities incurred in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such person in connection with any letters of credit and acceptances issued under letter of credit facilities, acceptance facilities or other similar facilities;

•	all obligations of such person evidenced by bonds, notes, debentures or other similar instruments;

•	indebtedness of such person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business;

•	all capitalized lease obligations of such person;

•	all obligations of such person under or in respect of interest rate agreements or currency agreements;

•	all indebtedness referred to in (but not excluded from) the preceding clauses of other persons and all dividends of other persons, the payment of which is secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any lien or with respect to property (including, without limitation, accounts and contract rights) owned by such person, even though such person has not assumed or become liable for the payment of such indebtedness (the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured);

•	all guarantees by such person of indebtedness referred to in this definition of any other person;

•	all Redeemable Capital Stock (as defined herein) of such person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends; and

•	the present value of the obligation of such person as lessee for net rental payments (excluding all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water, utilities and similar charges to the extent included in such rental payments) during the remaining term of the lease included in any sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with accounting principles generally accepted in the United States of America.
     “Redeemable Capital Stock” means any class of our capital stock that, either by its terms, by the terms of any securities into which it is convertible or exchangeable or by contract or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed (whether by sinking fund or otherwise) prior to the date that is 91 days after the final scheduled maturity of the notes or is redeemable at the option of the holder thereof at any time prior to such date, or is convertible into or exchangeable for debt securities at any time prior to such date (unless it is convertible or exchangeable solely at our option).
     “Senior Indebtedness” or “senior debt” means:
•	all of our indebtedness, now or hereafter existing, under or in respect of the documents and instruments executed in connection therewith, whether for principal, premium, if any, interest (including interest accruing after the filing of, or which would have accrued but for the filing of, a petition by or against us under bankruptcy law, whether or not such interest is allowed as a claim after such filing in any proceeding under such law) and other amounts due in connection therewith (including, without limitation, any fees, premiums, expenses, reimbursement obligations with respect to letters of credit and indemnities), whether outstanding on the date of the indenture or thereafter created, incurred or assumed; and

•	the principal of, premium, if any, and interest on all our other indebtedness (other than the notes), whether outstanding on the date of the indenture or thereafter created, incurred or assumed, unless, in the case of any particular indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such indebtedness shall not be senior in right of payment to the notes.
     Notwithstanding the foregoing, “Senior Indebtedness” and “senior debt” shall not include:
•	indebtedness evidenced by the notes offered hereby;

•	our indebtedness that is expressly subordinated in right of payment to our Senior Indebtedness;

•	our indebtedness or other obligations that by its terms rank equal or junior in right of payment to the notes;

•	our indebtedness that by operation of law is subordinate to any of our general unsecured obligations;

•	any liability for federal, state or local taxes or other taxes, owed or owing by us;

•	accounts payable or other liabilities owed or owing by us to trade creditors (including guarantees thereof or instruments evidencing such liabilities);

•	amounts owed by us for compensation to employees or for services rendered to us;

•	our indebtedness to any subsidiary or any of our other affiliates or any of such affiliate’s subsidiaries;

•	our capital stock;

•	indebtedness evidenced by any guarantee of any indebtedness ranking equal or junior in right of payment to the notes; or

•	indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11 of the United States Code, is without recourse to us.

Conversion Rights
General
     You may convert your notes at any time prior to the close of business on the business day preceding the maturity date only if the conditions for conversion described below are satisfied. If you surrender your notes for conversion, you will receive, in respect of each $1,000 principal amount of notes surrendered for conversion, a number of shares of our common stock, which we refer to as the “conversion shares,” equal to the sum of the “daily share amounts” (as defined below) for each of the 20 consecutive trading days in the applicable “conversion reference period” (as defined below), subject to our right to deliver cash in lieu of all or a portion of such conversion shares as described below. We refer to the foregoing amount deliverable upon conversion of any of the notes as our “conversion obligation.”
     The “conversion reference period” means:
•	for notes that are converted during the one month period prior to the maturity date of such notes, the 20 consecutive trading days beginning on the 22nd scheduled trading day prior to the maturity date, subject to any extension due to a market disruption event;

•	for notes that are converted after we have specified a redemption date, the 20 consecutive trading days beginning on the third trading day following the redemption date; and

•	in all other instances, the 20 consecutive trading days beginning on the third trading day following the conversion date.
     With respect to any trading day occurring prior to January 15, 2013, the “daily conversion rate” with respect to any note will mean:
•	if the volume weighted average price of our common stock is less than or equal to the base conversion price (as defined below), then the daily conversion rate will be the base conversion rate (as defined below), or

•	if the volume weighted average price of our common stock is greater than the base conversion price (as defined below), then the daily conversion rate will be determined in accordance with the following formula:

base conversion rate	+	[	(volume weighted average price - the base conversion price)	x	the incremental share factor	]

the volume weighted average price
     With respect to any trading day occurring on or after January 15, 2013, the “daily conversion rate” will mean the average of the 20 daily conversion rates determined as set forth above for the 20 consecutive trading days ending immediately prior to January 15, 2013. Accordingly, from and after January 15, 2013, the daily conversion rate will be fixed, which we refer to as the “fixed conversion rate,” but will be subject to the same proportional adjustment as the base conversion rate.
     Notwithstanding the foregoing, in no event will the daily conversion rate exceed 22.3513 shares of common stock per $1,000 principal amount of the notes, subject to the same proportional adjustment as the base conversion rate in the manner set forth in paragraphs (i) through (iii) under “— Base Conversion Rate Adjustments,” which we refer to as the “maximum conversion rate.”
     The “daily share amount” means, for each trading day of the applicable conversion reference period, a number of shares (but in no event less than zero) determined by the following formula:
(volume weighted average price on such trading day x applicable daily conversion rate)
volume weighted average price on such trading day x 20

     The “volume weighted average price” of our common stock on any trading day means such price per share as displayed on Bloomberg (or any successor service) page “OSIP<equity>VAP” (or any equivalent successor page) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such trading day; or, if such price is not available, the volume weighted average price means the market value per share of our common stock on such day as determined by a nationally recognized independent investment banking firm retained for this purpose by us.
     The “base conversion rate” is 13.5463 shares of common stock per $1,000 principal amount of the notes, subject to adjustment as described under “— Base Conversion Rate Adjustments.”
     The “base conversion price” is a dollar amount (initially $73.82) derived by dividing $1,000 principal amount by the base conversion rate, rounded to the nearest cent.
     The “incremental share factor” is 7.4505 shares of common stock per $1,000 principal amount of the notes, subject to the same proportional adjustment as the base conversion rate as described under “— Base Conversion Rate Adjustments.”
     A “trading day” is any day on which (i) there is no market disruption event (as defined below) and (ii) the NASDAQ Global Select Market is open for trading, or, if our common stock is not listed on the NASDAQ Global Select Market, any day on which the principal national securities exchange on which our common stock is listed is open for trading, or, if the common stock is not listed on a national securities exchange, any business day. A “trading day” only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system.
     A “market disruption event” means the occurrence or existence for more than one half hour period in the aggregate on any scheduled trading day for our common stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the NASDAQ Global Select Market or otherwise) in our common stock or in any options, contracts or futures contracts relating to our common stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.
     On any day prior to the first trading day of the applicable conversion reference period, we may specify a percentage of the daily share amount that will be settled in cash (the “cash percentage”). If we elect to specify a cash percentage, the amount of cash that we will deliver in respect of the daily share amount for each trading day in the applicable conversion reference period will equal the product of: (1) the cash percentage, (2) the daily share amount for such trading day and (3) the volume weighted average price of our common stock for such trading day. The number of shares deliverable in respect of each trading day in the applicable conversion reference period will be the daily share amount multiplied by a percentage calculated as 100% minus the cash percentage. If we do not specify a cash percentage by the start of the applicable conversion reference period, we must settle 100% of the daily share amount for each trading day in the applicable conversion reference period with shares of our common stock; provided, however, that we will pay cash in lieu of fractional shares otherwise issuable upon conversion of such note.
     A holder of a note otherwise entitled to a fractional share will receive cash equal to such fraction multiplied by the arithmetic average of the volume weighted average prices of our common stock for each of the 20 consecutive trading days of the conversion reference period, rounding to the nearest whole cent.
     The daily conversion rates, daily share amounts and the number of conversion shares or cash in lieu of all or a portion thereof to be delivered upon conversion of the notes will be determined by us at the end of the applicable conversion reference period. Upon conversion of a note, we will deliver the conversion obligation on the third trading day following the last trading day of the applicable conversion reference period. Notwithstanding the foregoing, in the event that a holder converts its notes “in connection with” a fundamental change in which the consideration for our common stock is comprised entirely of cash, the conversion obligation will be calculated based on the stock price (as such term is defined under “— Determination of Make Whole Premium” for purposes of fundamental change transactions involving solely cash consideration) with respect to the transaction and will be deemed to be an amount equal to the daily conversion rate (determined as described above taking into account any adjustment to the base conversion rate described under “— Determination of Make Whole Premium” and substituting such stock price for the volume weighted average price) multiplied by such stock price. In such event, the conversion obligation will be determined and paid to holders in cash as promptly as practicable but in any event not later than the third trading day following the surrender of the notes for conversion.
Conversion Based on Common Stock Price
     Holders may surrender notes for conversion on any business day in any fiscal quarter commencing at any time after March 31, 2008, and only during such fiscal quarter, if, as of the last day of the immediately preceding fiscal quarter, the closing sale price of our common stock for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of such preceding fiscal quarter was more than 130% of the base conversion price per share of common stock on the last day of such preceding fiscal quarter, which we refer to as the “conversion trigger price.”
     The “closing sale price” of our common stock on any trading day means the reported last sale price per share (or, if no last sale price is reported, the average of the bid and ask prices per share or, if more than one in either case, the average of the average bid and the average ask prices per share) on such date reported by the NASDAQ Global Select Market, or, if our common stock is not listed on the NASDAQ Global Select Market, as reported by the principal national securities exchange on which our common stock is listed, or otherwise as provided in the indenture.
Conversion Based on Trading Price of Notes
     Holders may also surrender notes for conversion into our common stock prior to maturity during the five business day period after any five consecutive trading day period in which the “trading price” per $1,000 principal amount of notes, as determined following a request by a holder of notes in accordance with the procedures described below, for each trading day of that period was less than 97% of the product of the closing sale price of our common stock on such day and the applicable daily conversion rate for such day (referred to as the “trading price condition”).
     The “trading price” of the notes on any date of determination means the average of the secondary market bid quotations obtained by the trustee for $5,000,000 principal amount of the notes at approximately 3:30 p.m., New York City time, on such determination date from three nationally recognized securities dealers we select, which may include the initial purchasers; provided that if three such bids cannot reasonably be obtained by the trustee, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the trustee, that one bid shall be used. If the trustee cannot reasonably obtain at least one bid for $5,000,000 principal amount of the notes from a nationally recognized securities dealer or, in our reasonable judgment, the bid quotations are not indicative of the secondary market value of the notes, then the trading price per $1,000 principal amount of notes will be deemed to be less than 97% of the product of the closing sale price of our common stock and the then applicable daily conversion rate.
     In connection with any conversion upon satisfaction of the trading price condition, the trustee shall have no obligation to determine the trading price of the notes unless we have requested such determination; and we shall have no obligation to make such request unless a holder of the notes provides us with reasonable evidence that the trading price per $1,000 principal amount of notes would be less than 97% of the product of the closing sale price of our common stock and the then applicable daily conversion rate. At such time, we shall instruct the trustee to determine the trading price of the notes beginning on the next trading day and on each successive trading day until the trading price per $1,000 principal amount of notes is greater than 97% of the product of the closing sale price of our common stock and the then applicable daily conversion rate for such notes.
Conversion Upon Notice of Redemption
     If we call any or all of the notes for redemption, holders may convert notes that have been so called for redemption at any time prior to the close of business on the business day prior to the redemption date, even if the notes are not otherwise convertible at such time. After the close of business on the business day prior to the redemption date, the holders’ right to convert their notes under this conversion provision will expire unless we default in making the payment of the redemption price.
Conversion Upon Certain Distributions
     If we elect to distribute to all holders of our common stock:
•	any rights entitling them to purchase, for a period expiring within 45 days of distribution, common stock, or securities convertible into common stock, at less than, or having a conversion price per share less than, the closing sale price of our common stock on the trading day immediately preceding the declaration date for such distribution; or

•	cash, debt securities, other assets or rights to purchase our securities, which distribution has a per share value as determined by our board of directors exceeding 15% of the closing sale price of our common stock on the trading day immediately preceding the declaration date for such distribution, we will notify the holders of notes at least 35 days prior to the ex-dividend date for such distribution. Once we have given that notice, holders may surrender their notes for conversion at any time until the earlier of the close of business on the business day prior to the ex-dividend date or our announcement that such distribution will not take place. A holder may not convert its notes under this conversion provision upon the above specified distributions if the holder will otherwise participate in such distribution on an as-converted basis. The “ex-dividend date” is the first date upon which a sale of the common stock does not automatically transfer the right to receive the relevant distribution from the seller of the common stock to its buyer.
Conversion Upon a Fundamental Change
     We will notify the holders of notes and the trustee at least 20 calendar days prior to the effective date of any fundamental change, as defined below under “— Purchase of Notes by Us for Cash at the Option of Holders Upon a Fundamental Change.” Holders may surrender notes for conversion at any time beginning on the anticipated effective date of a fundamental change and ending on the trading day prior to the date of repurchase pursuant to the fundamental change. Upon the occurrence of a fundamental change, holders will be able to require us to purchase all or a portion of their notes as described under “— Purchase of Notes by Us for Cash at the Option of Holders Upon a Fundamental Change.” In addition, if the fundamental change results from a transaction described in clause (1), (2) or (4) of the definition of “change of control” or from a termination of trading, we will adjust the base conversion rate for the notes tendered for conversion in connection with the fundamental change transaction, as described under “— Determination of Make Whole Premium.”
     In addition, upon the occurrence of a fundamental change, holders will be able to require us to purchase all or a portion of their notes as described under “— Purchase of Notes by Us for Cash at the Option of Holders Upon a Fundamental Change.”
Conversion at Maturity
     Holders may surrender their notes for conversion at any time beginning on December 15, 2037 and ending at the close of business on the business day immediately preceding the maturity date.
Conversion Procedures
     To convert a note, a holder must:
•	complete and manually sign a conversion notice, a form of which is on the back of the note, and deliver the conversion notice to the conversion agent;

•	surrender the note to the conversion agent;

•	if required by the conversion agent, furnish appropriate endorsements and transfer documents;

•	if required, pay funds equal to interest payable on the next interest payment date to which a holder is not entitled; and

•	if required, pay all transfer or similar taxes.
     Pursuant to the indenture, the date on which all of the foregoing requirements have been satisfied is the conversion date.
     The conversion agent will, on your behalf, convert the notes into the right to receive shares of our common stock or cash in lieu of all or a portion thereof. You may obtain additional copies of the required form of the conversion notice from the conversion agent.
     Upon conversion of a note, a holder will receive the payment described under “— Conversion Rights — General” above. Upon conversion of a note, a holder will not receive any cash payment representing any accrued and unpaid interest (including contingent interest). Instead, accrued and unpaid interest (including contingent interest, if any) will be deemed paid by the consideration paid upon conversion. Our delivery to the holder of the shares of our common stock into which such holder’s notes are convertible or cash in lieu of all or a portion thereof, together with any cash payment for fractional shares, will be deemed to satisfy:
•	our obligation to pay the principal amount of the notes; and

•	our obligation to pay accrued but unpaid interest, (including contingent interest), if any, attributable to the period from the most recent interest payment date through the conversion date.
As a result, accrued and unpaid interest, including contingent interest, if any, through the conversion date will be deemed to be paid in full rather than cancelled, extinguished or forfeited.
     Notwithstanding the above, if notes are converted after a regular record date but prior to the next succeeding interest payment date, holders of such notes at the close of business on the record date will receive the interest payable on such notes on the corresponding interest payment date notwithstanding the conversion. Such notes, upon surrender for conversion, must be accompanied by funds equal to the amount of interest payable on the notes so converted; provided that no such payment need be made:
•	if we have called the notes for redemption on a redemption date that falls after a record date for an interest payment date and on or prior to the related interest payment date;

•	in connection with a conversion following the record date preceding the maturity date;

•	if we have specified a fundamental change purchase date that is after a record date and on or prior to the corresponding interest payment date; or

•	to the extent of any overdue interest or overdue contingent interest, if any such interest exists at the time of conversion with respect to such note.
We will not be required to convert any notes that are surrendered for conversion without payment of interest as required by this paragraph.
     The base conversion rate will not be adjusted for accrued and unpaid interest (including contingent interest). For a discussion of the U.S. federal income tax consequences of the receipt of shares of our common stock and/or cash upon conversion of the notes, see “Certain U.S. Federal Income Tax Considerations.”

     Upon determining that the holders are or will be entitled to convert their notes in accordance with these provisions, we will promptly issue a press release or otherwise publicly disclose this information and use our reasonable efforts to post such information on our website.
Base Conversion Rate Adjustments
     The base conversion rate for the notes shall be adjusted from time to time as follows:
     (i) If we issue common stock as a dividend or distribution on our common stock to all holders of our common stock, or if we effect a share split or share combination, the base conversion rate will be adjusted based on the following formula:

CR1	=	CR0 x OS1/OS0

where

CR0	=	the base conversion rate in effect immediately prior to the adjustment relating to such event

CR1	=	the new base conversion rate in effect taking such event into account

OS0	=	the number of shares of our common stock outstanding immediately prior to such event

OS1	=	the number of shares of our common stock outstanding immediately after such event.
Any adjustment made pursuant to this paragraph (i) shall become effective on the date that is immediately after (x) the date fixed for the determination of shareholders entitled to receive such dividend or other distribution or (y) the date on which such split or combination becomes effective, as applicable. If any dividend or distribution described in this paragraph (i) is declared but not so paid or made, the new base conversion rate shall be readjusted to the base conversion rate that would then be in effect if such dividend or distribution had not been declared.
     (ii) If we issue to all holders of our common stock any rights, warrants, options or other securities entitling them for a period of not more than 45 days after the date of issuance thereof to subscribe for or purchase shares of our common stock, or if we issue to all holders of our common stock securities convertible into our common stock for a period of not more than 45 days after the date of issuance thereof, in either case at an exercise price per share of common stock or a conversion price per share of common stock less than the closing sale price of our common stock on the business day immediately preceding the time of announcement of such issuance, the base conversion rate will be adjusted based on the following formula:

CR1	=	CR0 x (OS0 + X)/(OS0 + Y)

where

CR0	=	the base conversion rate in effect immediately prior to the adjustment relating to such event

CR1	=	the new base conversion rate taking such event into account

OS0	=	the number of shares of our common stock outstanding immediately prior to such event

X	=	the total number of shares of our common stock issuable pursuant to such rights, warrants, options, other securities or convertible securities

Y	=	the number of shares of our common stock equal to the quotient of (A) the aggregate price payable to exercise such rights, warrants, options, other securities or convertible securities and (B) the average of the closing sale prices of our common stock for the 10 consecutive trading days prior to the business day immediately preceding the date of announcement for the issuance of such rights, warrants, options, other securities or convertible securities.

For purposes of this paragraph (ii), in determining whether any rights, warrants, options, other securities or convertible securities entitle the holders to subscribe for or purchase, or exercise a conversion right for, our common stock at less than the applicable closing sale price of our common stock, and in determining the aggregate exercise or conversion price payable for such common stock, there shall be taken into account any consideration we receive for such rights, warrants, options, other securities or convertible securities and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined by our board of directors. Any adjustment made pursuant to this clause (ii) shall become effective on the date that is immediately after the date fixed for the determination of shareholders entitled to receive such rights, warrants, options, other securities or convertible securities. If any right, warrant, option, other security or convertible security described in this paragraph (ii) is not exercised or converted prior to the expiration of the exercisability or convertibility thereof, the new base conversion rate shall be readjusted to the base conversion rate that would then be in effect if such right, warrant, option, other security or convertible security had not been issued.
     (iii) If we distribute capital stock, evidences of indebtedness or other assets or property of ours to all holders of our common stock, excluding:
     (A) dividends, distributions, rights, warrants, options, other securities or convertible securities referred to in paragraph (i) or (ii) above,
     (B) dividends or distributions paid exclusively in cash, and
     (C) Spin-Offs described below in this paragraph (iii),
then the base conversion rate will be adjusted based on the following formula:

CR1	=	CR0 x SP0/(SP0 - FMV)

where

CR0	=	the base conversion rate in effect immediately prior to the adjustment relating to such event

CR1	=	the new base conversion rate taking such event into account

SP0	=	the closing sale price of our common stock over the 10 consecutive trading days ending on the trading day immediately preceding the ex-dividend date for such distribution

FMV	=	the fair market value (as determined in good faith by our board of directors) of the capital stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of our common stock on the ex-dividend date for such distribution
An adjustment to the base conversion rate made pursuant to this paragraph shall be made successively whenever any such distribution is made and shall become effective on the ex-dividend date for such distribution.
     If we distribute to all holders of our common stock capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit of ours (a “Spin-Off”), the base conversion rate in effect immediately before the close of business on the date fixed for determination of holders of our common stock entitled to receive such distribution will be adjusted based on the following formula:

CR1	=	CR0 x (FMV0 + MP0)/MP0

where

CR0	=	the base conversion rate in effect immediately prior to the adjustment relating to such event

CR1	=	the new base conversion rate taking such event into account

FMV0	=	the average of the closing sale prices of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock over the first 10 consecutive trading days after the effective date of the Spin-Off

MP0	=	the average of the closing sale prices of our common stock over the first 10 consecutive trading days after the effective date of the Spin-Off.

An adjustment to the base conversion rate made pursuant to this paragraph will occur on the 10th trading day from and including the effective date of the Spin-Off.
     If any such dividend or distribution described in this paragraph (iii) is declared but not paid or made, the new base conversion rate shall be readjusted to be the base conversion rate that would then be in effect if such dividend or distribution had not been declared.
     (iv) If we pay or make any dividend or distribution consisting exclusively of cash to all holders of our common stock, the base conversion rate will be adjusted based on the following formula:

CR1	=	CR0 x SP0/(SP0 - C)

where

CR0	=	the base conversion rate in effect immediately prior to the adjustment relating to such event

CR1	=	the new base conversion rate taking such event into account

SP0	=	the average of the closing sale prices of our common stock over the 10 consecutive trading days ending on the trading day immediately preceding the ex-dividend date for such distribution

C	=	the amount in cash per share that we distribute to holders of our common stock.
An adjustment to the base conversion rate made pursuant to this paragraph (iv) shall become effective on the ex-dividend date for such dividend or distribution. If any dividend or distribution described in this paragraph (iv) is declared but not so paid or made, the new base conversion rate shall be readjusted to the base conversion rate that would then be in effect if such dividend or distribution had not been declared.
     (v) If we or any of our subsidiaries make a payment in respect of a tender offer or exchange offer for our common stock to the extent that the cash and value of any other consideration included in the payment per share of common stock exceeds the closing sale price per share of common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Time”), the base conversion rate will be adjusted based on the following formula:

CR1	=	CR0 x (AC + (SP1 x OS1))/(SP1 x OS0)

where

CR0	=	the base conversion rate in effect immediately prior to the adjustment relating to such event

CR1	=	the new base conversion rate taking such event into account

AC	=	the aggregate value of all cash and any other consideration (as determined by our board of directors) paid or payable for our common stock purchased in such tender or exchange offer

OS0	=	the number of shares of our common stock outstanding immediately prior to the date such tender or exchange offer expires

OS1	=	the number of shares of our common stock outstanding immediately after such tender or exchange offer expires (after giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer)

SP1	=	the average of the closing sale prices of our common stock for the 10 consecutive trading days commencing on the trading day next succeeding the date such tender or exchange offer expires.

If the application of the foregoing formula would result in a decrease in the base conversion rate, no adjustment to the base conversion rate will be made. Any adjustment to the base conversion rate made pursuant to this paragraph (v) shall become effective on the date immediately following the determination of the average of the closing sale prices of our common stock for purposes of SP1 above. If we are or one of our subsidiaries is obligated to purchase our common stock pursuant to any such tender or exchange offer but we are or the relevant subsidiary is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the new base conversion rate shall be readjusted to be the base conversion rate that would then be in effect if such tender or exchange offer had not been made.
     In addition to these adjustments, we may increase the base conversion rate as our board of directors deems advisable to avoid or diminish any income tax to holders of our capital stock resulting from any dividend or distribution of capital stock (or rights to acquire capital stock) or from any event treated as such for income tax purposes. We may also, from time to time, to the extent permitted by applicable law, increase the base conversion rate by any amount for any period of at least 20 business days if our board of directors has determined that such increase would be in our best interests. If our board of directors makes a determination to increase the base conversion rate, it will be conclusive. We will give you at least 15 days’ notice of such an increase in the base conversion rate.
     Notwithstanding the foregoing paragraphs (i) through (v) above, the base conversion rate shall not exceed the maximum conversion rate of 22.3513 shares per $1,000 principal amount of the notes, subject to adjustment in the manner set forth in paragraphs (i) through (iii) above.
     If we adopt a rights plan while any notes remain outstanding, holders of notes will receive, upon conversion of notes in respect of which we are required to deliver shares of common stock, in addition to such common stock, rights under the rights plan unless, prior to such conversion, the rights have expired, terminated or been redeemed or unless the rights have separated from our common stock, in which case the applicable base conversion rate will be adjusted at the time of separation as if we had distributed to all holders of our common stock capital stock, evidences of indebtedness or other assets or property pursuant to paragraph (iii) above, subject to readjustment upon the subsequent expiration, termination or redemption of the rights.
     We will not take any action that would result in an adjustment pursuant to the above provisions without complying with the shareholder approval rules of the NASDAQ Global Select Market or any stock exchange on which our common stock is listed at the relevant time.
     We will not make any adjustment to the base conversion rate if holders of the notes are permitted to participate, on an as-converted basis, in the transactions described above.
     The applicable base conversion rate will not be adjusted upon certain events, including but not limited to:
•	the issuance of any of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in our common stock under any plan;

•	the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan, employee agreement or arrangement or program of ours;

•	the issuance of any shares of our common stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the date the notes were first issued;

•	a change in the par value of our common stock;

•	accumulated and unpaid dividends or distributions; or

•	as a result of a tender offer solely to holders of fewer than 100 shares of our common stock.
     No adjustment in the base conversion rate will be required unless the adjustment would require an increase or decrease of at least 1% in the base conversion rate. If the adjustment is not made because the adjustment does not change the base conversion rate by at least 1%, then the adjustment that is not made will be carried forward and taken into account in any future adjustment. All required calculations will be made to the nearest cent or 1/1000th of a share, as the case may be. Notwithstanding the foregoing, all adjustments not previously made shall have effect with respect to any conversion of notes on or after January 15, 2013.
     If any adjustment is made to the base conversion rate pursuant to the provisions described above, the same proportional adjustment will be made to the maximum conversion rate, the incremental share factor and any fixed conversion rate; provided that no adjustment will be made to the maximum conversion rate as a result of any adjustment to the base conversion rate as described in paragraph (iv) and (v) above.
     For a discussion of the U.S. federal income tax consequences of an adjustment to the base conversion rate of the notes, see “Certain U.S. Federal Income Tax Considerations.”
Business Combinations
     In the case of the following events (each, a “business combination”):
•	any recapitalization, reclassification or change of our common stock, other than (a) a change in par value, or from par value to no par value, or from no par value to par value, or (b) as a result of a subdivision or combination;

•	any consolidation, merger or combination involving us;

•	any sale, lease or other transfer to a third party of all or substantially all of the consolidated assets of ours and our subsidiaries; or

•	any statutory share exchange;
in each case as a result of which holders of our common stock are entitled to receive stock, other securities, other property or assets (including cash or any combination thereof) with respect to or in exchange for our common stock, then from and after the effective date of such business combination, the settlement of the conversion obligation will be based on, and each conversion share deliverable in respect of any such settlement will consist of, the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) which holders of our common stock are entitled to receive in respect of each share of common stock upon such business combination. For purposes of the foregoing, where a business combination involves a transaction that causes our common stock to be converted into the right to receive more than a single type of consideration based upon any form of stockholder election, such consideration will be deemed to be the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make such an election. We may not become a party to any such transaction unless its terms are materially consistent with the preceding. None of the foregoing provisions shall affect the right of a holder of notes to convert its notes prior to the effective date of the business combination.
Contingent Interest
     We will pay contingent interest to the holders of the notes during any six-month period from January 15 to July 14 and July 15 to January 14, commencing after January 14, 2013, if the average market price of the notes for the five trading days ending on the third trading day immediately preceding the first day of the applicable six-month period equals 120% or more of the principal amount of the notes.

     The contingent interest payable per note in respect of any six-month period in which contingent interest is payable will be based on the annual rate of 0.25% and the average market price of a note for the five trading day measuring period.
     Contingent interest, if any, will be payable on the interest payment date immediately following the relevant six-month period to holders of the notes as of the regular record date relating to such interest payment date.
     The “market price” of a note on any date of determination means the average of the secondary market bid quotations per note obtained by the bid calculation agent for $5,000,000 aggregate principal amount of notes at approximately 3:30 p.m., New York City time, on such determination date from three independent, nationally recognized securities dealers we select, provided that if:
•	at least three such bids are not obtained by the bid calculation agent, or

•	in our reasonable judgment, the bid quotations are not indicative of the secondary market value of the notes, then the market price of the notes will equal the average of the “daily conversion values” for each of the five trading days ending on such determination date, appropriately adjusted. The “daily conversion value” means, with respect to any trading day, the product of (1) the applicable daily conversion rate and (2) the volume weighted average price of our common stock on such trading day.
     The bid calculation agent will initially be the trustee. However, we may change the bid calculation agent. The bid calculation agent will solicit bids from securities dealers that we believe to be willing to bid for the notes.
     Upon determination that note holders will be entitled to receive contingent interest during a relevant six-month period, we will promptly issue a press release or otherwise publicly disclose this information and use our reasonable efforts to post such information on our website.
Determination of Make Whole Premium
     If a fundamental change occurs prior to January 15, 2013 as a result of a transaction described in clauses (1), (2) or (4) of the definition of change of control or as a result of a termination of trading (in each case, as set forth under “— Purchase of Notes by Us for Cash at the Option of Holders Upon a Fundamental Change”) and you elect to convert your notes in connection with such transaction, we will pay a make whole premium by increasing the applicable base conversion rate for the notes surrendered for conversion if and as required below. A conversion of notes will be deemed for these purposes to be “in connection with” such a transaction if the notice of conversion is received by the conversion agent from and including the effective date of such transaction and prior to the close of business on the business day prior to the fundamental change purchase date of such transaction as described under “— Purchase of Notes by Us for Cash at the Option of Holders Upon a Fundamental Change.” Any make whole premium will have the effect of increasing the amount of any cash, securities or other assets otherwise due to you upon conversion.
     Any increase in the applicable base conversion rate will be determined by reference to the applicable table below and is based on the date on which such fundamental change transaction becomes effective (the “effective date”) and the price (the “stock price”) paid, or deemed paid, per share of our common stock in such transaction, subject to adjustment as described below. If the holders of our common stock receive only cash in the fundamental change transaction, the stock price shall be the cash amount paid per share of common stock. Otherwise, the stock price shall be the average of the closing sale prices of our common stock for each of the ten consecutive trading days prior to but excluding the effective date.
     The stock prices set forth in the first column of the Make Whole Table below will be adjusted as of any date on which the base conversion rate of the notes is adjusted as set forth under “— Conversion Rights — Base Conversion Rate Adjustments” above. The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the base conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the base conversion rate as so adjusted. The base conversion rate adjustment amounts set forth in the table below will be adjusted in the same manner as the base conversion rate as set forth above under “— Conversion Rights — Base Conversion Rate Adjustments.”
Make Whole Table
     The following table sets forth the amount, if any, by which the applicable base conversion rate will increase per $1,000 principal amount of the notes for each stock price and effective date set forth below:

	Make Whole Premium
	(Increase in Applicable Base Conversion Rate)
Stock Price on Effective Date	1/9/08	1/15/09	1/15/10	1/15/11	1/15/12	1/15/13
$44.74	8.8051	8.8051	8.8051	8.8051	8.8051	8.8051
$50.00	7.7085	7.3243	6.9085	6.4717	6.4537	6.4537
$60.00	6.4551	5.9387	5.3335	4.6208	3.7278	3.1204
$80.00	4.9407	4.3866	3.7170	2.9109	1.8478	0.0000
$100.00	3.4031	2.9129	2.3265	1.6510	0.8498	0.0000
$150.00	1.8411	1.5257	1.1586	0.7795	0.4018	0.0000
$200.00	1.2377	1.0259	0.7795	0.5353	0.2847	0.0000
$250.00	0.9160	0.7660	0.5837	0.4048	0.2166	0.0000
$300.00	0.7122	0.6003	0.4579	0.3195	0.1713	0.0000
     The actual stock price and effective date may not be set forth in the table above, in which case:
•	If the actual stock price on the effective date is between two stock price amounts in the table or the actual effective date is between two effective dates in the table, the amount of the base conversion rate adjustment will be determined by straight-line interpolation between the adjustment amounts set forth for the higher and lower stock price amounts and the two effective dates, as applicable, based on a 365-day year;

•	If the actual stock price on the effective date exceeds $300.00 per share of our common stock (subject to adjustment as described above), no adjustment to the base conversion rate will be made; and

•	If the actual stock price on the effective date is less than $44.74 per share of our common stock (subject to adjustment as described above), no adjustment to the base conversion rate will be made.
     Notwithstanding the foregoing, the base conversion rate shall not exceed 22.3513 shares per $1,000 principal amount of the notes, subject to adjustment in the manner set forth in clauses (i) through (iii) under “— Conversion Rights — Base Conversion Rate Adjustments” above.
     Our obligation to increase the base conversion rate as described above could be considered a penalty, in which case the enforceability thereof would be subject to general principles of economic remedies.
     For a discussion of the U.S. federal income tax consequences of the payment of a make whole premium by way of an adjustment to the base conversion rate of the notes, see “Certain U.S. Federal Income Tax Considerations.”
Redemption of Notes at Our Option
     Prior to January 15, 2013, the notes will not be redeemable at our option. Beginning on January 15, 2013 and thereafter, we may redeem the notes for cash at any time as a whole, or from time to time in part. The redemption price of a note will be 100% of the principal amount of such note, plus accrued and unpaid interest, if any, including contingent interest, if any, to, but excluding, the redemption date. Notwithstanding the preceding sentence, if the redemption date falls after the record date for the payment of an installment of interest and on or prior to the corresponding interest payment date, we will pay the full amount of accrued and unpaid interest, if any, including contingent interest, if any, on such interest payment date to the holder of record at the close of business on the corresponding record date (which may or may not be the same person to whom we will pay the redemption price), and the redemption price will equal 100% of the principal amount of the notes to be redeemed. We will give not less than 30 days nor more than 60 days notice of redemption by mail to holders of the notes. The notice of redemption will inform the holders of the percentage of the daily share amount that will be settled in cash, if any, with respect to any notes that may be converted in connection with the redemption at our option specified in any such notice of redemption. If the redemption notice is given and funds are deposited as required, then interest, including contingent interest, if any, will cease to accrue on and after the redemption date on those notes or portions of notes called for redemption.
     If we decide to redeem fewer than all of the outstanding notes, the trustee may select the notes to be redeemed by lot, pro rata, or by another method the trustee considers fair and appropriate.
     If the trustee selects a portion of your notes for partial redemption and you convert a portion of your notes, the converted portion will be deemed to be included in the portion selected for redemption.
Purchase of Notes by Us at the Option of the Holder
     Holders of the notes have the right to require us to purchase for cash all or a portion of their notes on January 15, 2013, 2018, 2023, 2028 and 2033. We will be required to purchase, at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, including contingent interest, if any, to, but excluding, the purchase date, any outstanding note for which a written purchase notice has been properly delivered by the holder to the paying agent (which will initially be the trustee) and not withdrawn, subject to certain additional conditions. Notwithstanding the preceding sentence, if a purchase date falls after a record date for the payment of an installment of interest and on or prior to the corresponding interest payment date, we will pay the full amount of accrued and unpaid interest, if any, including contingent interest, if any, on such interest payment date to the holder of record at the close of business on the corresponding record date (which may or may not be the same person to whom we will pay the purchase price) and the purchase price will equal 100% of the principal amount of the notes repurchased. We may also add additional dates on which you may require us to purchase all or a portion of your notes, although we cannot assure you that we will do so. You may submit your purchase notice to the paying agent at any time from the opening of business on the date that is 20 business days prior to the purchase date until the close of business on the business day immediately preceding the purchase date.
     We will be required to give notice on a date not less than 20 business days prior to the purchase date to all holders at their addresses shown in the register of the registrar, and to beneficial owners as required by applicable law, stating among other things, the repurchase price and the procedures that holders must follow to require us to purchase their notes.
     Your purchase notice electing to require us to purchase your notes must state:
•	if certificated notes have been issued, the note certificate numbers, or if not, such information as may be required under applicable DTC procedures;

•	the portion of the principal amount of notes to be purchased, in integral multiples of $1,000; and

•	that we are to purchase the notes pursuant to the applicable provisions of the notes and the indenture.
     You may withdraw any purchase notice by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day immediately preceding the purchase date. The notice of withdrawal must state:

•	the principal amount of the withdrawn notes;

•	if certificated notes have been issued, the certificate numbers of the withdrawn notes, or if not, such information as may be required under applicable DTC procedures; and

•	the principal amount, if any, of notes that remain subject to your purchase notice.
     Our ability to purchase notes with cash may be limited by the terms of our then-existing borrowing agreements. See “Risk Factors — Risks Related to the Notes — We may not have the ability to purchase the notes when required under the terms of the notes.” The indenture will prohibit us from purchasing notes in connection with the holders’ purchase right if any event of default under the indenture has occurred and is continuing, except a default in the payment of the purchase price with respect to the notes. As a result, if an event of default has occurred and is continuing, we will also default on the payment of the purchase price of any notes that we are required to purchase.
     A holder must either effect book-entry transfer or deliver the notes to be purchased, together with necessary endorsements, to the office of the paying agent after delivery of the purchase notice to receive payment of the purchase price. You will receive payment in cash on the later of the purchase date or the time of book-entry transfer or the delivery of the notes. If the paying agent holds money or securities sufficient to pay the purchase price of the notes on the business day following the purchase date, then, immediately after the purchase date:
•	the notes will cease to be outstanding;

•	interest, including contingent interest, if any, on such notes will cease to accrue; and

•	all other rights of the holder of such notes will terminate, except the right to receive the purchase price upon delivery of the notes.
     This will be the case whether or not book-entry transfer of the notes is made or whether or not the notes are delivered to the paying agent.
     We will comply with the provisions of any tender offer rules under the Exchange Act that may be applicable at the time. We will file Schedule TO or any other schedule under the Exchange Act required in connection with any offer by us to purchase the notes at your option.
Purchase of Notes by Us for Cash at the Option of Holders Upon a Fundamental Change
     In the event of a fundamental change, as defined below, you will have the right to require us to purchase for cash all of your notes, or any portion thereof in integral multiples of $1,000 principal amount, on the date, which we refer to as the “fundamental change purchase date,” that is 30 business days after the date on which the fundamental change occurs (or on which the transaction constituting the fundamental change becomes effective), at a purchase price equal to 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest, if any, including contingent interest, if any, to, but excluding, the fundamental change purchase date (such purchase price, the “fundamental change purchase price”). If such fundamental change purchase date is after a record date and on or prior to the related interest payment date, however, then the interest payable on such date will be paid to the holder of record of the notes on the relevant record date (which may or may not be the same person to whom we will pay the fundamental change purchase price), and the fundamental change purchase price will equal 100% of the principal amount of the notes to be purchased.
     No later than 20 calendar days prior to the date on which a fundamental change is expected to occur (or a transaction constituting a fundamental change is expected to become effective), we are required to give notice to all holders of record of notes, as provided in the indenture, of the occurrence of the fundamental change and of the resulting purchase right (an “issuer fundamental change notice”). Such issuer fundamental change notice will state, among other things, the fundamental change purchase date. We must also deliver a copy of the issuer fundamental change notice to the trustee and the paying agent.

     In order to exercise the purchase right upon a fundamental change, a holder must deliver by the close of business on the business day prior to the fundamental change purchase date a “fundamental change purchase notice” stating, among other things:
•	if the notes are in certificated form, the certificate numbers of the holder’s notes to be delivered for purchase;

•	the portion of the principal amount of notes to be purchased, which must be $1,000 or an integral multiple of $1,000; and

•	that the notes are to be purchased by us pursuant to the applicable provisions of the notes and the indenture.
     If the notes are not in certificated form, a fundamental change purchase notice must comply with appropriate DTC procedures.
     A holder may withdraw any fundamental change purchase notice by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day prior to the fundamental change purchase date. If a holder of notes delivers a fundamental change purchase notice, it may not thereafter surrender those notes for conversion unless the fundamental change purchase notice is withdrawn. The notice of withdrawal shall state:
•	the principal amount being withdrawn, which must be $1,000 or an integral multiple of $1,000;

•	if the notes are in certificated form, the certificate numbers of the notes being withdrawn; and

•	the principal amount, if any, of the notes that remains subject to the fundamental change purchase notice.
     If the notes are not in certificated form, a withdrawal notice must comply with appropriate DTC procedures.
     In connection with any purchase offer pursuant to a fundamental change purchase notice, we will, if required:
•	comply with the provisions of the tender offer rules under the Exchange Act that may then be applicable; and

•	file a Schedule TO, if required, or any other required schedule under the Exchange Act.
     Payment of the fundamental change purchase price for a note for which a fundamental change purchase notice has been delivered by a holder and not validly withdrawn is conditioned upon delivery of the note, together with necessary endorsements, to the paying agent at any time after delivery of the fundamental change purchase notice. Payment of the fundamental change purchase price for the note will be made promptly following the later of the fundamental change purchase date or the time of delivery of the note, together with necessary endorsements.
     If the paying agent holds funds sufficient to pay the fundamental change purchase price of the notes on the fundamental change purchase date in accordance with the terms of the indenture, then, immediately after the fundamental change purchase date, whether or not the notes are delivered to the paying agent by book-entry transfer or otherwise:
•	such notes will cease to be outstanding;

•	interest on such notes will cease to accrue; and

•	all rights of the holder of such notes will terminate except the right to receive the fundamental change purchase price upon delivery of the notes.
     A “fundamental change” means the occurrence of a change of control or a termination of trading, each as defined below.
     A “change of control” means the occurrence of any of the following events:
     (1) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have beneficial ownership of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of voting stock representing 50% or more of the total voting power of all outstanding voting stock of the company; or
     (2) the company consolidates with, or merges with or into, another person or the company sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, other than any such transaction where immediately after such transaction the person or persons that “beneficially owned” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) immediately prior to such transaction, directly or indirectly, voting stock representing a majority of the total voting power of all outstanding voting stock of the company, “beneficially own or owns” (as so determined), directly or indirectly, voting stock representing a majority of the total voting power of the outstanding voting stock of the surviving or transferee person; or
     (3) during any consecutive two-year period, the continuing directors cease for any reason to constitute a majority of the board of directors of the company; or
     (4) the adoption of a plan of liquidation or dissolution of the company.
     For purposes of this definition, “continuing directors” means, as of any date of determination, any member of the board of directors of the company who was (a) a member of such board of directors on the date of the indenture or (b) nominated for election or elected to such board of directors with the approval of a majority of the continuing directors who were members of such board at the time of such nomination or election.
     Notwithstanding the foregoing, it will not constitute a change of control if at least 90% of the consideration for our common stock (excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) in the transaction or transactions constituting the change of control consists of common stock and any associated rights listed on a United States national securities exchange or quoted on a national automated dealer quotation system, or which will be so traded or quoted when issued or exchanged in connection with the change of control, and as a result of such transaction or transactions the notes become convertible solely into cash and/or such common stock.
     A “termination of trading” will be deemed to have occurred if our common stock (or other common stock into which the notes are then convertible) is not listed on a United States national securities exchange or approved for quotation and trading on a national automated dealer quotation system or established automated over-the-counter trading market in the United States, other than as a result of a transaction described in clause (2) of the definition of change in control.
     Clause (2) of the definition of change of control includes a phrase relating to the conveyance, transfer, lease, or other disposition of “all or substantially all” of our assets. There is no precise established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase such notes as a result of a conveyance, transfer, lease, or other disposition of less than all of our assets may be uncertain.
     In some circumstances, the fundamental change repurchase feature of the notes may make it more difficult or discourage a takeover of us and thus the removal of incumbent management. The fundamental change repurchase feature, however, is not the result of our management’s knowledge of any specific effort to accumulate shares of our common stock or to obtain control of us by means of a merger, tender offer, solicitation or otherwise, or part of a plan by our management to adopt a series of anti-takeover provisions. Instead, the fundamental change repurchase feature is the result of negotiations between us and the initial purchasers.
     We may, to the extent permitted by applicable law, at any time purchase the notes in the open market or by tender at any price or by private agreement. Any note purchased by us will be surrendered to the trustee for cancellation. Any notes surrendered to the trustee may not be reissued or resold and will be canceled promptly.
     The foregoing provisions would not necessarily protect holders of the notes if highly leveraged or other transactions involving us occur that may materially adversely affect holders. Our ability to repurchase notes upon the occurrence of a fundamental change is subject to important limitations. We cannot assure holders that we would have the financial resources, or would be able to arrange financing, to pay the fundamental change purchase price for all the notes that might be delivered by holders of notes seeking to exercise the fundamental change purchase right. Furthermore, payment of the fundamental change purchase price may violate or may be limited by the terms of our existing or future indebtedness. Any failure by us to repurchase the notes when required would result in an event of default under the indenture. Any such default or the acceleration of such default would, in turn, cause a default under the 2023 Notes and the 2025 Notes. See “Risk Factors — Risks Related to the Notes and the Offering — We may not have the ability to purchase the notes when required under the terms of the notes.”
Consolidation, Merger, Sale or Conveyance
     Under the indenture, we are not permitted to consolidate with or merge with or into any other entity and we are not permitted to sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of our assets to any entity in a single transaction or series of related transactions, unless:
     (1) either (A) we are the surviving entity or (B) the surviving entity (if other than us) is a corporation or limited liability company organized and validly existing under the laws of the United States of America or any State thereof or the District of Columbia, and expressly assumes by a supplemental indenture, the due and punctual payment of the principal of, and interest on, all the notes and the performance and observance of every covenant of the indenture to be performed or observed by us;
     (2) after giving effect to the transaction no event of default, and no event that, after notice or passage of time, would become an event of default, has occurred and is continuing; and
     (3) certain other conditions in the indenture are met.
     There is no precise established definition of the phrase “substantially all” under applicable law. Accordingly, there may be uncertainty as to whether the provisions above would apply to a conveyance, transfer, lease or other disposition of less than all of our assets.
     Upon the assumption of our obligations by such corporation in such circumstances, subject to certain exceptions, we shall be discharged from all obligations under the notes and the indenture. Although such transactions are permitted under the indenture, certain of the foregoing transactions occurring could constitute a fundamental change of the company, permitting each holder to require us to purchase the notes of such holder or to convert their notes each as described above. For a discussion of the U.S. federal income tax consequences of an assumption of our obligations under the notes and the indenture by such corporation, see “Certain U.S. Federal Income Tax Considerations.”
Events of Default; Waiver and Notice
     The following will be events of default under the indenture:
     (1) default in payment of any principal amount, redemption price, purchase price or fundamental change purchase price with respect to any note when such payment becomes due and payable;
     (2) default for 30 days in payment of any interest (including contingent interest, if any) on the notes;

     (3) failure for 15 days to convert any notes into shares of our common stock and/or cash in accordance with the indenture;
     (4) failure to provide an issuer fundamental change notice within the time required to provide such notice;
     (5) our failure for 60 days after written notice from the trustee or the holders of at least 25% in principal amount of the notes then outstanding has been received by us to comply with any of our agreements in the notes or the indenture;
     (6) default by us or any of our subsidiaries in the payment of principal or interest on any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any of our indebtedness or indebtedness of our subsidiaries for money borrowed in excess of $5.0 million in the aggregate, whether such indebtedness exists or shall hereafter be created, resulting in such indebtedness becoming or being declared due and payable, and such acceleration shall not have been rescinded or annulled within 30 days after written notice of such acceleration has been received by us or such subsidiary, provided that if any such default is cured, waived, rescinded or annulled, then the event of default by reason thereof would not be deemed to have occurred;
     (7) failure by us or any of our subsidiaries to pay final and non-appealable judgments, the aggregate uninsured portion of which is at least $5.0 million, if the judgments are not paid, discharged or fully bonded against within 60 days; and
     (8) certain events involving our bankruptcy, insolvency or reorganization.
     The trustee may withhold notice to the holders of the notes of any default, except defaults in payment of principal or interest (including contingent interest or additional amounts, if any) on the notes. However, the trustee must consider it to be in the interest of the holders of the notes to withhold this notice.
     If an event of default, other than an event of default described in clause (8) above, shall have happened and be continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the notes then outstanding may declare the principal amount of the notes as of the date of such declaration plus accrued interest (including contingent interest), if any, through the date of such declaration to be immediately due and payable. If an event of default described in clause (8) above shall occur, the principal amount of the notes as of the date on which such event occurs plus accrued interest (including contingent interest), if any, through the date on which such event occurs shall automatically become and be immediately due and payable.
     After acceleration, the holders of a majority in aggregate principal amount of the notes may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal or other specified amount, have been cured or waived.
     Prior to the declaration of the acceleration of the notes, the holders of a majority in aggregate principal amount of the notes may waive, on behalf of all of the holders of the notes, any default and its consequences, except an event of default described in paragraphs (1), (2) or (3) above or a default in respect of a provision that cannot be amended without the consent of all of the holders of the notes. Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee indemnity satisfactory to it. Generally, the holders of a majority in aggregate principal amount of the notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.
     Notwithstanding the foregoing, the indenture provides that, to the extent elected by us, the sole remedy for an event of default relating to the failure to comply with the reporting obligations in the indenture, which are described below under the caption “— Reports,” and for any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act, will for the first 365 days after the occurrence of such an event of default consist exclusively of the right to receive special interest on the notes at an annual rate equal to 0.50% of the principal amount of the notes. This special interest will be paid semi-annually in arrears, with the first semi-annual payment due on the first regular interest payment date following the date on which the special interest began to accrue on any notes. The special interest will accrue on all outstanding notes from and including the date on which an event of default relating to a failure to comply with the reporting obligations in the indenture or a failure to comply with Section 314(a)(1) of the Trust Indenture Act first occurs to but not including the 365th day thereafter (or such earlier date on which the event of default shall have been cured or waived). On such 365th day (or earlier, if the event of default relating to the reporting obligations under the indenture and Section 314(a)(1) of the Trust Indenture Act is cured or waived prior to such 365th day), such special interest will cease to accrue and, if the event of default relating to the reporting obligations under the indenture and Section 314(a)(1) of the Trust Indenture Act has not been cured or waived prior to such 365th day, the notes will be subject to acceleration as provided above. The provisions of the indenture described in this paragraph will not affect the rights of holders in the event of the occurrence of any other event of default. In the event we do not elect to pay special interest upon an event of default in accordance with this paragraph, the notes will be subject to acceleration as provided above.
     If we elect to pay special interest in connection with an event of default relating to the failure to comply with reporting obligations in the indenture, which are described below under “— Reports,” and for any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act in accordance with the immediately preceding paragraph, we will notify all holders of notes and the trustee and paying agent of such election on or before the close of business on the date on which such event of default first occurs.
     A holder will not have any right to institute any proceeding under the indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the indenture, unless:
     (1) the holder has previously given to the trustee written notice of a continuing event of default with respect to the notes;
     (2) the holders of at least 25% in aggregate principal amount of the notes have made a written request to the trustee to institute the proceeding;
     (3) such holder or holders offer to the trustee security or indemnity satisfactory to the trustee against any loss, liability or expense; and
     (4) the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the notes within 60 days after the original request.
     Holders may, however, sue to enforce the payment of the principal amount, accrued and unpaid interest (including contingent interest), if any, redemption price, purchase price or change in control purchase price with respect to any note on or after the due date or to enforce the right, if any, to convert any note without following the procedures listed in (1) through (3) above.
     If any portion of the amount payable on the notes upon acceleration is considered by a court to be unearned interest (through the allocation of a portion of the value of the instrument to the embedded warrant or otherwise), the court could disallow recovery of any such portion.
     We will furnish the trustee written notice of an event of default within thirty days after the occurrence of such an event.
Modification of the Indenture
     We and the trustee may amend the indenture with the consent of the holders of not less than a majority in aggregate principal amount of the notes then outstanding. However, the consent of the holder of each outstanding note affected is required to:
•	change the maturity of any payment of principal of or any installment of interest on any note (including the payment of contingent interest, if any);

•	reduce the principal amount thereof or alter the manner or rate of accrual of interest (including contingent interest) on the notes;

•	reduce any amount payable upon redemption or repurchase of any note;

•	change our obligation to redeem any notes on a redemption date in a manner adverse to such holder;

•	change our obligation to repurchase any note at the option of the holder in a manner adverse to such holder;

•	change our obligation to repurchase any note upon a fundamental change in a manner adverse to such holder;

•	change the currency of payment of principal or interest (including the payment of contingent interest), if any, in respect of any notes;

•	impair the right of a holder to convert any note or reduce the number of shares of common stock or any other property receivable upon conversion;

•	make any change in the amendment provisions of the indenture which require each holder’s consent or change in the waiver provisions of the indenture; or

•	impair the right to institute suit for the enforcement of any payment with respect to any note.
     We and the trustee may, without the consent of the holders of the notes, enter into supplemental indentures for, among others, one or more of the following purposes:
•	to evidence the succession of another corporation to our company, and the assumption by such successor corporation of our obligations under the indenture and the notes;

•	to add to our covenants, or surrender any of our rights, or add any rights for the benefit of the holders of the notes;

•	to secure our obligations in respect of the notes;

•	to establish the forms or terms of the notes;

•	to cure any ambiguity, omission, defect or inconsistency in the indenture, to correct or supplement any provision in the indenture, or to make any other provisions with respect to matters or questions arising under the indenture, so long as the interests of holders of notes are not adversely affected in any material respect under the indenture;

•	to evidence and provide for the acceptance of the appointment of a successor trustee under the indenture;

•	to comply with the requirements of the SEC in order to maintain qualification of the indenture under the Trust Indenture Act, as contemplated by the indenture or otherwise;

•	to provide for conversion rights of holders if any reclassification or change of common stock or any consolidation, merger or sale of all or substantially all of our property and assets occurs or otherwise comply with the provisions of the indenture in the event of a merger, consolidation or transfer of assets; and

•	to make any change that does not adversely affect the rights of the holders of the notes in any material respect;

•	provided that any amendment described in the fifth bullet point above made solely to conform the provisions of the indenture to the description of the notes contained in this prospectus will not be deemed to adversely affect the interests of holders of the notes.
     The holders of a majority in aggregate principal amount of the outstanding notes may on behalf of all the holders of the notes:
•	waive compliance by us with certain restrictive provisions of the indenture, as detailed in the indenture; or

•	waive any past default or event of default under the indenture and its consequences, except a default or event of default in the payment of any amount due, or in the obligation to deliver amounts due upon conversion, with respect to any note, or in respect of any provision which under the indenture cannot be modified or amended without the consent of the holder of each outstanding note affected.
Discharge of the Indenture
     We may satisfy and discharge our obligations under the indenture by delivering to the trustee for cancellation all outstanding notes or by depositing with the trustee, the paying agent or the conversion agent, if applicable, after the notes have become due and payable, whether at stated maturity, on any redemption date, on any purchase date, or on a fundamental change purchase date, or upon conversion or otherwise, shares of our common stock and/or cash (as applicable under the terms of the indenture) sufficient to pay all amounts due in respect of the outstanding notes and paying all other sums payable by us under the indenture.
Reports
     We are required to file with the trustee, within 15 days after filing the same with the SEC, copies of our annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which we file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. In the event we are at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, we will file all reports, if any, as may be required by the provisions of Section 314(a) of the Trust Indenture Act with the trustee.
Calculations in Respect of Notes
     We are responsible for making all calculations called for under the notes. We will make all these calculations in good faith and, absent manifest error, our calculations are final and binding on holders of notes. We will provide a schedule of our calculations to the trustee upon the trustee’s request and the trustee is entitled to conclusively rely upon the accuracy of our calculations without independent verification.
Governing Law
     The indenture and the notes are governed by and must be construed in accordance with the laws of the State of New York.
Information Concerning the Trustee
     The Bank of New York is the trustee, registrar, paying agent and conversion agent under the indenture for the notes. The trustee or its affiliates may provide banking and other services to us in the ordinary course of their business.

     The indenture contains limitations on the rights of the trustee, if it or any of its affiliates is then our creditor, to obtain payment of claims in some cases or to realize on some property received on any claim as security or otherwise. The trustee and its affiliates are permitted to engage in other transactions with us. However, if the trustee or any affiliate continues to have any conflicting interest and a default occurs with respect to the notes, the trustee must eliminate such conflict or resign.
Payment and Paying Agent
     We maintain an office in the Borough of Manhattan, The City of New York, where we will pay the principal on the notes and you may present the notes for conversion, registration of transfer or exchange for other denominations. As of the date of this prospectus, this office is an office or agency of the trustee.
     We may pay interest by check mailed to your address as it appears in the note register, provided that if you are a holder with an aggregate principal amount in excess of $2.0 million, you will be paid, at your written election, by wire transfer in immediately available funds.
     However, payments to DTC will be made by wire transfer of immediately available funds to the account of DTC or its nominee.
Notices
     Except as otherwise described herein, notice to registered holders of the notes will be given by mail to the addresses as they appear in the security register. Notices will be deemed to have been given on the date of such mailing.
Book-Entry System
     We initially issued the notes in the form of a global security. The global security was deposited with the trustee as custodian for DTC and registered in the name of a nominee of DTC. Except as set forth below, the global security may be transferred, in whole and not in part, only to DTC or another nominee of DTC. You will hold your beneficial interests in the global security directly through DTC if you have an account with DTC or indirectly through organizations that have accounts with DTC. Notes in definitive certificated form (called “certificated securities”) will be issued only in limited circumstances described below.
     DTC has advised us that it is:
•	a limited purpose trust company organized under the laws of the State of New York;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.
     DTC was created to hold securities for institutions that have accounts with DTC (called “participants”) and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, which may include the initial purchasers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s book-entry system is also available to others such as banks, brokers, dealers and trust companies (called, the “indirect participants”) that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.
     Pursuant to procedures established by DTC upon the deposit of the global security with DTC, DTC credited, on its book-entry registration and transfer system, the principal amount of notes represented by the global security to the accounts of participants. The accounts to be credited were designated by the initial purchasers. Ownership of beneficial interests in the global security is limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global security is shown on, and the transfer of those beneficial interests will be effected only through, records maintained by DTC (with respect to participants’ interests), the participants and the indirect participants.
     The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. These limits and laws may impair the ability to transfer or pledge beneficial interests in the global security.
     Owners of beneficial interests in the global security who desire to convert their interests should contact their brokers or other participants or indirect participants through whom they hold such beneficial interests to obtain information on procedures, including proper forms and cut off times, for submitting requests for conversion. So long as DTC, or its nominee, is the registered owner or holder of the global security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the global security for all purposes under the indenture and the notes. In addition, no owner of a beneficial interest in the global security will be able to transfer that interest except in accordance with the applicable procedures of DTC and the applicable procedures of its participants and indirect participants.
     Except as set forth below, as an owner of a beneficial interest in the global security, you will not be entitled to have the notes represented by the global security registered in your name, will not receive or be entitled to receive physical delivery of certificated securities and will not be considered to be the owner or holder of any notes under the global security. We understand that under existing industry practice, if an owner of a beneficial interest in a global security desires to take action that DTC, as the holder of the global security, is entitled to take, DTC would authorize the participants to take such action. Additionally, in such case, the participants would authorize beneficial owners through such participants to take such action or would otherwise take such action upon the instructions of beneficial owners owning through them.
     We will make payments of principal of and interest on the notes represented by the global security registered in the name of and held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of the global security. Neither we, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in the global security or for maintaining, supervising or reviewing any records relating to such beneficial interests.
     We expect that DTC or its nominee, upon receipt of any payment of principal of or interest on the global security, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of DTC or its nominee. We also expect that payments by participants or indirect participants to owners of beneficial interests in the global security held through such participants or indirect participants will be governed by standing instructions and customary practices and will be the responsibility of such participants or indirect participants. We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial interests in the global security for any note or for maintaining, supervising or reviewing any records relating to such beneficial interests or for any other aspect of the relationship between DTC and its participants or indirect participants or the relationship between such participants or indirect participants and the owners of beneficial interests in the global security owning through such participants.
     Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.
     DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account the DTC interests in the global security is credited and only in respect of such portion of the aggregate principal amount of notes as to which such participant has or participants have given such direction. However, if DTC notifies us that it is unwilling to be a depositary for the global security or ceases to be a clearing agency or there is an event of default under the notes, DTC will exchange the global security for certificated securities in fully registered form which it will distribute to its participants. Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in the global security among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility or liability for the performance by DTC or the participants or indirect participants of their respective obligations under the rules and procedures governing their respective operations.
Registration Rights
     We entered into a registration rights agreement with the initial purchasers pursuant to which we agreed, at our expense, to file with the SEC not later than 90 days after the date of original issuance of the notes, subject to certain conditions set forth below, the registration statement of which this prospectus is a part, covering resales by holders of all notes and the common stock issuable upon conversion of the notes. If you sell the notes or shares of common stock issuable upon conversion of the notes under this registration statement, you generally are required to be named as a selling securityholder in the related prospectus, to deliver a prospectus to purchasers and to be bound by the provisions of the registration rights agreement, which are applicable to you (including certain indemnification provisions).
     In the registration rights agreement, we agreed to use our reasonable efforts to:
•	cause such registration statement to become effective as promptly as is practicable, but in no event later than 180 days after the date of original issuance of the notes; and

•	keep the registration statement effective until the earliest of (1) the sale pursuant to the shelf registration statement of the notes and all of the shares of common stock issuable upon conversion of the notes, (2) the date when the holders, other than holders that are our “affiliates,” of the notes and the common stock issuable upon conversion of the notes are able to sell all such securities immediately without restriction pursuant to the provisions of Rule 144 under the Securities Act or any successor rule thereto and (3) January 9, 2009.
     We are permitted to suspend the use of this prospectus if we determine to do so for valid business reasons, including circumstances relating to pending corporate developments and similar events or public filings with the SEC, for a period not to exceed 45 days in any three-month period and not to exceed an aggregate of 90 days in any twelve-month period. We need not specify the nature of the event giving rise to a suspension in any notice of a suspension provided to the holders.
          If:
     (a) the registration statement, of which this prospectus is a part, shall cease to be effective or fail to be usable, except as permitted in the preceding paragraph, without being succeeded within seven business days by a post-effective amendment or a report filed with the SEC pursuant to the Exchange Act that cures the failure of the registration statement to be effective or usable; or
     (b) this prospectus has been suspended as described in the preceding paragraph longer than the period permitted by such paragraph, each such occurrence being referred to as a “registration default,” additional interest will accrue on the notes, from and including the day following the registration default to but excluding the day on which the registration default has been cured. Additional interest will be paid semi-annually in arrears, with the interest payment due on the first regular interest payment date following the date on which such additional interest begins to accrue, and will accrue at an annual rate per year equal to:
•	0.25% of the principal amount of the notes to and including the 90th day following such registration default; and

•	0.50% of the principal amount of the notes from and after the 91st day following such registration default,

in each case in addition to the applicable coupon rate for the notes.
     In no event will additional interest accrue after the registration statement termination date or at a rate per year exceeding 0.50% of the principal amount of the notes. In addition, no holder who has failed to provide us with a completed questionnaire will be entitled to receive additional interest. We will have no other liabilities for monetary damages with respect to any registration default. If you convert some or all of its notes into common stock, you will not be entitled to receive any additional interest with respect to such common stock or the principal amount of the notes converted.
     This summary of the registration rights agreement is not complete. This summary is subject to, and is qualified in its entirety by reference to, all of the provisions of the registration rights agreement.
SELLING SECURITYHOLDERS
     We originally issued the notes in a private placement in January 2008. The notes were resold by the initial purchasers to persons reasonably believed by the initial purchasers to be “qualified institutional buyers” as defined by Rule 144A under the Securities Act. The selling securityholders may from time to time offer and sell pursuant to this prospectus any or all of the notes listed below and the shares of common stock issuable upon conversion of such notes. When we refer to the “selling securityholders” in this prospectus, we mean those persons listed in the table below, as well as the pledgees, donees, assignees, transferees, successors and others who later hold any of the selling securityholders’ interests. The table below sets forth the name of each selling securityholder, the principal amount of notes that each selling securityholder beneficially owns and may offer pursuant to this prospectus, the number of shares of common stock into which such notes are convertible, the number of shares of common stock offered, and the number of shares of common stock and the principal amount of notes owned by the selling securityholders after the completion of the offering. Unless set forth below, to our knowledge, none of the selling securityholders has, or within the past three years has had, any material relationship with us or any of our predecessors or affiliates or beneficially owns in excess of 1% of the outstanding common stock. The principal amounts of the notes provided in the table below are based on information provided to us by each of the selling securityholders as of March 31, 2008. The number of shares of common stock that may be sold is calculated based on a daily conversion rate not to exceed 22.3513 shares per $1,000 principal amount of notes. Since the date on which each selling securityholder provided this information, each selling securityholder identified below may have sold, transferred or otherwise disposed of all or a portion of its notes in a transaction exempt from the registration requirements of the Securities Act. Information concerning the selling securityholders may change from time to time and any changed information will be set forth in supplements or amendments to this prospectus to the extent required. In addition, the conversion ratio, and therefore the number of shares of our common stock issuable upon conversion of the notes, is subject to adjustment. Accordingly, the number of shares of common stock issuable upon conversion of the notes may increase or decrease.
     The selling securityholders may from time to time offer and sell any or all of the securities under this prospectus. Because the selling securityholders are not obligated to sell the notes or the shares of common stock issuable upon conversion of the notes, we cannot estimate the amount of the notes or how many shares of common stock that the selling securityholders will hold upon consummation of any such sales.

	Principal Amount
	of Notes			Number of Shares of	Principal Amount	Number of Shares
	Beneficially	Number of Shares		Common Stock	of Notes	of Common Stock
	Owned Prior to	of Common Stock		Issuable Upon	Beneficially	Beneficially
	the Offering and	Beneficially		Conversion of the	Owned Upon	Owned
	That May	Owned Prior to		Notes That May	Completion of	Upon Completion of
Selling Securityholder	be Offered	the Offering(1)		be Offered(2)	the Offering(3)	the Offering(3)
Alexandra Global Master Fund Ltd. (4)	$5,000,000	111,756		111,756	—	—
Allstate Insurance Company (5)(6)	$500,000	45,161	(7)	11,176	—	33,985
Continental Assurance Company on behalf of its Separate Account (E) (5)	$100,000	2,235		2,235	—	—
DBAG London (8)	$31,740,000	709,430		709,430	—	—
Forest Opportunity Fund (9)	$500,000	11,176		11,176	—	—
Highbridge Convertible Arbitrage Master Fund L.P. (10)	$3,200,000	71,524		71,524	—	—
Highbridge International LLC (11)	$17,050,000	666,841	(12)	381,090	—	285,751
Jabcap Multi Strategy Master Fund Limited (13)	$10,125,000	226,307		226,307	—	—
J-Invest Ltd. (14)	$2,375,000	53,084		53,084	—	—
Merrill Lynch, Pierce, Fenner & Smith Incorporated (5)	$500,000	11,236	(15)	11,176	—	60
RCG Latitude Master Fund, Ltd. (5)(16)	$3,062,500	68,451		68,451	—	—
RCG PB, LTD. (5)(17)	$3,587,500	80,185		80,185	—	—
S.A.C. Arbitrage Fund, LLC (18)	$7,500,000	267,598	(19)	167,635	—	99,963
Steelhead Pathfinder Master LP (20)	$150,000	3,353		3,353	—	—
Vicis Capital Master Fund (21)	$6,000,000	134,108		134,108	—	—
Wells Fargo & Company (5)	$1,000,000	22,351		22,351	—	—
Xavex Convertible Arbitrage 5 (5)(22)	$350,000	7,823		7,823	—	—
All other holders of notes or future transferees, pledges, donees, assignees or successors of any such holders (23)(24)	$107,260,000	2,397,400		2,397,400	—	—

(1)	Shares in this column include the maximum number of shares of common stock issuable upon conversion of the notes, a maximum number of additional shares as described in footnotes (7), (12), (15) and (19) below, and shares as described in (12) below.

(2)	Assumes conversion of all of the securityholders’ notes at a conversion rate of approximately 22.3513 shares of common stock per $1,000 principal amount of the notes. This conversion rate is subject to adjustment, however, as described under “Description of the Notes — Conversion Rights.” As a result, the number of shares of common stock issuable upon conversion of the notes may increase or decrease in the future.

(3)	Assumes that each selling securityholder will sell all of the notes and common stock issuable upon conversion of the notes owned by the selling securityholder and covered by this prospectus and will retain all other securities of the Company held by it other than those covered by this prospectus.

(4)	Mikhail Filimonov may be deemed to exercise voting power or investment control over the securities stated as beneficially owned by this selling securityholder.

(5)	With respect to selling securityholders that are affiliates of broker-dealers, such entities have represented to us that they acquired their notes or underlying common stock in the ordinary course of business and, at the time of purchase of the notes or the underlying common stock, such selling securityholders had no agreements or understandings, directly or indirectly, with any person to distribute the notes or underlying common stock. To the extent that we become aware that such entities did not acquire their notes or underlying common stock in the ordinary course of business, or did have such an agreement or understanding, we will file a supplement to the prospectus to designate such affiliate as an “underwriter” within the meaning of the Securities Act.

(6)	The Allstate Corporation is the parent company of Allstate Insurance Company.

(7)	Includes a maximum of 33,985 shares of common stock issuable upon conversion of $1,000,000 principal amount of 2025 Notes beneficially owned by this selling securityholder.

(8)	John Arnone may be deemed to exercise voting power or investment control over the securities stated as beneficially owned by this selling securityholder.

(9)	Forest Investment Management LLC exercises voting and/or dispositive power with respect to the notes and the common stock issuable upon conversion of the notes. Forest Investment Management LLC is wholly owned by Forest Partners II LP, the sole general partner of which is Michael A. Boyd Inc., which is controlled by Michael A. Boyd.

(10)	Highbridge Capital Management, LLC is the trading manager of Highbridge Convertible Arbitrage Master Fund, L.P. and has voting control and investment discretion over the securities held by Highbridge Convertible Arbitrage Master Fund, L.P. Glenn Dubin and Henry Swieca control Highbridge Capital Management, LLC and have voting control and investment discretion over the securities held by Highbridge Convertible Arbitrage Master Fund, L.P. Each of Highbridge Capital Management, LLC, Glenn Dubin and Henry Swieca disclaim beneficial ownership of the securities held by Highbridge Convertible Arbitrage Master Fund, L.P.

(11)	Highbridge Capital Management, LLC is the trading manager of Highbridge International LLC and has voting control and investment discretion over the securities held by Highbridge International LLC. Glenn Dubin and Henry Swieca control Highbridge Capital Management, LLC and have voting control and investment discretion over the securities held by Highbridge International LLC. Each of Highbridge Capital Management, LLC, Glenn Dubin and Henry Swieca disclaim beneficial ownership of the securities held by Highbridge International LLC.

(12)	Includes a maximum of 195,412 shares of common stock issuable upon conversion of $5,750,000 principal amount of 2025 Notes and 90,339 shares of common stock beneficially owned by this selling securityholder.

(13)	Jabre Capital Partners SA is the investment manager of Jabcap Multi Strategy Master Fund Limited. Philippe Jabre is the sole owner of Jabre Capital Partners SA and may be deemed to exercise voting power or investment control over the securities stated as beneficially owned by this selling securityholder.

(14)	Jabre Capital Partners SA is the investment manager of J-Invest Ltd. Philippe Jabre is the sole owner of Jabre Capital Partners SA and may be deemed to exercise voting power or investment control over the securities stated as beneficially owned by this selling securityholder.

(15)	Includes 60 shares of common stock issuable upon conversion of $3,000 principal amount of 2023 Notes beneficially owned by this selling securityholder.

(16)	Ramius Capital Group, L.L.C. (“Ramius Capital”) is the investment adviser of RCG Latitude Master Fund, Ltd. (“Latitude”) and consequently has voting control and investment discretion over securities held by Latitude. Ramius Capital disclaims beneficial ownership of the shares held by Latitude. Peter A. Cohen, Morgan B. Stark, Thomas W. Strauss and Jeffrey M. Solomon are the sole managing members of C4S & Co., L.L.C., the sole managing member of Ramius Capital. As a result, Messrs. Cohen, Stark, Strauss and Solomon may be considered beneficial owners of any shares deemed to be beneficially owned by Ramius Capital. Messrs. Cohen, Stark, Strauss and Solomon disclaim beneficial ownership of any of the securities offered by this selling securityholder.

(17)	Ramius Capital is the investment adviser of RCG PB LTD. (“RCG PB LTD”) and consequently has voting control and investment discretion over securities held by RCG PB LTD. Ramius Capital disclaims beneficial ownership of the shares held by RCG PB LTD. Peter A. Cohen, Morgan B. Stark, Thomas W. Strauss and Jeffrey M. Solomon are the sole managing members of C4S & Co., L.L.C., the sole managing member of Ramius Capital. As a result, Messrs. Cohen, Stark, Strauss and Solomon may be considered beneficial owners of any shares deemed to be beneficially owned by Ramius Capital. Messrs. Cohen, Stark, Strauss and Solomon disclaim beneficial ownership of any of the securities offered by this selling securityholder.

(18)	Pursuant to investment agreements, each of S.A.C. Capital Advisors, LLC (“SAC Capital Advisors”) and S.A.C. Capital Management, LLC (“SAC Capital Management”) share all investment and voting power with respect to the securities held by S.A.C. Arbitrage Fund, LLC. Mr. Steven A. Cohen controls both SAC Capital Advisors and SAC Capital Management. Each of SAC Capital Advisors, SAC Capital Management and Mr. Cohen disclaims beneficial ownership of any of the securities offered by this selling securityholder.

(19)	Includes 99,963 shares of common stock issuable upon conversion of $5,000,000 principal amount of 2023 Notes beneficially owned by this selling securityholder.

(20)	Steelhead Partners LLC is the general partner of the selling securityholder. J. Michael Johnston and Brian K. Klein are the managing members of Steelhead Partners LLC, and therefore may be deemed to exercise voting power or investment control over the securities stated as beneficially owned by this selling securityholder.

(21)	Vicis Capital LLC is the investment manager of this selling securityholder. Shad Stastney, John Succo and Sky Lucas control Vicis Capital LLC and therefore may be deemed to exercise voting power or investment control over the securities stated as beneficially owned by this selling securityholder. Each of Shad Stastney, John Succo and Sky Lucas disclaim beneficial ownership of any of the securities offered by this selling securityholder.

(22)	Ramius Capital is the investment adviser of Xavex Convertible Arbitrage 5 (“Xavex”) and consequently has voting control and investment discretion over securities held by Xavex. Ramius Capital disclaims beneficial ownership of the shares held by Xavex. Peter A. Cohen, Morgan B. Stark, Thomas W. Strauss and Jeffrey M. Solomon are the sole managing members of C4S & Co., L.L.C., the sole managing member of Ramius Capital. As a result, Messrs. Cohen, Stark, Strauss and Solomon may be considered beneficial owners of any shares deemed to be beneficially owned by Ramius Capital. Messrs. Cohen, Stark, Strauss and Solomon disclaim beneficial ownership of any of the securities offered by this selling securityholder.

(23)	Information about other selling securityholders will be set forth in prospectus supplements or amendments, if required.

(24)	Assumes that any other holders of the notes or any future pledges, donees, assignees, transferees or successors of or from any other such holders of the notes do not beneficially own any shares of common stock other than the common stock issuable upon conversion of the notes at a conversion rate of approximately 22.3513 shares of common stock per $1,000 principal amount of the notes.

DESCRIPTION OF CAPITAL STOCK
     The following description of our capital stock and certain provisions of our certificate of incorporation and bylaws is a summary and is qualified in its entirety by the provisions of our certificate of incorporation and bylaws.
     Our authorized capital stock consists of 200,000,000 shares of common stock and 5,000,000 shares of preferred stock.
Common Stock
      As of March 28, 2008, there were 57,156,749 shares of our common stock outstanding. The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The holders of common stock are not entitled to cumulative voting rights with respect to the election of directors, and as a consequence, minority stockholders are not able to elect directors on the basis of their votes alone. Subject to preferences that may be applicable to any shares of preferred stock issued in the future, holders of common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of our company, holders of the common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding preferred stock. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock.
Preferred Stock
     Our board of directors has the authority, without further action by the stockholders, to issue up to 5,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, without any further vote or action by stockholders. The issuance of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation and could have the effect of delaying, deferring or preventing a change in control. We have no present plan to issue any shares of preferred stock.
Registration Rights of Certain Holders
     Certain of our securityholders have registration rights in respect of their shares. Under the agreements between us and the holders of such registration rights, we are required to maintain the effectiveness of certain registration statements covering their shares.
Rights Plan
     On September 27, 2000, our board of directors authorized and declared a dividend distribution of one right for each outstanding share of our common stock payable to stockholders of record at the close of business on September 27, 2000, and authorized the issuance of one such right for each share of our common stock (except as otherwise provided in the rights agreement described below) issued after that date and before the earliest to occur of the “Distribution Date” (as defined below), the time the rights are redeemed, and August 31, 2010. Each right entitles the registered holder to purchase from us one one-thousandth of a share of our Series SRP Junior

Participating Preferred Stock, par value $0.01 per share, at a price of $500.00, subject to adjustment as provided in the rights agreement. The rights will expire at the close of business on August 31, 2010, unless earlier redeemed by us as described below. The description and terms of the rights are set forth in the rights agreement dated as of September 27, 2000 between us and The Bank of New York, as rights agent, or the Rights Agreement.
     The rights are not exercisable until the “Distribution Date,” which is the earlier of (i) the date that is 10 days (or such later date as the board of directors may determine) after the commencement of, or first public announcement of an intention to make, a tender or exchange offer by any person the consummation of which would result in a person or group becoming an “Acquiring Person” (as defined below), or (ii) the date of the first public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, otherwise than pursuant to a “Permitted Offer” (as defined below), beneficial ownership of 17.5% or more of the outstanding shares of common stock. A person or group who acquires beneficial ownership of 17.5% or more of the outstanding shares of common stock is an “Acquiring Person.”
     Until the Distribution Date, (i) the rights will be evidenced by the common stock certificates and will be transferred with and only with such common stock certificates, and (ii) the surrender for transfer of any certificates for common stock outstanding will also constitute the transfer of the rights associated with the common stock represented by such certificates. As soon as practicable after the Distribution Date, right certificates will be mailed to holders of record of the common stock as of the close of business on the Distribution Date and, thereafter, the separate right certificates alone will represent the rights.
Flip-in right
     In the event that any person becomes an Acquiring Person (other than pursuant to a Permitted Offer), the rights will be modified automatically so that each holder of a right will thereafter have, in lieu of the right to purchase shares of preferred stock, the right to receive upon exercise of the right at a price equal to the exercise price, the number of shares of common stock which, immediately before such Acquiring Person became an Acquiring Person, had a market value equal to twice the amount of the exercise price of the right. Notwithstanding the foregoing, after such person shall have become an Acquiring Person, all rights that are, or under certain circumstances specified in the rights agreement were, beneficially owned by any Acquiring Person or any affiliate or associate thereof will be null and void. A “Permitted Offer” is a tender or exchange offer which is for all of our outstanding shares of common stock at a price and on terms which the board of directors determines to be adequate and in the best interests of us and our stockholders other than such Acquiring Person, its affiliates and associates.
Flip-over right
     In the event that, at any time after a person or group has become an Acquiring Person, (i) we are acquired in a merger or other business combination in which the holders of all of the outstanding shares of common stock immediately prior to the consummation of the transaction are not the holders of all of the surviving corporation’s voting power or (ii) more than 50% of our assets or earning power is sold or transferred, in either case with or to an Acquiring Person or any affiliate or associate thereof or any other person in which such Acquiring Person, affiliate or associate has an interest or any person acting on behalf of or in concert with such Acquiring Person (or, if in such transaction all holders of shares of common stock are not treated alike, any other person), then each holder of a right (except rights which previously have become null and void as set forth above) shall thereafter have the right to receive, upon exercise of the right at a price equal to the exercise price, shares of common stock of the acquiring company having a value equal to twice the amount of the exercise price of the right. Each such holder of a right will continue to have a flip-over right whether or not such holder exercises or surrenders the flip-in right, and such holder will have a successive flip-over right on each occurrence of a transaction specified under (i) and (ii) above.
Redemption
     At any time before a person or group becomes an Acquiring Person, we may redeem the rights in whole, but not in part, at a price of $0.001 per right, subject to adjustment. Immediately upon the action of the board of directors ordering redemption of the rights, the right to exercise the rights will terminate and the only right of the holders of rights will be to receive the Redemption Price as defined in the Rights Agreement.

Anti-takeover Effects of Provisions of our Charter and Bylaws
     Our certificate of incorporation and bylaws discourage certain types of transactions involving an actual or potential change in control of our company which might be beneficial to our company or its stockholders. Our certificate of incorporation requires that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of the stockholders and may not be effected by a consent in writing. Our bylaws allow special meetings of stockholders to be called only by a majority vote of our board of directors or by our stockholders holding 20% of our outstanding shares upon 90 days prior written notice, and impose advance notice requirements and procedures for the submission by stockholders of nominations for our board of directors and stockholder proposals.
Transfer Agent and Registrar
     The Transfer Agent and Registrar for our common stock is The Bank of New York. The address is Stock Transfer Administration, 101 Barclay Street, 11th Floor East, New York, New York 10286, and its telephone number is (212) 815-3881.
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
     The following is a summary of certain U.S. federal income tax consequences of the ownership and disposition of the notes and, with respect to Non-U.S. Holders (as defined below), of our common stock. This discussion applies only to holders that:
•	purchase notes from a “selling securityholder” (described under “Selling Securityholders” above) pursuant to an offering of such notes under this prospectus after the notes are first registered with the Securities and Exchange Commission; and

•	hold the notes and our common stock as capital assets.
     This summary does not address the effect of the U.S. federal estate or gift tax laws or the tax considerations arising from the laws of any foreign, state or local jurisdiction.
     This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:
•	regulated investment companies;

•	banks and insurance companies;

•	certain other financial institutions;

•	dealers or certain traders in securities;

•	persons holding the notes or our common stock as part of a hedge, “straddle,” integrated transaction or similar transaction;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	S corporations, partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

•	traders in securities that elect to use the mark-to-market method of accounting for their securities’ holdings;

•	tax-exempt entities;

•	persons subject to the alternative minimum tax; or

•	Non-U.S. Holders (as defined below) that own, or are deemed to own, more than 5% of our common stock, persons that beneficially own more than 5% of the fair market value of the notes, or holders that, on the date of acquisition of the notes, own notes with a fair market value of more than 5% of the fair market value of our common stock.
     If an entity that is classified as a partnership for U.S. federal income tax purposes holds notes or our common stock, the U.S. federal income tax treatment of a partner in such partnership will generally depend on the status of the partner and upon the activities of the partnership. Partnerships holding notes or our common stock and partners in such partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences of holding and disposing of the notes or our common stock.
     This summary is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein, possibly with retroactive effect. Persons considering the purchase of notes are urged to consult their tax advisors with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.
Classification of the Notes
     Under the indenture governing the notes, we and every holder agree (in the absence of an administrative pronouncement or judicial ruling to the contrary), for U.S. federal income tax purposes, to treat the notes as indebtedness that is subject to the Treasury regulations governing contingent payment debt instruments, which we refer to as the contingent debt regulations, as described below, and to be bound by our application of the contingent debt regulations to the notes, including our determination of the rate at which interest will be deemed to accrue on the notes, the related “projected payment schedule” determined by us as described below, and our treatment of the fair market value of any of our common stock (and any cash) received upon conversion of a note as a contingent payment.
     Although we intend to treat the notes as indebtedness for U.S. federal income tax purposes that is subject to the contingent debt regulations, certain aspects of the application of the contingent debt regulations are uncertain and we do not intend to request a ruling from the Internal Revenue Service (the “IRS”) with respect to the treatment of the notes. The IRS has issued a revenue ruling with respect to instruments having certain features similar to the notes. To the extent the ruling addresses an issue, this ruling supports certain aspects of the treatment described below. Notwithstanding the issuance of this ruling, the U.S. federal income tax consequences of the ownership and disposition of the notes is uncertain. Accordingly, holders should be aware that a different treatment from that described below could affect the amount, timing, source and character of income, gain or loss with respect to an investment in the notes. For example, a holder may be required to accrue interest income at a higher or lower rate, may not recognize income, gain or loss upon conversion of a note into our common stock, and may recognize capital gain or loss upon a taxable disposition of a note.
     The remainder of this discussion assumes that our treatment of the notes and our application of the contingent debt regulations to the notes will be respected.
Tax Consequences to U.S. Holders
     As used herein, the term “U.S. Holder” means, for U.S. federal income tax purposes, a beneficial owner of a note that is:
•	an individual citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust, if (i) a U.S. court can exercise primary jurisdiction over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) the trust has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.
     The term “U.S. Holder” also includes certain former individual citizens and residents of the United States.
Interest Accruals on the Notes
     Pursuant to the contingent debt regulations, U.S. Holders of the notes will be required to accrue interest income on the notes on a constant-yield basis, based on a comparable yield as described below (even if market conditions have changed since the original issue date of the notes), regardless of whether such holders use the cash or accrual method of accounting for U.S. federal income tax purposes. As such, U.S. Holders generally will be required to include interest in income each year in excess of any stated interest payments (including any contingent interest payments) actually received in that year.
     The contingent debt regulations provide that a U.S. Holder must accrue an amount of ordinary interest income, as original issue discount for U.S. federal income tax purposes, for each accrual period that equals:
•	the product of (a) the adjusted issue price (as defined below) of the notes as of the beginning of the accrual period and (b) the comparable yield (as defined below) of the notes, adjusted for the length of the accrual period:

•	divided by the number of days in the accrual period; and

•	multiplied by the number of days during the accrual period that the U.S. Holder held the notes.
     The “adjusted issue price” of a note is its issue price increased by any interest income previously accrued since the original issue date, determined without regard to any adjustments to interest accruals described below, and decreased by the projected amount of any payments (in accordance with the projected payment schedule described below) previously made with respect to the notes since the original issue date.
     The term “comparable yield” as used in the contingent debt regulations means the annual yield we would pay, as of the original issue date, on a fixed-rate, nonconvertible debt instrument with no contingent payments, but with terms and conditions otherwise comparable to those of the notes. We have determined that the comparable yield on the notes is a rate of 7.51% per annum, compounded semi-annually. The rules prescribed in the contingent debt regulations for calculating the comparable yield are not entirely clear. If our determination of the comparable yield were successfully challenged by the IRS, the redetermined yield could be materially greater or less than the comparable yield determined by us.
     The contingent debt regulations require that we provide to U.S. Holders, solely for U.S. federal income tax purposes, a schedule of the projected amounts of payments (the “projected payment schedule”) on the notes. This schedule must produce a yield to maturity that equals the comparable yield. The projected payment schedule includes estimates for contingent interest payments and an estimate for a payment at maturity taking into account the conversion feature. In this regard, the fair market value of any of our common stock (and/or the amount of any cash) received by a U.S. Holder upon conversion will be treated as a contingent payment. U.S. Holders may obtain the projected payment schedule by submitting a written request for such information to us at: OSI Pharmaceuticals, Inc., 41 Pinelawn Road, Melville, NY 11747, Attention: Chief Financial Officer.
     By purchasing a note, a U.S. Holder agrees in the indenture to be bound by our determination of the comparable yield and projected payment schedule and agrees to use the comparable yield and projected payment schedule in determining its interest accruals, and the adjustments thereto described below, in respect of the notes for U.S. federal income tax purposes.
     The comparable yield and the projected payment schedule are not used for any purpose other than to determine a U.S. Holder’s interest accruals and adjustments thereto in respect of the notes for U.S. federal income tax purposes. They do not constitute a projection or representation by us regarding the actual amounts that will be paid on the notes, or the value at any time of our common stock into which the notes may be converted.
Adjustments to Interest Accruals on the Notes
     If, during any taxable year, a U.S. Holder of the notes receives actual payments (including payments of additional interest as described in “Description of the Notes — Registration Rights”) with respect to such notes that, in the aggregate, exceed the total amount of projected payments for that taxable year, such excess will be treated as a “net positive adjustment” under the contingent debt regulations. The U.S. Holder will treat a net positive adjustment as additional interest income in that taxable year. For these purposes, the payments in a taxable year include the fair market value of property received in that year (including any common stock and cash received upon conversion).
     If a U.S. Holder receives in a taxable year actual payments with respect to the notes that, in the aggregate, are less than the amount of projected payments for that taxable year, the deficit will be treated as a “net negative adjustment” under the contingent debt regulations. This net negative adjustment will:
     (a) reduce the U.S. Holder’s interest income on the notes for that taxable year;
     (b) to the extent of any excess after the application of (a), give rise to an ordinary loss to the extent of the U.S. Holder’s total interest income on the notes during prior taxable years, reduced to the extent such interest was offset by prior net negative adjustments; and
     (c) to the extent of any excess after the application of (a) and (b), be carried forward as a negative adjustment to offset future interest income with respect to the notes or to reduce the amount realized on a sale, exchange, conversion, redemption or repurchase of the notes,
     A net negative adjustment is not subject to the two percent floor limitation on miscellaneous itemized deductions.
     Special rules will apply if the amount of a contingent payment on a note becomes fixed more than six months prior to the due date of the payment. Generally, in this case a U.S. holder would be required to make adjustments to account for the difference between the present value of the amount so treated as fixed and the present value of the projected payment. The present value of each amount is determined by discounting the amount from the date the payment is due to the date the payment becomes fixed, discounted at the comparable yield of the note. A U.S. Holder’s adjusted tax basis in the note would also be affected. U.S. Holders are urged to consult their tax advisors concerning the application of these special rules.
Purchase of Notes at a Price Other Than the Adjusted Issue Price
     If a U.S. Holder purchases a note for an amount that differs from the adjusted issue price of the note at the time of purchase, the U.S. Holder will be required to make additional positive or negative adjustments to interest accruals on the note equal to the difference between the purchase price of the note and its adjusted issue price at the time of purchase. If the purchase price of the note is less than its adjusted issue price at the time of purchase, a positive adjustment will result, and if the purchase price is greater than its adjusted issue price at the time of purchase, a negative adjustment will result. Such adjustment must be allocated between daily portions of accrued interest and projected payments on the note in the manner set forth in the next succeeding paragraph. Any adjustment allocated to a daily portion of accrued interest will be taken into account on the date such daily portion accrues. Any adjustment allocated to one or more projected payments will be taken into account when the relevant projected payment is made (or if the projected payment becomes fixed more than six months prior to the due date for payment, when such payment becomes fixed). Any such positive or negative adjustment will increase or decrease, respectively, the U.S. Holder’s adjusted tax basis in the note at the time such adjustment is required to be taken into account.
     If the note is not treated as exchange listed property for U.S. federal income tax purposes, the U.S. Holder will be required to reasonably allocate the positive or negative adjustment (as the case may be) described above to daily portions of accrued interest (for example, to the extent the adjustment is attributable to a change in interest rates since the original issue date of the notes) or projected payments (for example, to the extent the adjustment is attributable to a change in the expected amounts of contingent payments potentially payable in respect of the note, and not to a change in the interest rates) over the remaining term of the note. On the other hand, if the note is treated as exchange listed property for U.S. federal income tax purposes, the U.S. Holder generally would be permitted, but not required, to allocate such adjustment on a pro rata basis to the daily portions of accrued interest (as described under “—Interest Accruals on the Notes” above) over the remaining term of the note. This pro rata allocation, however, would not be reasonable and thus would not be permitted to the extent that the allocation produces a deemed yield on the note that is less than the applicable federal rate of the note as of the purchase date (determined as if the remaining term of the note were the term of the note). The note will generally be treated as exchange listed property if it is listed on either a national securities exchange or an interdealer quotation system sponsored by a national securities association. Currently, the notes are not considered to be exchange listed property.
     U.S. Holders are urged to consult their tax advisors concerning the application of these rules.
Sale, Exchange, Conversion, Redemption or Repurchase of the Notes
     Generally, the sale, exchange, conversion, redemption or repurchase of a note will result in taxable gain or loss to a U.S. Holder equal to the difference between (a) the amount of cash plus the fair market value of any other property received by the U.S. Holder, including the fair market value of any of our common stock received, and (b) the U.S. Holder’s adjusted tax basis in the note. As discussed under “— Adjustments to Interest Accruals on the Notes” above, to the extent that a U.S. Holder has any net negative adjustment carried forward, the U.S. Holder may use such net negative adjustment from a previous year to reduce the amount realized on the sale, exchange, conversion, redemption or repurchase of the notes.
     A U.S. Holder’s adjusted tax basis in a note generally will be equal to the U.S. Holder’s original purchase price for the note, increased by any interest income previously accrued by the U.S. Holder (determined without regard to any adjustments to interest accruals described above) and decreased by the amount of any projected payments scheduled to be made in respect of the note prior to such sale, exchange, conversion, redemption or repurchase under the projected payment schedule (without regard to the actual amount paid and adjusted by the amount of additional positive or negative adjustments described above under “—Purchase of Notes at a Price Other than the Adjusted Issue Price.”).
     Gain recognized by a U.S. Holder upon a sale, exchange, conversion, redemption or repurchase of a note generally will be treated as ordinary interest income. Any loss will be ordinary loss to the extent of the excess of previous interest inclusions over the total net negative adjustments previously taken into account as ordinary losses in respect of the note, and, thereafter, capital loss (which will be long-term if the note has been held for more than one year). The deductibility of capital losses is subject to limitations. A U.S. Holder who sells the notes at a loss that meets certain thresholds may be required to file a disclosure statement with the IRS.
     A U.S. Holder’s tax basis in our common stock received upon conversion of a note will equal the then current fair market value of such common stock. The U.S. Holder’s holding period for the common stock received may commence on the day immediately following the date of conversion.
     As described above, our calculation of the comparable yield and the projected payment schedule for the notes includes the receipt of stock upon conversion as a contingent payment with respect to the notes. Accordingly, we intend to treat the receipt of our common stock upon conversion of a note as a contingent payment.
Constructive Distributions
     The conversion rate of the notes will be adjusted in certain circumstances. Under the Code and applicable Treasury regulations, adjustments that have the effect of increasing a U.S. Holder’s interest in our assets or earnings and profits (such as a conversion rate adjustment in connection with a payment of dividends to our shareholders) may, in some circumstances, result in a deemed distribution to the U.S. Holder. Notwithstanding the general principles described above, because the notes are subject to the contingent debt regulations, and because the interaction of the contingent debt regulations and the constructive distribution rules is not entirely clear, it is possible that adjustments to the conversion rate may not result in a deemed distribution in any circumstance. You should consult your tax advisor with respect to the U.S. federal income tax consequences and treatment of any conversion rate adjustments.
     Any constructive distribution will be taxable as a dividend, return of capital, or capital gain in accordance with the rules under the Code governing corporate distributions. However, it is unclear whether such deemed distribution would be eligible for the reduced tax rate applicable to certain dividends paid to non-corporate holders or for the dividends-received deduction applicable to certain dividends paid to corporate holders. U.S. Holders should carefully review the conversion rate adjustment provisions and consult their own tax advisors with respect to the tax consequences of any such adjustment.
Assumption of our Obligations Following a Consolidation, Merger or Sale or Disposal of Assets
     Following a consolidation or merger involving us or a transfer of all or substantially all of our assets, our obligations under the notes and the applicable indenture may be assumed by a party to such consolidation, merger or asset transfer (see “Description of the Notes — Consolidation, Merger, Sale or Conveyance”). Such assumption of our obligations under the notes and the applicable indenture may be a fully taxable event.
Backup Withholding and Information Reporting
     Information returns will be filed with the IRS in connection with the accrual of original issue discount and payments on the notes and the receipt of the proceeds from a sale or other disposition of the notes unless a U.S. Holder establishes an exemption from information reporting. A U.S. Holder will be subject to U.S. backup withholding on these payments if the U.S. Holder fails to provide its taxpayer identification number to the paying agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.
Tax Consequences to Non-U.S. Holders
     As used herein, the term “Non-U.S. Holder” means, for U.S. federal income tax purposes, a beneficial owner of a note or our common stock that is:
•	a nonresident alien individual;

•	a foreign corporation; or

•	a foreign estate or trust.
     “Non-U.S. Holder” does not include a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition of the notes or our common stock and who is not otherwise a resident of the United States for U.S. federal income tax purposes. Such a holder is urged to consult his or her own tax advisors regarding the U.S. federal income tax consequences of the sale, exchange or other disposition of the notes or our common stock.
     Non-U.S. Holders for whom income or gain in respect of the notes or our common stock is effectively connected with a trade or business in the United States will be taxed as described below under “— Income Effectively Connected with a Trade or Business in the United States,” and the otherwise applicable discussion below under “— Payments on the Notes,” “— Sale, Exchange or Other Disposition of the Notes or Shares of Our Common Stock,” “— Dividends on our Common Stock,” and “— Constructive Dividends” will not apply to such income or gain.

     Non-U.S. Holders should consult their own tax advisors to determine the U.S. federal, state, local and foreign tax consequences that may be relevant to them.
Payments on the Notes
     Subject to the discussion below concerning backup withholding, payments of principal and interest (including original issue discount and payment upon conversion, other than, possibly, amounts attributable to certain conversion rate adjustments) on the notes by us or any paying agent to any Non-U.S. Holder will not be subject to U.S. federal income withholding tax, provided that:
•	the Non-U.S. Holder does not own, actually or constructively, ten percent or more of the total combined voting power of all classes of our stock entitled to vote;

•	the Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership; or

•	the Non-U.S. Holder is not a bank receiving interest under Section 881(c)(3)(A) of the Code; and

•	the certification requirement described below has been fulfilled with respect to the beneficial owner.
     Certification Requirement
     Interest and original issue discount on a note will not be exempt from withholding tax unless the beneficial owner of the note certifies on a properly executed IRS Form W-8BEN (or successor form), under penalties of perjury, that it is not a United States person.
Sale, Exchange or Other Disposition of the Notes or Shares of our Common Stock
     Subject to the discussion below concerning backup withholding and provided, in the case of gain realized in respect of the notes, the requirements described above under “— Payments on the Notes” are met, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on gain realized on a sale or other disposition of the notes or our common stock, unless we are or have been a U.S. real property holding corporation, as defined in the Code, at any time within the five-year period preceding the disposition or the Non-U.S. Holder’s holding period, whichever period is shorter, and our common stock has ceased to be traded on an established securities market prior to the beginning of the calendar year in which the sale or disposition occurs.
     We believe that we are not, and do not anticipate becoming, a U.S. real property holding corporation.
Dividends on our Common Stock
     Dividends paid to a Non-U.S. Holder of our common stock generally will be subject to withholding tax at a 30% rate or a reduced rate specified by an applicable income tax treaty. In order to obtain a reduced rate of withholding, a Non-U.S. Holder will be required to provide a properly executed IRS Form W-8BEN (or successor form) certifying its entitlement to benefits under a treaty.
Constructive Dividends
     If a Non-U.S. Holder were deemed to have received a constructive dividend (see “— Tax Consequences to U.S. Holders — Constructive Distributions” above), the Non-U.S. Holder generally would be subject to withholding tax at a 30% rate, subject to reduction by an applicable tax treaty, on the taxable amount of the dividend. To claim the benefit of a tax treaty, a Non-U.S. Holder must comply with all certification requirements necessary to qualify for treaty benefits. In the case of any constructive dividend, it is possible that the U.S. federal income tax on this constructive dividend would be withheld from interest, shares of our common stock or sales proceeds paid or credited to a Non-U.S. Holder. A Non-U.S. Holder who is subject to withholding tax under such circumstances should consult its own tax advisors as to whether it can obtain a refund for all or a portion of the withholding tax.
Income Effectively Connected with a Trade or Business in the United States
     Subject to the discussion below concerning backup withholding, if a Non-U.S. Holder of a note or our common stock is engaged in a trade or business in the United States, and if interest (including original issue discount) on the note or dividend paid (including any constructive dividend as described above under “— Tax Consequences to U.S. Holders — Constructive Distributions”) in respect of our common stock (as the case may be) is effectively connected with the conduct of this trade or business (or, where an applicable income tax treaty applies, is attributable to a U.S. permanent establishment), the Non-U.S. Holder will be exempt from the withholding tax described above. To claim an exemption from withholding tax, the Non-U.S. Holder will be required to provide us a properly executed IRS Form W-8ECI (or successor form) certifying that the interest on the note or dividend received (including any constructive dividend) in respect of our common stock is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States. A non-U.S. corporation receiving effectively connected income may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate).
     Non-U.S. Holders for whom income or gain in respect of the notes or our common stock (including interest and dividends) is effectively connected with a trade or business in the United States (or, where an applicable income tax treaty applies, is attributable to a U.S. permanent establishment) will generally be taxed with respect to such income or gain in the same manner as a U.S. Holder (see “— Tax Consequences to U.S. Holders” above), subject to an applicable income tax treaty providing otherwise. Such Non-U.S. Holders should consult their own tax advisors with respect to other U.S. tax consequences of the ownership and disposition of the notes including the possible imposition of a 30% branch profits tax.
Backup Withholding and Information Reporting
     Information returns will be filed with the IRS in connection with payments on the notes and on our common stock. Unless the Non-U.S. Holder complies with certification procedures to establish that it is not a United States person, information returns may be filed with the IRS in connection with the proceeds from a sale or other disposition of the notes or our common stock, and Non-U.S. Holders may be subject to U.S. backup withholding on payments on the notes and on our common stock or on the proceeds from a sale or other disposition of the notes or our common stock. Compliance with the certification procedures required to claim the exemption from withholding tax on interest (including original issue discount) described above will satisfy the certification requirements necessary to avoid the backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.
BENEFIT PLAN INVESTOR CONSIDERATIONS
     The notes may be purchased and held by an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or by an individual retirement account or other plan subject to Section 4975 of the Code. A fiduciary of an employee benefit plan subject to ERISA must determine that the purchase and holding of notes or the underlying shares, if any, is consistent with its fiduciary duties under ERISA. The fiduciary of an ERISA plan, as well as any other prospective investor subject to Section 4975 of the Code or any similar law, must also determine that its purchase and holding of notes or the underlying shares, if any, does not result in a non-exempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code or similar law. Each purchaser and transferee of notes who is subject to ERISA and/or Section 4975 of the Code or a similar law will be deemed to have represented by its acquisition and holding of notes and the underlying shares, if any, that its acquisition and holding of notes and the underlying shares, if any, does not constitute or give rise to a non-exempt prohibited transaction under ERISA, Section 4975 of the Code or any similar law.

PLAN OF DISTRIBUTION
     The selling securityholders will be offering and selling all of the securities offered and sold under this prospectus. We will not receive any of the proceeds from the offering of the notes or the shares of common stock issuable upon conversion of the notes by the selling securityholders. In connection with the initial offering of the notes, we entered into a registration rights agreement dated January 9, 2008 with the initial purchasers of the notes. Securities may only be offered or sold under this prospectus pursuant to the terms of the registration rights agreement. However, selling securityholders may resell all or a portion of the securities in open market transactions in reliance upon Rule 144 or Rule 144A under the Securities Act, provided they meet the criteria and conform to the requirements of one of these rules. We are registering the notes and the shares of common stock issuable upon conversion of the notes covered by this prospectus to permit holders to conduct public secondary trading of these securities from time to time after the date of this prospectus. We have agreed, among other things, to bear all expenses, other than underwriting discounts and selling commissions, in connection with the registration of the notes and the shares of common stock issuable upon conversion of the notes covered by this prospectus.
     The selling securityholders and any such broker-dealers or agents who participate in the distribution of the notes and the shares of common stock issuable upon conversion of the notes may be deemed to be “underwriters.” As a result, any profits on the sale of the underlying common stock by selling securityholders and any discounts, commissions or concessions received by any such broker-dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. If the selling securityholders are deemed to be underwriters, the selling securityholders may be subject to statutory liabilities including, but not limited to, those of Section 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.
     The selling securityholders may sell all or a portion of the notes and shares of common stock beneficially owned by them and offered hereby from time to time:
•	directly; or

•	through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or concessions from the selling securityholders and/or from the purchasers of the notes and shares of common stock for whom they may act as agent.
The notes and the shares of common stock may be sold from time to time in one or more transactions at:
•	fixed prices, which may be changed;

•	prevailing market prices at the time of sale;

•	varying prices determined at the time of sale; or

•	negotiated prices.
     These prices will be determined by the holders of the securities or by agreement between these holders and underwriters or dealers who may receive fees or commissions in connection with the sale. The aggregate proceeds to the selling securityholders from the sale of the notes or shares of common stock offered by them hereby will be the purchase price of the notes or shares of common stock less discounts and commissions, if any. Each of the selling securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of notes or common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

     The sales described in the preceding paragraph may be effected in transactions:
•	on any national securities exchange or quotation service on which the notes or shares of common stock may be listed or quoted at the time of sale, including the Nasdaq Global Select Market in the case of the shares of common stock;

•	in the over-the counter market;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market; or

•	through the writing of options.
     These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.
     In connection with sales of the notes and shares of common stock issuable upon conversion thereof or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers. These broker-dealers may in turn engage in short sales of the notes and shares of common stock issuable upon conversion thereof in the course of hedging their positions. The selling securityholders may also sell the notes and shares of common stock short and deliver the notes and shares of common stock issuable upon conversion thereof to close out short positions, or loan or pledge notes and shares of common stock issuable upon conversion thereof to broker-dealers that in turn may sell the notes and shares of common stock.
     Our outstanding common stock is listed for trading on the NASDAQ Global Select Market under the symbol “OSIP.” Since their issuance, the notes have been eligible for trading on the PORTAL Market. However, notes resold pursuant to this prospectus are not eligible for trading on The PORTAL Market. We have no plans to list the notes on any national securities exchange or to include the notes in any automated quotation system upon their registration and can give no assurance regarding the development of any trading market for the notes. See “Risk Factors—Risks Related to the Notes—An active trading market for the debentures may not develop, and the absence of an active trading market and other factors may adversely impact the price of the notes.”
     In order to comply with the securities laws of some states, if applicable, the notes and any common stock issuable upon conversion thereof may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states, the notes and any common stock issuable upon conversion thereof may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
     To our knowledge, there are currently no plans, arrangements or understandings between any selling securityholders and any underwriter, broker-dealer or agent regarding the sale of the notes and the shares of common stock issuable upon conversion thereof by the selling securityholders. Selling securityholders may not sell any, or may not sell all, of the notes and the shares of common stock offered by them pursuant to this prospectus. In addition, we cannot assure you that a selling securityholder will not transfer, devise or gift the notes and the shares of common stock by other means not described in this prospectus. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus.
     We originally issued the notes to Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc., as initial purchasers, in January 2008 in a transaction exempt from the registration requirements of the Securities Act. The notes were resold by the initial purchasers to persons reasonably believed by the initial purchasers to be “qualified institutional buyers,” as defined in Rule 144A under the Securities Act. Pursuant to the registration rights agreement, we have agreed to indemnify the initial purchasers and each selling securityholder, and each selling securityholder has agreed to indemnify us against specified liabilities arising under the Securities Act. The selling securityholders may also agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the securities against some liabilities, including liabilities that arise under the Securities Act. We have agreed, among other things, to pay all expenses relating to the shelf registration statement of which this prospectus forms a part.

     The selling securityholders and any other person participating in such distribution will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the notes and the underlying shares of common stock by the selling securityholders and any such other person. In addition, Regulation M of the Exchange Act may restrict the ability of any person engaged in the distribution of the notes and the underlying shares of common stock to engage in market-making activities with respect to the particular notes and the underlying shares of common stock being distributed for a period of up to five business days prior to the commencement of distribution. This may affect the marketability of the notes and the underlying shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the notes and the underlying shares of common stock.
     Under the registration rights agreement, we are obligated to use our reasonable efforts to keep the registration statement of which this prospectus is a part effective until the earlier of:
•	January 9, 2009;

•	the date when the holders, other than holders that are “affiliates,” of the notes and the common stock issuable upon conversion of the notes are able to sell all such securities immediately without restriction pursuant to the provisions of Rule 144 under the Securities Act or any successor rule thereto; and

•	the sale pursuant to the Shelf Registration Statement of all of the securities registered thereunder.
     Our obligation to keep the registration statement to which this prospectus relates effective is subject to specified, permitted exceptions set forth in the registration rights agreement. In these cases, we may prohibit offers and sales of the notes and shares of common stock pursuant to the registration statement to which this prospectus relates.
     We will be permitted to suspend the use of this prospectus if we determine to do so for valid business reasons, including circumstances relating to pending corporate developments and similar events or public filings with the SEC, for a period not to exceed 45 days in any three-month period and not to exceed an aggregate of 90 days in any twelve-month period. We need not specify the nature of the event giving rise to a suspension in any notice of a suspension provided to the holders. Prior to suspending such use, we must provide the holders of our notes with written notice of such suspension and each such holder must keep confidential any communications received from us regarding the suspension of the use of this prospectus, except as required by applicable law.
LEGAL MATTERS
     Saul Ewing LLP, Philadelphia, Pennsylvania, will pass upon the validity of the notes and the shares of common stock into which those notes are convertible for us.
EXPERTS
     The consolidated financial statements of OSI Pharmaceuticals, Inc. and subsidiaries as of December 31, 2007 and 2006, and for each of the years in the three-year period ended December 31, 2007, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2007, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The reports refer to the adoption of Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans as of December 31, 2006 and Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, effective January 1, 2006.

You should rely only on the information contained in this prospectus or incorporated by reference. OSI has not authorized anyone to provide you with additional or different information. OSI is not making an offer of these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, regardless of the date of delivery of this prospectus or the date of any sale of the securities.
$200,000,000
3% Convertible Senior Subordinated Notes due 2038
and 4,470,273 Shares of Common Stock Issuable Upon Conversion of the Notes

PROSPECTUS

April 1, 2008

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 14. Other Expenses of Issuance and Distribution.
     The following expenses incurred in connection with the sale of the securities being registered will be borne by us. Other than the SEC registration fee, the amounts stated are estimates.

SEC registration fee	$7,860
Accounting fees and expenses	$10,000
Legal fees and expenses	$75,000
Printing and engraving fees	$10,000

Total	$102,860
Item 15. Indemnification of Directors and Officers.
     Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or another enterprise if serving such enterprise at the request of the corporation. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the court shall deem proper. Section 145 further provides that to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorney’s fees) actually and reasonably incurred by him or her in connection therewith.
     Our Certificate of Incorporation provides that we shall, to the fullest extent authorized by the General Corporation Law of Delaware, indemnify any person, or the legal representative of any person, who is or was a director, officer, employee or agent of us or another enterprise if said person served such enterprise at the our request. The Certificate of Incorporation also provides that any amendment to the General Corporation Law of Delaware shall only be applicable to the extent any such amendment permits us to provide broader indemnification rights than said law permitted us to provide prior to such amendment. Our Certificate of Incorporation further provides that in the case of an action, suit or proceeding initiated by the indemnified person, we shall indemnify the person only if such action, suit or proceeding was authorized by our Board of Directors. Our Certificate of Incorporation also contains a provision eliminating the liability of our directors to us or our stockholders for monetary damages for breach of fiduciary duty except under certain specified circumstances. The Certificate of Incorporation also permits us to maintain insurance to protect ourself and any of our directors, officers, employees or agents against any liability with respect to which we would have the power to indemnify such persons under the General Corporation Law of Delaware. We maintain an insurance policy insuring our directors and officers against certain liabilities.

Item 16. Exhibits.
     The following is a list of exhibits filed as part of the Registration Statement:

4.1	Indenture, by and between OSI Pharmaceuticals, Inc. and The Bank of New York, dated as of January 9, 2008, filed by OSI as an exhibit to the Current Report on Form 8-K on January 15, 2008 (File No. 000-15190), and incorporated herein by reference.

4.2	Form of 3% Convertible Senior Subordinated Note Due 2038 (included in Exhibit 4.1), filed by OSI as an exhibit to the Current Report on Form 8-K on January 15, 2008 (File No. 000-15190), and incorporated herein by reference.

4.3	Registration Rights Agreement, by and among OSI Pharmaceuticals, Inc., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc., dated as of January 9, 2008, filed by OSI as an exhibit to the Current Report on Form 8-K on January 15, 2008 (File No. 000-15190), and incorporated herein by reference.

5.1*	Opinion of Saul Ewing LLP as to the legality of the securities registered hereunder.

8.1*	Opinion of Hogan & Hartson L.L.P. as to certain United States federal tax matters.

12.1*	Computation of Ratios of Earnings to Fixed Charges.

23.1*	Consent of KPMG LLP, independent registered public accounting firm.

23.2*	Consent of Saul Ewing LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on Signature Page of this Registration Statement).

25.1*	A Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York, trustee under the Indenture.

*	Filed herewith.
Item 17. Undertakings.
(a) The undersigned Registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;
               (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
               (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
               (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
               (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 15(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melville, State of New York, on April 1, 2008.

OSI PHARMACEUTICALS, INC.
By:	/s/ Colin Goddard, Ph.D.
Colin Goddard, Ph.D.
Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby makes, constitutes and appoints Colin Goddard, Ph.D. and Michael G. Atieh, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments to this registration statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROBERT A. INGRAM Robert A. Ingram	Chairman of the Board	April 1, 2008

/s/ COLIN GODDARD, PH.D. Colin Goddard, Ph.D.	Director and Chief Executive Officer (principal executive officer)	April 1, 2008

/s/ MICHAEL G. ATIEH Michael G. Atieh	Executive Vice President, Chief Financial Officer and Treasurer (principal financial and	April 1, 2008
accounting officer)

/s/ SANTO J. COSTA Santo J. Costa	Director	April 1, 2008

/s/ DARYL K. GRANNER, M.D. Daryl K. Granner, M.D.	Director	April 1, 2008

/s/ JOSEPH KLEIN, III Joseph Klein, III	Director	April 1, 2008

Signature	Title	Date

/s/ KENNETH B. LEE, Jr. Kenneth B. Lee, Jr.	Director	April 1, 2008

/s/ VIREN MEHTA Viren Mehta	Director	April 1, 2008

/s/ DAVID W. NIEMIEC David W. Niemiec	Director	April 1, 2008

/s/ HERBERT PINEDO, M.D., PH.D. Herbert Pinedo, M.D., Ph.D.	Director	April 1, 2008

/s/ KATHARINE B. STEVENSON Katharine B. Stevenson	Director	April 1, 2008

/s/ JOHN P. WHITE, ESQUIRE John P. White, Esquire	Director	April 1, 2008

EXHIBIT INDEX

Exhibit No.	Exhibit

4.1	Indenture, by and between OSI Pharmaceuticals, Inc. and The Bank of New York, dated as of January 9, 2008, filed by OSI as an exhibit to the Current Report on Form 8-K on January 15, 2008 (File No. 000-15190), and incorporated herein by reference.

4.2	Form of 3% Convertible Senior Subordinated Note Due 2038 (included in Exhibit 4.1), filed by OSI as an exhibit to the Current Report on Form 8-K on January 15, 2008 (File No. 000-15190), and incorporated herein by reference.

4.3	Registration Rights Agreement, by and among OSI Pharmaceuticals, Inc., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc., dated as of January 9, 2008, filed by OSI as an exhibit to the Current Report on Form 8-K on January 15, 2008 (File No. 000-15190), and incorporated herein by reference.

5.1*	Opinion of Saul Ewing LLP as to the legality of the securities registered hereunder.

8.1*	Opinion of Hogan & Hartson L.L.P. as to certain United States federal tax matters.

12.1*	Computation of Ratios of Earnings to Fixed Charges.

23.1*	Consent of KPMG LLP, independent registered public accounting firm.

23.2*	Consent of Saul Ewing LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on Signature Page of this Registration Statement).

25.1*	A Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York, trustee under the Indenture.

*	Filed herewith.